____________________________________________________________
           ____________________________________________________________




               FALCON CABLE MEDIA, A CALIFORNIA LIMITED PARTNERSHIP
                      FALCON CABLE SYSTEMS COMPANY II, L.P.
               FALCON CABLEVISION, A CALIFORNIA LIMITED PARTNERSHIP
                           FALCON COMMUNITY CABLE, L.P.
                 FALCON COMMUNITY VENTURES I LIMITED PARTNERSHIP
                                FALCON FIRST, INC.
                FALCON TELECABLE, A CALIFORNIA LIMITED PARTNERSHIP
                               FALCON TELECOM, L.P.


                      AMENDED AND RESTATED CREDIT AGREEMENT


                            Dated as of July 12, 1996
                     Originally Dated as of December 28, 1995


                        THE FIRST NATIONAL BANK OF BOSTON
                                as Managing Agent
                          TORONTO-DOMINION (TEXAS) INC.
                             as Administrative Agent
                                       and
                            NATIONSBANK OF TEXAS, N.A.
                               as Syndication Agent


           ____________________________________________________________
           ____________________________________________________________







3133296.08					FALCON CREDIT AGREEMENT

                                   TABLE OF CONTENTS

                                                                       PAGE

         1. Restatement:  Definitions; Certain Rules of
            Construction..............................................   1
         2. The Credits...............................................  28
              2.1. Tranche A - Revolving Credit.......................  28
                   2.1.1. Revolving Loan..............................  28
                   2.1.2. Borrowing Requests..........................  30
                   2.1.3. Revolving Notes.............................  30
              2.2. Tranche B - Term Loan..............................  31
                   2.2.1. Term Loan...................................  31
                   2.2.2. Term Notes..................................  31
              2.3. Acquisition Facility...............................  31
              2.4. Application of Proceeds............................  32
                   2.4.1. Loan........................................  32
                   2.4.2. Specifically Prohibited Applications........  32
              2.5. Nature of Obligations of Lenders to Extend
                   Credit.............................................  33

         3. Interest; Pricing Options; Fees...........................  33
              3.1. Interest...........................................  33
              3.2. Pricing Options....................................  33
                   3.2.1. Election of Pricing Options.................  33
                   3.2.2. Notice to Lenders and Borrowers.............  35
                   3.2.3. Selection of Interest Periods...............  35
                   3.2.4. Additional Interest.........................  35
                   3.2.5. Change in Applicable Laws, Regulations,
                          etc.........................................  36
                   3.2.6. Funding Procedure...........................  36
              3.3. Commitment Fees....................................  36
              3.4. Taxes..............................................  37
              3.5. Capital Adequacy...................................  38
              3.6. Regulatory Changes.................................  38
              3.7. Computations of Interest and Fees..................  39
              3.8. Interest Limitation................................  39

         4. Payment...................................................  39
              4.1. Payment at Maturity................................  39
              4.2. Fixed Prepayment of Term Loan......................  39
              4.3. Maximum Amount of Revolving Credit, etc............  40
              4.4. Targeted Asset Sales...............................  40
              4.5. Non-Targeted Asset Sales...........................  40
                   4.5.1. Prepayment on Sale..........................  40










         3133296.08                   -i-            FALCON CREDIT AGREEMENT





                   4.5.2. Asset Swap Reserve Amount...................   41
              4.6. Designated Financing Debt..........................   41
              4.7. Voluntary Prepayments..............................   42
              4.8. Application of Payments............................   42

         5. Conditions to Extending Credit............................   42
              5.1. Conditions on Initial Closing Date.................   42
                   5.1.1. Satisfaction of Existing Bank Debt..........   42
                   5.1.2. Notes.......................................   43
                   5.1.3. Guarantors Contribution Agreement...........   43
                   5.1.4. Payment of Fees.............................   43
                   5.1.5. Legal Opinions..............................   43
                   5.1.6. Security Agreement..........................   43
                   5.1.7. Holding Pledge and Subordination
                          Agreement...................................   44
                   5.1.8. Perfection of Security......................   44
                   5.1.9. Falcon Cable Systems Purchase Agreemen.....    44
                   5.1.10. Listed System.............................    45
                   5.1.11. Repayment of Falcon Cable Systems Debt....    45
                   5.1.12. MONY Subordinated Debt....................    45
              5.2. Conditions to Each Extension of Credit............    45
                   5.2.1. Officer's Certificate.......................   45
                   5.2.2. Proper Proceedings..........................   46
                   5.2.3. Legality, etc...............................   46

         6. Guarantees................................................   46
              6.1. Guarantees of Credit Obligations...................   46
              6.2. Continuing Obligation..............................   47
              6.3. Waivers with Respect to Credit Obligations.........   47
              6.4. Lenders' Power to Waive, etc.......................   49
              6.5. Information Regarding Obligors, etc................   50
              6.6. Certain Guarantor Representations..................   51
              6.7. No Subrogation.....................................   51
              6.8. Subordination......................................   52
              6.9. Future Subsidiaries; Further Assurances............   52

         7. General Covenants.........................................   52
              7.1. Taxes and Other Charges; Accounts Payable..........   52
                   7.1.1. Taxes and Other Charges.....................   52
                   7.1.2. Accounts Payable............................   53
              7.2. Conduct of Business, etc...........................   53
                   7.2.1. Types of Business...........................   53
                   7.2.2. Maintenance of Properties...................   53
                   7.2.3. Compliance with Material Agreements.........   53











         3133296.08                  -ii-            FALCON CREDIT AGREEMENT





                   7.2.4. Statutory Compliance........................   54
              7.3. Insurance..........................................   54
                   7.3.1. Business Interruption Insurance.............   54
                   7.3.2. Property Insurance..........................   54
                   7.3.3. Liability Insurance.........................   55
                   7.3.4. Flood Insurance.............................   55
              7.4. Financial Statements and Reports...................   55
                   7.4.1. Annual Reports..............................   55
                   7.4.2. Quarterly Reports...........................   56
                   7.4.3. Other Reports...............................   57
                   7.4.4. Notice of Litigation; Notice of Default.....   58
                   7.4.5. Franchise Matters...........................   58
                   7.4.6. ERISA Reports...............................   58
                   7.4.7. Other Information...........................   59
              7.5. Certain Financial Tests............................   59
                   7.5.1. Consolidated Total Debt to Consolidated
                          Annualized Operating Cash Flow..............   59
                   7.5.2. Consolidated Operating Cash Flow to
                          Consolidated Cash Interest Expense..........   60
                   7.5.3. Consolidated Annualized Operating Cash
                          Flow to Consolidated Pro Forma Debt
                          Service.....................................   60
                   7.5.4. Consolidated Operating Cash Flow Plus
                          Cash and Cash Equivalents to Consolidated
                          Total Fixed Charges.........................   60
                   7.5.5. Capital Expenditures........................   60
              7.6. Indebtedness.......................................   78
              7.7. Guarantees; Letters of Credit......................   80
              7.8. Liens..............................................   80
              7.9. Investments and Acquisitions.......................   82
              7.10. Distributions.....................................   83
              7.11. Merger, Consolidation and Dispositions of As-
                    sets..............................................   85
              7.12. Issuance of Stock by Subsidiaries; Subsidiary
                   Distributions......................................   86
                   7.12.1. Issuance of Stock by Subsidiaries..........   86
                   7.12.2. No Restrictions on Subsidiary
                           Distributions..............................   86
              7.13. ERISA, etc........................................   86
              7.14. Transactions with Affiliates......................   87
              7.15. Interest Rate Protection..........................   87
              7.16. Compliance with Environmental Laws................   87
              7.17. No Outside Management Fees........................   88
              7.18. Special Restrictions on Falcon Telecom............   88

         8. Representations and Warranties............................   88
              8.1. Organization and Business..........................   88
                   8.1.1. The Borrowers...............................   88
                   8.1.2. Other Guarantors............................   89






         3133296.08                  -iii-           FALCON CREDIT AGREEMENT




	       8.1.3. Qualification................................   89
                   8.1.4. Capitalization..............................   89
              8.2. Financial Statements and Other Information;
                   Material Agreements................................   90
                   8.2.1. Financial Statements and Other
                          Information.................................   90
                   8.2.2. Material Agreements.........................   90
              8.3. Changes in Condition...............................   91
              8.4. Agreements Relating to Financing Debt, Invest-
                   ments, etc.........................................   91
              8.5. Title to Assets....................................   91
              8.6. Licenses, etc......................................   91
                   8.6.1. Franchises; FCC Licenses....................   92
                   8.6.2. FCC and Other Matters.......................   92
              8.7. Litigation.........................................   93
              8.8. Tax Returns........................................   93
              8.9. Authorization and Enforceability...................   93
              8.10. No Legal Obstacle to Agreements...................   93
              8.11. Defaults..........................................   94
              8.12. Certain Business Representations..................   94
                   8.12.1. Labor Relations............................   94
                   8.12.2. Antitrust..................................   95
                   8.12.3. Consumer Protection........................   95
                   8.12.4. Burdensome Obligations.....................   95
                   8.12.5. Future Expenditures........................   95
              8.13. Environmental Regulations.........................   95
                   8.13.1. Environmental Compliance...................   95
                   8.13.2. Environmental Litigation...................   96
                   8.13.3. Hazardous Material.........................   96
                   8.13.4. Environmental Condition of Properties......   97
              8.14. Pension Plans.....................................   97
              8.15. Falcon Cable Systems Purchase Agreement, etc......   97
              8.16. Foreign Trade Regulations; Government Regula-
                    tion; Margin Stock................................   97
                   8.16.1. Foreign Trade Regulations..................   97
                   8.16.2. Government Regulation......................   97
                   8.16.3. Margin Stock...............................   98
              8.17. Disclosure........................................   98

         9. Defaults..................................................   98
              9.1. Events of Default..................................   98
              9.2. Certain Actions Following an Event of Default......  102
                   9.2.1. No Obligation to Extend Credit..............  102
                   9.2.2. Specific Performance; Exercise of Rights....  102
                   9.2.3. Acceleration................................  102
                   9.2.4. Enforcement of Payment; Credit Security;
                          Setoff......................................  102
                   9.2.5. Cumulative Remedies.........................  103








         3133296.08                  -iv-            FALCON CREDIT AGREEMENT





              9.3. Annulment of Defaults..............................  103
              9.4. Waivers............................................  103

         10. Expenses; Indemnity......................................  103
              10.1. Expenses..........................................  103
              10.2. General Indemnity.................................  105

         11. Operations...............................................  105
              11.1. Interests in Credits..............................  105
              11.2. Agents' Authority to Act, etc.....................  106
              11.3. Borrowers to Pay Agent, etc.......................  106
              11.4. Lender Operations for Advances, etc...............  106
                   11.4.1. Advances...................................  106
                   11.4.2. Administrative Agent to Allocate
                           Payments, etc..............................  106
                   11.4.3. Delinquent Lenders; Nonperforming
                           Lenders....................................  107
              11.5. Sharing of Payments, etc..........................  108
              11.6. Amendments, Consents, Waivers, etc................  108
              11.7. Agent's Resignation or Removal....................  110
              11.8. Concerning the Agents.............................  111
                   11.8.1. Action in Good Faith, etc..................  111
                   11.8.2. No Implied Duties, etc.....................  111
                   11.8.3. Validity, etc..............................  111
                   11.8.4. Compliance.................................  111
                   11.8.5. Employment of Agents and Counsel...........  112
                   11.8.6. Reliance on Documents and Counsel..........  112
                   11.8.7. Agent's Reimbursement......................  112
              11.9. Rights as a Lender................................  112
              11.10. Independent Credit Decision......................  113
              11.11. Indemnification..................................  113

         12. Successors and Assigns; Lender Assignments and
             Participations...........................................  114
              12.1. Assignments by Lenders............................  114
                   12.1.1. Assignees and Assignment Procedures........  114
                   12.1.2. Terms of Assignment and Acceptance.........  115
                   12.1.3. Register...................................  116
                   12.1.4. Acceptance of Assignment and
                           Assumption.................................  116
                   12.1.5. Federal Reserve Bank.......................  117
                   12.1.6. Further Assurances.........................  117
              12.2. Credit Participants...............................  117

         13. Confidentiality..........................................  119

         14. Foreign Persons..........................................  119







         3133296.08                   -v-           FALCON CREDIT AGREEMENT





         15. Notices..................................................  120

         16. Course of Dealing; Amendments and Waivers................  121

         17. Defeasance...............................................  121

         18. Limited Recourse Against Partners........................  121

         19. Venue; Service of Process................................  122

         20. WAIVER OF JURY TRIAL.....................................  122

         21. General..................................................  123










































         3133296.08                  -vi-            FALCON CREDIT AGREEMENT





                                     EXHIBITS


              1    -    Example of Pro Rata Revolver Prepayment

         2.1.3     -    Form of Revolving Note

         2.2.2     -    Form of Term Note

         5.1.3     -    Guarantors Contribution Agreement

         5.1.6     -    Security Agreement

         5.1.7     -    Holding Pledge and Subordination Agreement

         5.1.9(d)  -    Pending Falcon Cable Systems Franchise Transfers

         5.2.1.    -    Officer's Certificate

         8.1       -    Restricted Companies

         8.4       -    Financing Debt, Certain Investments, etc.

         8.6.1     -    Franchises, Systems, FCC Licenses

         8.7       -    Litigation

         11.1      -    Lender Percentage Interests

         12.1.1    -    Assignment and Acceptance

























         3133296.08                  -vii-           FALCON CREDIT AGREEMENT





                           FALCON RESTRICTED COMPANIES

                      AMENDED AND RESTATED CREDIT AGREEMENT


              This Agreement, dated as of July 12, 1996, is among the affiliates of Falcon Holding Group, L.P., a Delaware limited partnership, set forth in Exhibit 8.1 hereto, their respective subsidiaries that are from time to time party hereto and the Lenders (as defined below), including The First National Bank of Boston, as Managing Agent for itself and the other Lenders, Toronto-Dominion (Texas) Inc., as Administrative Agent and NationsBank of Texas, N.A., as Syndication Agent.

              Under this Agreement, the Lenders are providing a $650,000,000 reducing revolving credit facility maturing in 2005 and a $125,000,000 amortizing term loan maturing in 2005 to eight Borrowers, all of whom (except Falcon First, Inc.) are limited partnerships of which Holding, L.P. is the sole limited partner and Holding, L.P. and an Investor Group Company are the sole general partners (except for Falcon Community Ventures I Limited Partnership, whose ownership is set forth in Exhibit 8.1). Each Investor Group Company is itself a limited partner-ship of which Holding, L.P. is the sole limited partner and Holding, L.P. and Holding, Inc. are the sole general partners. Holding, Inc. is the sole general partner of Holding, L.P. Holding, L.P. owns all the capital stock of Falcon First, Inc. All Investor Group Companies, all Borrowers and all their respective Subsidiaries (other than certain Excluded Companies) are Restricted Companies hereunder and are guaranteeing all the Credit Obligations and are providing a security interest in all their assets as collateral therefor. Holding, L.P. and Hold-ing, Inc. are also pledging their equity and debt interests in the Restricted Companies as collateral for the Credit Obliga-tions.

              The parties agree as follows:

         1. Restatement: Definitions; Certain Rules of Construction. This Agreement amends and restates in its entirety the Credit Agreement dated as of December 28, 1995, as now in effect, among certain of the parties hereto, which amendment and restatement shall become effective upon the Initial Closing Date and shall be implemented pursuant to an Amendment and Restatement Agreement dated as of the date hereof among the parties hereto and certain other parties. Except as otherwise explicitly specified to the contrary, (a) the capitalized term "Section" refers to sections of this Agreement, (b) the capi-talized term "Exhibit" refers to exhibits to this Agreement,
         (c) references to a particular Section include all subsections thereof, (d) the word "including" shall be construed as "including without limitation", (e) accounting terms not other-wise defined herein shall have the meaning provided under GAAP and (f) terms defined in the UCC and not otherwise defined herein shall have the meaning provided under the UCC. Certain capitalized terms are used in this Agreement as specifically defined as follows:



         3133296.08                                  FALCON CREDIT AGREEMENT





              1.1. "Accumulated Benefit Obligations" means the actuarial present value of the accumulated benefit obligations under any Plan, calculated in a manner consistent with State-ment No. 87 of the Financial Accounting Standards Board.

              1.2.  "Acquisition Facility" is defined in Section 2.3.

              1.3. "Administrative Agent" means Toronto Dominion in its capacity as administrative agent for the Lenders hereunder, as well as its successors and assigns in such capacity pursuant to
         Section 11.7.

              1.4.  "Affected Lender" is defined in Section 12.3.

              1.5. "Affiliate" means, with respect to any Restricted Company (or any other specified Person), any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Restricted Company (or other specified Person), and shall include (a) any officer or director or general partner of such Restricted Company (or other specified Person) and (b) any Person of which the Restricted Company (or other specified Person) or any Affiliate (as defined in clause (a) above) of such Restricted Company (or other specified Person) shall, directly or indirectly, beneficially own either (i) at least 5% of the outstanding equity securities having the general power to vote or (ii) at least 5% of all equity interests.

              1.6 "Agent" means each of the Managing Agent, the Administrative Agent, the Syndication Agent and the Co-Agents.

              1.7 "Agreement" means this Agreement as from time to time in effect.

              1.8 "Aggregate Percentage Interests" means, at any date, the sum of (a) the dollar amount represented by the Percentage Interests in the Revolving Loan plus (b) the dollar amount represented by the Percentage Interests in the Term Loan.

              1.9 "Applicable Margin" means, on any date, the percentage in the table below for the applicable portion of the Revolving Loan set opposite the ratio which (a) Consolidated Total Debt on the last day of the most recently ended fiscal quarter for which financial statements have been furnished by the Restricted Companies to the Lenders pursuant to Sections
         7.4.1 or 7.4.2 bore to (b) Consolidated Annualized Operating Cash Flow for the period of three consecutive months ended on the last day of such period:

         Ratio of Consolidated Total Debt
         to Consolidated Annualized                           Eurodollar
         Operating Cash Flow                Base Rate         Pricing Option
         ================================   =========         ==============

         Greater than or equal to 5.0       0.500%            1.625%



         3133296.08                   -2-            FALCON CREDIT AGREEMENT





         Greater than or equal to 4.75      0.250%            1.375%
           but less than 5.0
         Greater than or equal to 4.5       0.000%            1.250%
           but less than 4.75
         Greater than or equal to 4.25      0.000%            1.125%
           but less than 4.5
         Greater than or equal to 4.0       0.000%            1.000%
           but less than 4.25
         Greater than or equal to 3.5       0.000%            0.875%
           but less than 4.0
         Less than 3.5                      0.000%            0.750%

         Any adjustment in the Applicable Margin shall take effect on the third Banking Day following the receipt by the Administrative Agent of the financial statements required to be furnished by Section
         7.4.1 or 7.4.2; provided, however, that if for any reason the Restricted Companies shall not have furnished the financial state-ments required by Section 7.4.1 or 7.4.2 for any fiscal quarter by the time required by such Sections and the Applicable Margin indi-cated by the Consolidated Total Debt to Consolidated Annualized Operating Cash Flow ratio for such fiscal quarter would be increased from that previously in effect, the Applicable Margin during the period from the date which is three Banking Days after such finan-cial statements were due until the date on which the same are received by the Administrative Agent shall be the Applicable Margin as so increased.

              1.10.  "Applicable Rate" means, at any date, the sum of:

                   (a) (i)  with respect to each portion of the Revolv-
              ing Loan subject to a Pricing Option, the sum of the Applicable Margin plus the Eurodollar Rate with respect to such Pricing Option; and

                   (ii) with respect to each other portion of the Revolving Loan, the sum of the Applicable Margin plus the Base Rate;

                  (iii)  with respect to each portion of the Term Loan:

                        (A)  in the absence of an Event of Default under
                   Section 9.1.1 (payment) or except as otherwise pro-vided in clause (B) below, the sum of 2.375% plus the Eurodollar Rate with respect to the Pricing Options then in effect with respect to the Term Loan and

                        (B) upon the occurrence and during the continu-ance of an Event of Default under Section 9.1.1 (pay-ment) or in the event that no Pricing Option election is effective by virtue of the second paragraph of
                   Section 3.2.1, the sum of the Applicable Margin with respect to the Revolving Loan plus (1) with



         3133296.08                   -3-             FALCON CREDIT AGREEMENT





         	       respect to the Pricing Options then in effect with
	       respect to the Term Loan, the Eurodollar Rate or
	       (2) with respect to any portion of the Term Loan for which no Pricing Option is in effect, the Base
	       Rate;

                   plus (b) an additional 2% beginning (i) in the event
              of an Event of Default under Section 9.1.1 (payment), on the date of such Event of Default and (ii) in the event of any other Event of Default, on the date the Managing Agent notifies the Company that the interest rates hereunder are increasing as a result of the occurrence and continuance of such an Event of Default and ending on the earlier of such time as (A) such Event of Default is no longer con-tinuing or (B) such Event of Default is deemed no longer to exist, in each case pursuant to Section 9.3.

              1.11.  "Asset Swap Reserve Amount" is defined in Section
         4.5.2.

              1.12.  "Assignee" is defined in Section 12.1.1.

              1.13.  "Assignment and Acceptance" is defined in Section
         12.1.1.

              1.14.  "Bank of Boston" means The First National Bank of
         Boston.

              1.15. "Banking Day" means any day other than Saturday, Sunday or a day on which banks in Boston, Massachusetts or New York, New York are authorized or required by law or other governmental action to close and, if such term is used with reference to a Pricing Option, any day on which dealings are effected in the Eurodollars in question by first-class banks in the inter-bank Eurodollar markets in New York, New York and at the location of the applicable Eurodollar Office.

              1.16. "Bankruptcy Code" means Title 11 of the United States Code (or any successor statute) and the rules and regu-lations thereunder, all as from time to time in effect.

              1.17. "Bankruptcy Default" means an Event of Default referred to in Section 9.1.11.

              1.18. "Base Rate" means, on any day, the greater of (a) the rate of interest announced by the Administrative Agent at the Houston Office from time to time as its corporate base rate (which may not be its lowest commercial lending rate) or (b) the sum of 1/2% plus the Federal Funds Rate.

              1.19. "Basic Eurodollar Rate" means, as applied to any Interest Period, the quotient (rounded to the nearest 1/100%) obtained by dividing (a) the sum of the Basic Reference Eurodollar Rates of the Reference Lenders for such Interest Period by (b) the number of such Reference Lenders. Each determination by the Administrative Agent of any Basic Eurodol-lar Rate pursuant to the foregoing sentence shall, in the absence of manifest error, be conclusive.



         3133296.08                   -4-             FALCON CREDIT AGREEMENT





              1.20. "Basic Reference Eurodollar Rate" means, for any Reference Lender as applied to any Interest Period, the rate of interest at which Eurodollar deposits in an amount comparable to the Percentage Interest of such Reference Lender in the portion of the Loan as to which a Pricing Option has been elected and which have a term corresponding to the Interest Period in question are offered to such Reference Lender by first class banks in the inter-bank Eurodollar market for delivery in immediately available funds at a Eurodollar Office on the first day of such Interest Period as determined by the Administrative Agent at approximately 10:00 a.m. (New York time) two Banking Days prior to the date upon which the Inter-est Period in question is to commence, which determination by the Administrative Agent shall, in the absence of manifest error, be conclusive.

              1.21.  "Borrower" means each of the following Restricted
         Companies: Falcon Cable Media, a California limited partnership; Falcon Cable Systems Company II, L.P.; Falcon Cablevision, a California limited partnership; Falcon Community Cable, L.P., a Delaware limited partnership; Falcon Community Ventures I Limited Partnership, a California limited partner-ship; Falcon First, Inc., a Delaware corporation; Falcon Tele-cable, a California limited partnership; and Falcon Telecom, L.P., a California limited partnership.

              1.22. "By-laws" means all written by-laws, rules, regulations and all other documents relating to the management, governance or internal regulation of any Person other than an individual, or interpretive of the Charter of such Person, all as from time to time in effect.

              1.23. "Capital Expenditures" means, for any period, amounts added or required to be added to the property, plant and equipment or other fixed assets account on the Consolidated balance sheet of the Restricted Companies, prepared in accor-dance with GAAP, in respect of (a) the acquisition, construc-tion, improvement or replacement of land, buildings, machinery, equipment, leaseholds and any other real or personal property,
         (b) to the extent not included in clause (a) above, materials, contract labor and direct labor relating thereto (excluding amounts properly expensed as repairs and maintenance in accor-dance with GAAP) and (c) software development costs to the extent not expensed in accordance with GAAP.

              1.24. "Capitalized Lease" means any lease which is required to be capitalized on the balance sheet of the lessee in accordance with GAAP, including Statement Nos. 13 and 98 of the Financial Accounting Standards Board.

              1.25. "Capitalized Lease Obligations" means the amount of the liability reflecting the aggregate discounted amount of future payments under all Capitalized Leases calculated in accordance with GAAP, including Statement Nos. 13 and 98 of the Financial Accounting Standards Board.

              1.26.  "Cash Equivalents" means:



         3133296.08                   -5-             FALCON CREDIT AGREEMENT






                   (a) negotiable certificates of deposit, time deposits (including sweep accounts), demand deposits and bankers' acceptances issued by any Lender or any United States financial institution having capital and surplus and undivided profits aggregating at least $100,000,000 and rated at least Prime-2 by Moody's Investors Service, Inc. or A-2 by Standard & Poor's Ratings Group;

                   (b) short-term corporate obligations rated at least Prime-2 by Moody's Investors Service, Inc. or
             A-2 by Standard & Poor's Ratings Group, or issued by any Lender;

                    (c) any direct obligation of the United States of America or any agency or instrumentality thereof, or of any state or municipality thereof, (i) which has a remaining maturity at the time of purchase of not more than one year or (ii) which is subject to a repurchase agreement with any Lender (or any other financial institution referred to in clause (a) above) exercisable within one year from the time of purchase and (iii) which, in the case of obligations of any state or municipality, is rated Aa2 or better by Moody's Investors Service, Inc.; and

                        (d) any mutual fund or other pooled investment vehicle rated Aa2 or better by Moody's Investors Ser-vice, Inc. which invests principally in obligations described above.

              1.27. "CERCLA" means the federal Comprehensive Envi-ronmental Response, Compensation and Liability Act of 1980 (or any successor statute) and the rules and regulations thereun-der, all as from time to time in effect.

              1.28.  "CERCLIS" means the federal Comprehensive
         Environmental Response Compensation Liability Information Sys-tem List (or any successor document) promulgated under CERCLA.

              1.29. "Charter" means the articles of organization, certificate of incorporation, statute, constitution, joint ven-ture agreement, partnership agreement, trust indenture or other charter document of any Person other than an individual, each as from time to time in effect.

              1.30. "Closing Date" means the Initial Closing Date and each subsequent date on which any extension of credit is made pursuant to Section 2.1.

              1.31. "Co-Agents" means each Lender indicated as a co-agent in Exhibit 11.1 in its capacity as co-agent hereunder, as well as its successors and assigns in such capacity pursuant to
         Section 11.7.

              1.32. "Code" means, collectively, the federal Internal Revenue Code of 1986 (or any successor statute) and the rules and regulations thereunder, all as from time to time in effect.



         3133296.08                   -6-             FALCON CREDIT AGREEMENT





              1.33. "Collateral Agent" means Bank of Boston in its capacity as Collateral Agent under the Security Agreement.

              1.34. "Commitment" means, with respect to any Lender, such Lender's Percentage Interest in the obligations to extend the credits contemplated by the Credit Documents. The original Commitments are set forth in Exhibit 11.1.

              1.35. "Communications Act" means the federal Com-munications Act of 1934, the federal Cable Television Consumer Protection and Competition Act of 1992 and the federal Telecom-munications Act of 1996 (or any successor statutes) and the rules and regulations thereunder, all as from time to time in effect.

              1.36. "Computation Covenants" means Sections 7.5, 7.6.6, 7.6.7, 7.6.15, 7.7.3, 7.9.7, 7.9.8, 7.9.9, 7.9.10, 7.10.3,
         7.10.4, 7.10.6, 7.11.1, 7.11.3, 7.13 and 7.18.

              1.37. "Consolidated" and "Consolidating", when used with reference to any term, mean that term as applied to the accounts of the Restricted Companies (or other specified Person) and all of their respective Subsidiaries (or other specified group of Persons), or such of their respective Sub-sidiaries as may be specified, consolidated or combined or con-solidating or combining, as the case may be, in accordance with GAAP and with appropriate deductions for minority interests in Subsidiaries, as required by GAAP; provided, however, that in no event shall the Excluded Companies be included in the Con-solidated financial statements of the Restricted Companies for purposes of compliance with Section 7 (other than Section 7.4) or for purposes of determining the Applicable Margin and the related definitions.

              1.38. "Consolidated Annualized Operating Cash Flow" means the product of Consolidated Operating Cash Flow multiplied by four.

              1.39. "Consolidated Cash Interest Expense" means, for any period, the aggregate amount of interest, including payments in the nature of interest under Capitalized Leases and Interest Rate Protection Agreements, accrued by the Restricted Companies on Consolidated Total Debt (whether such interest is reflected as an item of expense or capitalized) in accordance with GAAP on a Consolidated basis; provided, however, that Consolidated Cash Interest Expense shall include commitment fees and other Lender fees included in interest expense in accordance with GAAP, but shall not include PIK Interest Payments.

              1.40. "Consolidated Net Income" means, for any period, the net income (or loss) of the Restricted Companies determined in accordance with GAAP on a Consolidated basis (giving pro forma effect to the results of operations for such period of any Person or other business acquired through purchase or exchange by the Restricted Companies in accordance with Section 7.9, but not giving effect to the results of operations for such period contributed by any System or other assets sold by the Restricted Companies during such period); provided, how-ever, that Consolidated Net Income shall not include:



         3133296.08                   -7-             FALCON CREDIT AGREEMENT





                   (a) the income (or loss) of any Person (other than a Wholly Owned Subsidiary or a Restricted Company) in which any Restricted Company has an ownership interest;

                   (b) all amounts included in computing such net in-come (or loss) in respect of the write-up of any asset or the retirement of any Indebtedness at less than face value after December 31, 1995;

                   (c)  extraordinary and nonrecurring gains or losses;

                   (d) the income of any Subsidiary to the extent the payment of such income in the form of a Distribution or repayment of Indebtedness to any Borrower is not permit-ted, whether on account of any Charter or By-law restric-tion, any agreement, instrument, deed or lease or any law, statute, judgment, decree or governmental order, rule or regulation applicable to such Subsidiary or otherwise; and

                   (e) any after-tax gains or losses attributable to returned surplus assets of any Plan.

              1.41. "Consolidated Operating Cash Flow" means, for any three month period, the total of:

                   (a)  Consolidated Net Income plus

                   (b) all amounts deducted in computing such Consoli-dated Net Income in respect of:

                   (i) depreciation, amortization and other charges that are not expected to be paid in cash;

                  (ii) interest on Financing Debt (including payments in the nature of interest under Capitalized Leases and net payments in the nature of interest under Interest Rate Protection Agreements);

                 (iii) federal (but not state or local) taxes based upon or measured by income;

                  (iv)  other non-cash charges; and

                   (v) any reasonable costs incurred or expensed in connection with the sale of Systems or other related cable television assets;




         3133296.08                   -8-             FALCON CREDIT AGREEMENT





                   minus (c) to the extent Consolidated Net Income has
              not already been reduced thereby, Distributions by the Restricted Companies to Holding, L.P. of a type described in Section 7.10.4 (for reimbursement of management expens-es), whether or not permitted thereby;

                   minus (d) revenues of the Restricted Companies that
              are not expected to be received in cash within the next 12 months to the extent included in calculating Consolidated Net Income.

              1.42. "Consolidated Pro Forma Debt Service" means, for any period, the sum of the following items, projected to be accrued by the Restricted Companies:

                   (a)  Consolidated Cash Interest Expense, plus

                   (b) the aggregate amount of all mandatory scheduled payments (excluding the final scheduled principal payment on the Term Loan), mandatory scheduled prepayments, sink-ing fund payments and mandatory reductions in the Revolv-ing Loan outstanding on the first day of such period as a result of reductions in revolving credit availability with respect to Financing Debt of the Restricted Companies, all in accordance with GAAP on a Consolidated basis.

              For purposes of computing Consolidated Pro Forma Debt
         Service:

                   (i) the amount of Financing Debt outstanding on the first day of such period shall be assumed to remain out-standing during the entire period, except to the extent required to be reduced by mandatory scheduled payments, reductions in revolving credit availability and other items described in paragraph (b) above; and

                  (ii) where interest varies with a floating rate, the rate in effect on the first day of such period will be assumed to remain constant during the entire period (giv-ing effect to any applicable Interest Rate Protection Agreements).

              1.43.  "Consolidated Revenues" means, for any period:

                   (a) the net operating revenues (after reductions for discounts) of the Restricted Companies determined in accordance with GAAP on a Consolidated basis; minus

                   (b) any proceeds included in such net operating rev-enues from the sale, refinancing, condemnation or destruc-tion of any Systems; minus

                   (c) actual bad debt expense to the extent not already deducted in computing such net operating revenues.



         3133296.08                    9              FALCON CREDIT AGREEMENT





              1.44. "Consolidated Total Debt" means, at any date, all Financing Debt of the Restricted Companies on a Consolidated basis (other than Indebtedness of the Restricted Companies owing to Holding, L.P. permitted by Section 7.6.14) minus the lesser of (a) cash and Cash Equivalents of the Restricted Companies on a Consolidated basis in accordance with GAAP or
         (b) $2,000,000.

              1.45. "Consolidated Total Fixed Charges" means, for any period, the sum of:

                   (a)  Consolidated Cash Interest Expense, plus

                   (b) the aggregate amount of all mandatory scheduled payments (excluding the final scheduled principal payment on the Term Loan), mandatory scheduled prepayments, sink-ing fund payments and mandatory reductions in the Revolv-ing Loan outstanding on the first day of such period as a result of reductions in revolving credit availability, all with respect to Financing Debt of the Restricted Companies in accordance with GAAP on a Consolidated basis, plus

                   (c)  Capital Expenditures, plus

                   (d) federal (but not state or local) taxes based upon or measured by income actually paid by any Restricted Company, other than taxes with respect to extraordinary and nonrecurring gains, plus

                   (e) Distributions by the Restricted Companies to their partners that are not Restricted Companies of a type described in Section 7.10.6 (in respect of taxes), whether or not permitted thereby, plus

                   (f) Distributions by the Restricted Companies to Holding, L.P. of a type described in Section 7.10.3 (for debt service), whether or not permitted thereby.

              1.46.  "Copyright Act" is defined in Section 8.6.2.

              1.47.  "Credit Documents" means:

                   (a)  this Agreement, the Notes, the Security
              Agreement, the Holding Pledge and Subordination Agreement and each Interest Rate Protection Agreement provided by a Lender (or an Affiliate of a Lender) to any Restricted Company, each as from time to time in effect;

                   (b) all financial statements, reports, notices, mortgages, assignments, Uniform Commercial Code financing statements or certificates delivered to any of the Lenders by any Restricted Company or any Affiliate of any of them in connection herewith or therewith; and



         3133296.08                  -10-             FALCON CREDIT AGREEMENT





                   (c) any other present or future agreement or instrument from time to time entered into among any Restricted Company or (so long as any Restricted Company is also party thereto) any Affiliate of any of them, on one hand, and either of the Managing Agent or all the Lenders, on the other hand, relating to, amending or modifying this Agreement or any other Credit Document referred to above or which is stated to be a Credit Document, each as from time to time in effect.

              1.48. "Credit Obligations" means all present and future liabilities, obligations and Indebtedness of any Restricted Company or any of their Affiliates party to a Credit Document owing to any Lender (or, in the case of Interest Rate Protection Agreements, any Affiliate of a Lender) under or in connection with this Agreement or any other Credit Document, including obligations in respect of principal, interest, com-mitment fees, any Acquisition Facility, amounts provided for in Sections 3.2.4, 3.4, 3.5, 3.6 and 10 and other fees, charges, indemnities and expenses from time to time owing hereunder or under any other Credit Document (whether accruing before or after a Bankruptcy Default and whether or not allowed in a bankruptcy proceeding) and payment and reimbursement obliga-tions under Interest Rate Protection Agreements.

              1.49.  "Credit Participant" is defined in Section 12.2.

              1.50. "Credit Security" means all assets now or from time to time hereafter subjected to a security interest, mortgage or charge (or intended or required so to be subjected pursuant to the Security Agreement, the Holding Pledge and Subordination Agreement or any other Credit Document) to secure the payment or performance of any of the Credit Obligations.

              1.51. "Default" means any Event of Default and any event or condition which with the passage of time or giving of notice, or both, would become an Event of Default.

              1.52.  "Delinquency Period" is defined in Section 11.4.3.

              1.53.  "Delinquent Lender" is defined in Section 11.4.3.

              1.54.  "Delinquent Payment" is defined in Section 11.4.3.

              1.55. "Designated Financing Debt" means Financing Debt incurred by Holding, L.P. or a Restricted Company after the date hereof other than Financing Debt permitted by Sections
         7.6.1 (the Credit Obligations), 7.6.7 (purchase money Indebtedness and Capitalized Leases), 7.6.9 (intercompany Indebtedness) and 7.6.14 (Indebtedness owing from a Restricted Company to Holding, L.P.).

              1.56. "Distribution" means, with respect to any Restricted Company (or other specified Person):



         3133296.08                  -11-             FALCON CREDIT AGREEMENT





                    (a) the declaration or payment of any dividend or distribution, including dividends payable in shares of capital stock or other equity interests of any Restricted Company, on or in respect of any shares of any class of capital stock or other equity interests of any Restricted Company;

                   (b)  the purchase, redemption or other
              retirement by any Restricted Company of any shares of any class of capital stock or other equity interests of any Holding Company (or of options, warrants or other rights for the purchase of such shares), directly, indirectly through a Subsidiary or otherwise;

                        (c) any other distribution on or in respect of any shares of any class of equity of or beneficial interest in any Restricted Company;

                        (d) any payment by any Restricted Company of principal or interest with respect to, or any purchase, redemption or defeasance by any Restricted Company of, any Indebtedness of any Holding Company which by its terms or the terms of any agreement is subordinated to the payment of the Credit Obligations; and

                   (e) any payment (including amounts accrued and payable for management fees and reimbursement of expenses), loan or advance by any Restricted Company to, or any other Investment by any Restricted Company in, the holder of any shares of any class of capital stock of or equity interest in any Holding Company or any Affiliate of such holder;

         provided, however, that the term "Distribution" shall not include payments in the ordinary course of business in respect of (i) reasonable compensation paid to employees, officers and directors, (ii) advances to employees for travel expenses, drawing accounts and similar expenditures, (iii) rent paid to or accounts payable for services rendered or goods sold by non-Affiliates or (iv) intercompany accounts payable and real prop-erty leases to non-Affiliates.

              1.57. "Enstar" means Enstar Communications Corporation, a Georgia corporation owned by Falcon Cablevision, a California limited partnership.

              1.58. "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

              1.59. "ERISA" means, collectively, the federal Employee Retirement Income Security Act of 1974 (or any successor statute) and the rules and regulations thereunder, all as from time to time in effect.



         3133296.08                  -12-             FALCON CREDIT AGREEMENT





              1.60. "ERISA Group Person" means each Restricted Company, any Subsidiary and any Person which is a member of the controlled group or under common control with any Restricted Company within the meaning of section 414 of the Code or sec-tion 4001(a)(14) of ERISA.

              1.61. "Eurodollars" means, with respect to any Lender, deposits of United States Funds in a non-United States office or an international banking facility of such Lender.

              1.62. "Eurodollar Office" means such non-United States office or international banking facility of any Lender as the Lender may from time to time select.

              1.63. "Eurodollar Rate" for any Interest Period means the rate, rounded to the nearest 1/100%, obtained by dividing (a) the Basic Eurodollar Rate for such Eurodollar Interest Period by (b) an amount equal to 1 minus the Eurodollar Reserve Rate; provided, however, that if at any time during such Interest Period the Eurodollar Reserve Rate applicable to any outstanding Pricing Option changes, the Eurodollar Rate for such Interest Period shall automatically be adjusted to reflect such change, effective as of the date of such change.

              1.64. "Eurodollar Reserve Rate" means the stated maximum rate (expressed as a decimal) of all reserves (including any basic, supplemental, marginal or emergency reserve or any reserve asset), if any, as from time to time in effect, required by any Legal Requirement to be maintained by any Lend-er against (a) "Eurocurrency liabilities" as specified in Regu-lation D of the Board of Governors of the Federal Reserve Sys-tem (or any successor regulation), (b) any other category of liabilities that includes Eurodollar deposits by reference to which the interest rate on portions of the Loan covered by Pricing Options is determined, (c) the principal amount of or interest on any portion of the Loan covered by a Pricing Option or (d) any other category of extensions of credit, or other assets, that includes loans covered by a Pricing Option.

              1.65.  "Event of Default" is defined in Section 9.1.

              1.66. "Exchange Act" means, collectively, the federal Securities Exchange Act of 1934 (or any successor statute) and the rules and regulations thereunder, all as from time to time in effect.

              1.67.  "Excluded Companies" means Enstar, Enstar's
         Subsidiaries, Falcon Lake Las Vegas Cablevision, L.P., a Dela-ware limited partnership, Falcon/Capital Cable, a Delaware gen-eral partnership, and Falcon/Capital Cable Partners, L.P., a Delaware limited partnership.

              1.68. "Falcon Cable Systems" means Falcon Cable Systems Company, a California limited partnership.



         3133296.08                  -13-             FALCON CREDIT AGREEMENT





              1.69.  "Falcon Cable Systems II" means Falcon Cable
         Systems Company II, L.P., a California limited partnership, which is the successor entity to Falcon Cable Systems.

              1.70. "Falcon Cable Systems Purchase Agreement" means the Asset Purchase Agreement by and between Falcon Cable Systems II and Falcon Cable Systems, dated as of June 13, 1996 pursuant to which Falcon Cable Systems II shall purchase substantially all the assets of Falcon Cable Systems in connection with the dissolution of Falcon Cable Systems.

              1.71. "Falcon First" means Falcon First, Inc., a Delaware corporation.

              1.72. "Falcon Telecom" means Falcon Telecom, L.P., a California limited partnership.

              1.73. "FCC" means the Federal Communications Commission and any successor governmental agency.

              1.74. "FCC License" means any broadcasting, community antenna television or relay systems, each station, business radio, microwave and other license issued by the FCC under the Communications Act.

              1.75. "Federal Funds Rate" means, for any day, (a) the rate equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as such weighted average is published for such day (or, if such day is not a Banking Day, for the immediately preceding Banking Day) by the Federal Reserve Bank of New York or (b) if such rate is not so published for such Banking Day, as determined by the Administrative Agent using any reasonable means of determina-tion. Each determination by the Administrative Agent of the Federal Funds Rate shall, in the absence of manifest error, be conclusive.

              1.76.  "Final Revolving Maturity Date" means January 11,
         2005.

              1.77.  "Final Term Maturity Date" means July 11, 2005.

              1.78. "Financial Officer" means the chief financial officer, treasurer or corporate controller of Holding, Inc. in its capacity as the managing general partner of each Investor Group Company, in such Investor Group Company's capacity as the managing general partner of a Borrower, (or other specified Person) or a vice president whose primary responsibility is for the financial affairs of Holding, Inc. (or other specified Person) in such capacity, all of whose incumbency and signa-tures have been certified to the Administrative Agent by an appropriate attesting officer of Holding, Inc. (or other speci-fied Person).



         3133296.08                  -14-             FALCON CREDIT AGREEMENT






              1.79.  "Financing Debt" means:

                   (a)  Indebtedness in respect of borrowed money;

                   (b) Indebtedness evidenced by notes, debentures or similar instruments;

                   (c)  Indebtedness in respect of Capitalized Leases;

                   (d) Indebtedness in respect of the deferred purchase price of assets (other than normal trade accounts payable that are not overdue beyond customary practice); and

                   (e) Indebtedness in respect of mandatory redemption, repurchase or dividend rights on capital stock (or other equity).

              1.80. "Foreign Trade Regulations" means, collectively and as from time to time in effect (including any successor statutes or regulations), (a) any act that prohibits or restricts, or empowers the President or executive agencies of the United States of America to prohibit or restrict, exports to or financial transactions with any foreign country or for-eign national, (b) the regulations with respect to certain pro-hibited foreign trade transactions set forth at 22 C.F.R. Parts 120-130 and 31 C.F.R. Part 500 and (c) any order, regulation, ruling, interpretation, direction, instruction or notice relat-ing to any of the foregoing.

              1.81. "Franchise" means any franchise, permit, license or other authorization granted by any governmental unit or authority that authorizes the construction and operation of a System.

              1.82. "GAAP" means generally accepted accounting principles, as defined by the United States Financial Account-ing Standards Board, as from time to time in effect; provided, however, that for purposes of compliance with Section 7 (other than Section 7.4) and the related definitions, "GAAP" means such principles as in effect on December 31, 1995 as applied by the Restricted Companies in the preparation of the December 31, 1995 financial statements referred to in Section 8.2.1(a), and consistently followed.

              1.83. "Guarantee" means, with respect to any Restricted Company (or other specified Person):

                   (a) any guarantee by the Restricted Company of the payment or performance of, or any contingent obligation by the Restricted Company in respect of, any Indebtedness or other obligation of any other Person;

                   (b)  any other arrangement whereby credit is
              extended to a Person on the basis of any promise or undertaking of the Restricted Company (including any "comfort letter" or "keep well agreement" written by the Restricted Company to a creditor or



         3133296.08                  -15-            FALCON CREDIT AGREEMENT





              prospective creditor of such Person) to (i) pay the Indebtedness of such Person, (ii) purchase an obligation owed by such Person, (iii) pay for the purchase or lease of assets or services regardless of the actual delivery thereof or (iv) maintain the capital, working capital, solvency or general financial condition of such Person, in each case whether or not such arrangement is disclosed in the balance sheet of the Restricted Company or referred to in a footnote thereto;

                   (c) any liability of the Restricted Company as a general partner of a partnership in respect of Indebtedness or other obligations of such partnership;

                   (d) any liability of the Restricted Company as a joint venturer of a joint venture in respect of Indebtedness or other obligations of such joint venture; and

                   (e) reimbursement obligations with respect to letters of credit, surety bonds and other financial guarantees;

         provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee and the amount of Indebtedness resulting from such Guarantee shall be the amount which should be carried on the balance sheet of the obligor whose obligations were guaranteed in respect of such obliga-tions (but without giving effect to any limitations on recourse against such obligor), determined in accordance with GAAP.

              1.84. "Guarantor" means each Restricted Company and the other Subsidiaries from time to time indicated as a Guarantor in Exhibit 8.1 and becoming party to this Agreement as a Guarantor.

              1.85.  "Guarantors Contribution Agreement" is defined in
         Section 5.1.3.

              1.86. "Hazardous Material" means, collectively, any pollutant, toxic or hazardous material or waste, including any "hazardous substance" or "pollutant" or "contaminant" as defined in section 101(14) of CERCLA or any similar state or local statute or regulation or regulated as toxic or hazardous under the Resource Conservation and Recovery Act or any similar state or local statute or regulation, and the rules and regula-tions thereunder, as from time to time in effect.

              1.87. "Holding Companies" means Holding, L.P., Holding, Inc. and their respective Subsidiaries, including the Restricted Companies.

              1.88. "Holding, Inc." means Falcon Holding Group, Inc., a California corporation that is the general partner of Holding, L.P.



         3133296.08                  -16-            FALCON CREDIT AGREEMENT





              1.89. "Holding, L.P." means Falcon Holding Group, L.P., a Delaware limited partnership, and any successor corporation that would not result in an Event of Default immediately after such succession and that enters into assumption agreements with respect to the Holding Pledge and Subordination Agreement and the other Credit Documents reasonably satisfactory to the Required Lenders in all respects.

              1.90. "Holding, L.P. Negative Cash Flow" means, for any period, the net income (or loss) of Holding, L.P. determined in accordance with GAAP on a stand-alone (not on a Consolidated) basis, with the following adjustments (for computation of permitted Distributions under Section 7.10.4 or otherwise):

                   (a)  such net income (or loss) shall not include:

                   (i) the income (or loss) of any Person in which Holding, L.P. has an ownership interest;

                   (ii) all amounts included in computing such net loss in respect of the write-up of any asset or the retirement of any Indebtedness at less than face val-ue after December 31, 1995;

                   (iii) extraordinary and nonrecurring gains or
                losses; and

                   (iv) any after-tax gains or losses attributable to returned surplus assets of any Plan;

                   (b) the following amounts deducted in computing such net income (or loss) will be added back to such net income (or loss):

                   (i) depreciation, amortization and other charg-es that are not expected to be paid in cash;

                   (ii) interest on Financing Debt, but excluding payments in the nature of interest under Capitalized Leases; and

                  (iii)  taxes based upon or measured by income.

                  (c) the following amounts will be subtracted from such net income (or loss) in computing Holding, L.P. Negative Cash Flow:

                   (i) accrued net revenues of Holding, L.P. in accordance with GAAP that are not expected to be received in cash within the next 12 months (which amount may be retroactively computed by the Borrowers for purposes of Section 7.10.4 to give effect to actual cash receipt of revenues);



         3133296.08                  -17-            FALCON CREDIT AGREEMENT





                  (ii) to the extent not included in clause (c)(i) above, accrued reimbursed expenses of Holding, L.P. in accordance with GAAP that are not expected to be received in cash within the next 12 months (which amount may be retroactively computed by the Borrowers for purposes of Section 7.10.4 to give effect to actual cash receipt of revenues);

                 (iii) the lesser of (A) payments in the nature of principal with respect to Capitalized Leases over the most recent 12-month period and (B) $250,000;

                   (iv) to the extent not included in clause (c)(i) above, interest income recognized in computing such net income (or loss) but not received in cash, including noncash interest income from Indebtedness owed to Holding, L.P. from the Restricted Companies permitted by Section 7.6.14; and

                  (iv)  the lesser of (A) Capital Expenditures or
              (B) $750,000.

              1.91. "Holding, L.P. Senior Subordinated Notes" means the 11% Senior Subordinated Notes due September 15, 2003 issued by Holding, L.P. pursuant to the Senior Subordinated Notes
         Indenture.

              1.92. "Holding Pledge and Subordination Agreement" means the Amended and Restated Pledge and Subordination Agreement dated as of the Initial Closing Date in substantially the form of Exhibit 5.1.7, as from time to time in effect, among Holding, L.P., Holding, Inc., the Restricted Companies and the Managing Agent.

              1.93. "Houston Office" means the principal banking office of the Administrative Agent in Houston, Texas.

              1.94. "Indebtedness" means all obligations, contingent or otherwise, which in accordance with GAAP are required to be classified upon the balance sheet of any Restricted Company (or other specified Person) as liabilities, but in any event including:

                   (a)  indebtedness in respect of borrowed money;

                   (b) indebtedness evidenced by notes, debentures or similar instruments;

                   (c)  Capitalized Lease Obligations;

                   (d) the deferred purchase price of assets (including trade accounts payable);

                   (e) mandatory redemption, repurchase or dividend obligations with respect to capital stock (or other evi-dence of beneficial interest);



         3133296.08                  -18-            FALCON CREDIT AGREEMENT





                   (f) unfunded pension fund obligations and liabili-ties;

                   (g) all Guarantees and endorsements in respect of Indebtedness of others; and

                   (h) liabilities secured by any Lien existing on property owned or acquired by any Restricted Company, whether or not the liability secured thereby shall have been assumed.

              1.95.  "Indemnified Party" is defined in Section 10.2.

              1.96. "Initial Closing Date" means July 12, 1996 or such other date prior to September 30, 1996 as agreed by the Borrowers and the Managing Agent as the first Closing Date hereunder.

              1.97. "Interest Period" means any period, selected as provided in Section 3.2.1, of one, two, three and six months (or any longer period to which all the Lenders have given their consent to the Administrative Agent), commencing on any Banking Day and ending on the corresponding date in the subsequent cal-endar month so indicated (or, if such subsequent calendar month has no corresponding date, on the last day of such subsequent calendar month); provided, however, that subject to Section 3.2.3, if any Interest Period so selected would otherwise begin or end on a date which is not a Banking Day, such Interest Period shall instead begin or end, as the case may be, on the immediately preceding or succeeding Banking Day as determined by the Administrative Agent in accordance with the then current banking practice in the inter-bank Eurodollar market with respect to Eurodollar deposits at the applicable Eurodollar Office, which determination by the Administrative Agent shall, in the absence of manifest error, be conclusive.

              1.98. "Interest Rate Protection Agreement" means any interest rate swap, interest rate cap, interest rate hedge or other contractual arrangement protecting a Person against increases in variable interest rates or converting fixed inter-est rates into variable interest rates on Financing Debt.

              1.99. "Investment" means, with respect to any Restricted Company (or other specified Person):

                   (a) any share of capital stock, other equity inter-est, evidence of Indebtedness or other security issued by any other Person;

                   (b) any loan, advance or extension of credit to, or contribution to the capital of, any other Person;

                   (c)  any Guarantee of the Indebtedness of any other
              Person;



         3133296.08                  -19-            FALCON CREDIT AGREEMENT





                   (d) any acquisition of all or any part of the busi-ness of any other Person or the assets comprising such business or part thereof;

                   (e) any commitment or option to make any Investment if the consideration for such commitment or option exceeds $1,000; and

                   (f)  any other similar investment.

              The investments described in the foregoing clauses (a) through (f) shall constitute Investments whether they are made or acquired by purchase, exchange, issuance of stock or other securities, merger, reorganization or any other method; provided, however, that Investments shall not include (i) cur-rent trade and customer accounts receivable for property leased, goods furnished or services rendered in the ordinary course of business and payable in accordance with customary trade terms, (ii) advances and prepayments to suppliers for property leased, goods furnished and services rendered in the ordinary course of business, (iii) advances to employees for travel expenses, drawing accounts and similar expenditures,
         (iv) stock or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due to any Restricted Company or as security for any such Indebtedness or claim or (v) demand deposits in banks or trust companies.

              In determining the amount of outstanding Investments for purposes of Section 8.9, the amount of any Investment shall be the cost thereof (including the amount of any Indebtedness assumed in any purchase or secured by any asset acquired in such purchase (whether or not any Indebtedness is assumed) or for which any Person that becomes a Subsidiary is liable on the date on which the securities of such Person are acquired) minus any returns of capital on such Investment actually received in cash (determined in accordance with GAAP without regard to amounts realized as income on such Investment).

              1.100. "Investor Group Company" means any Person that is a managing general partner of a Borrower; provided, however, that in no event shall Holding, L.P. or Holding, Inc.
         constitute an Investor Group Company.

              1.101. "Legal Requirement" means any requirement imposed upon any of the Lenders by any law of the United States of America or any jurisdiction in which any Eurodollar Office is located or by any regulation, order, interpretation, ruling or official directive of the Board of Governors of the Federal Reserve System or any other board or governmental or adminis-trative agency of the United States of America, of any juris-diction in which any Eurodollar Office is located, or of any political subdivision of any of the foregoing. Any requirement imposed by any such regulation, order, ruling or official directive not having the force of law shall be deemed to be a Legal Requirement if any of the Lenders reasonably believes that compliance therewith is in the best interest of such Lender.



         3133296.08                  -20-            FALCON CREDIT AGREEMENT





              1.102. "Lender" means the Persons owning a Percentage Interest in the Credit Obligations or having a Commitment and their respective Assignees permitted by Section 12.1.

              1.103. "Lending Officer" shall mean such officers or employees of the Administrative Agent as from time to time des-ignated by it in writing to the Borrowers.

              1.104. "Lien" means, with respect to any Restricted Company (or any other specified Person):

                   (a) Any encumbrance, mortgage, pledge, lien, charge or security interest of any kind upon any property or assets of the Restricted Company, whether now owned or hereafter acquired, or upon the income or profits there-from.

                   (b) Any arrangement or agreement which prohibits the Restricted Company from creating encumbrances, mortgages, pledges, liens, charges or security interests.

                   (c) The acquisition of, or the agreement to acquire, any property or asset upon conditional sale or subject to any other title retention agreement, device or arrangement (including a Capitalized Lease).

                   (d) The sale, assignment, pledge or transfer for security of any accounts, general intangibles or chattel paper of the Restricted Company, with or without recourse.

                   (e) The transfer of any tangible property or assets for the purpose of subjecting such items to the payment of Indebtedness in priority to payment of the general credi-tors of the Restricted Company.

                   (f) The existence for a period of more than 90 con-secutive days of any Indebtedness against the Restricted Company which if unpaid would by law or upon a Bankruptcy Default be given any priority over general creditors.

              1.105. "Listed Systems" means Systems located in the following geographical areas: Plattsburgh, New York.

              1.106. "Loan" means, collectively, the Revolving Loan and the Term Loan.

              1.107. "Managing Agent" means Bank of Boston in its capacity as managing agent for the Lenders hereunder, as well as its successors and assigns in such capacity pursuant to Sec-tion 11.7.



         3133296.08                  -21-            FALCON CREDIT AGREEMENT





              1.108. "Margin Stock" means "margin stock" within the meaning of Regulations G, T, U or X (or any successor pro-visions) of the Board of Governors of the Federal Reserve Sys-tem, or any regulations, interpretations or rulings thereunder, all as from time to time in effect.

              1.109. "Material Adverse Change" means a material adverse change since December 31, 1995 in the business, assets, financial condition or income of the Restricted Companies (on a Consolidated basis) (or any other specified Persons) as a re-sult of any event or development.

              1.110. "Material Agreements" means each of the agreements listed in Section 8.2.2 as in effect on the Initial Closing Date and furnished to the Lenders and as subsequently amended, modified and supplemented in accordance with Section 7.2.3.

              1.111.  "Maximum Amount of Revolving Credit" is defined in
         Section 2.1.1.

              1.112. "MONY Subordinated Debt" means the 11.56% Series A and Series B Subordinated Notes due March 31, 2001, each issued by Falcon Telecable, a California limited partnership, pursuant to a Note Purchase Agreement dated as of October 21, 1991, as amended through the Initial Closing Date, with Affiliates of the Mutual Life Insurance Company of New York, including notes evidencing deferred fees due on account of risk-based capital requirements issued by such Restricted Companies on the same terms as the other MONY Subordinated Debt issued by Falcon Telecable, a California limited partnership.

              1.113. "Multiemployer Plan" means any Plan that is a "multiemployer plan" as defined in section 4001(a)(3) of ERISA.

              1.114. "Net Cash Proceeds" means the cash proceeds of sale or disposition of assets by any Restricted Company net of
         (a) any Indebtedness permitted by Section 7.6.7 (Capitalized Leases and purchase money indebtedness) secured by assets being sold in such transaction required to be paid from such pro-ceeds, (b) income taxes that, as estimated by such Restricted Company in good faith, will be required to be paid by such Restricted Company (or its ultimate equity owners that are not partnerships or other tax flow through entities) in cash as a result of, and within 15 months after, such asset sale, and (c) all reasonable expenses of such Restricted Company incurred in connection with the transaction.

              1.115. "Net Debt Proceeds" means the cash proceeds of the incurrence of Designated Financing Debt by Holding, L.P. or any Restricted Company (net of reasonable out-of-pocket transaction fees and expenses).

              1.116.  "Nonperforming Lender" is defined in Section
         11.4.3.

              1.117.  "Non-Targeted Asset Sale" is defined in Section
         4.5.1.



         3133296.08                  -22-            FALCON CREDIT AGREEMENT





              1.118. "Notes" means each of the Revolving Notes and the Term Notes.

              1.119.  "Obligor" means each Borrower, each other
         Guarantor and each other Restricted Company guaranteeing or granting collateral to secure any Credit Obligations.

              1.120. "Operating Assets" means (a) a group of tangible and intangible assets used by a Person to provide cable television services or to conduct any related activities, or
         (b) all of the outstanding capital stock of, or other equity interests in, a Person engaged in the provision of cable tele-vision services or conducting any related activities.

              1.121. "Payment Date" means the last Banking Day of each March, June, September and December occurring after the Initial Closing Date.

              1.122.  "PBGC" means the Pension Benefit Guaranty
         Corporation or any successor entity.

              1.123.  "Percentage Interest" is defined in Section 11.1.

              1.124.  "Performing Lender" is defined in Section 11.4.3.

              1.125. "Permitted Asset Swap" means, with respect to any Non-Targeted Asset Sale, the acquisition by a Restricted Company of Operating Assets which occurs on the date of or within 270 days after, such Non-Targeted Asset Sale and to which acquisition the Required Lenders have given their prior written consent.

              1.126. "Permitted Joint Venture" means a joint venture, general partnership or limited liability company between a Restricted Company and a telecommunications provider pursuant to which the new entity would operate cable television systems and other telecommunication systems, including voice and/or data services; provided, however, that the Restricted Companies shall in no event incur any Indebtedness, by way of guarantee, general partner or joint venturer liability or otherwise, as a result of any such joint venture, general partnership or lim-ited liability company.

              1.127. "Permitted Joint Venture Investment Multiple Amount" means the portion of Consolidated Annualized Operating Cash Flow properly allocable to the Systems or other assets contributed to (or otherwise invested in) a Permitted Joint Venture by the Restricted Companies for the period of three consecutive months most recently ended prior to such contribu-tion (or other Investment) for which financial statements have been (or are required to have been) furnished in accordance with Section 7.4.2 multiplied by the ratio of Consolidated Total Debt to Consolidated Annualized Operating Cash Flow as shown in the most recently submitted compliance computations pursuant to Section 7.4.2(b).



         3133296.08                  -23-            FALCON CREDIT AGREEMENT





              1.128. "Person" means any present or future natural person or any corporation, association, partnership, joint ven-ture, company, business trust, trust, organization, business or government or any governmental agency or political subdivision thereof.

              1.129. "PIK Interest Payments" means any accrued interest payments on Financing Debt that are postponed, evidenced by book-entry accrual or made through the issuance of "payment-in-kind" notes or other securities, all in accordance with the terms of such Financing Debt; provided, however, that in no event shall PIK Interest Payments include payments made with cash or Cash Equivalents.

              1.130. "Plan" means, at any time, any pension benefit plan subject to Title IV of ERISA maintained, or to which contributions have been made or are required to be made, by any ERISA Group Person within six years prior to such time.

              1.131. "Pricing Options" means the options granted pursuant to Section 3.2.1 to have the interest on any portion of the Loan computed on the basis of a Eurodollar Rate.

              1.132. "Pro Rata Revolver Prepayment Portion" means, at any date, with respect to specified Net Cash Proceeds from any Non-Targeted Asset Sale that will be allocated to repay the Revolving Loan, the portion of such Net Cash Proceeds calcu-lated as follows:

                   (a) add all cumulative percentage reductions of the Revolving Loan occurring on or after the date of such Non-Targeted Asset Sale up to but excluding the Final Revolv-ing Maturity Date;

                   (b) divide the cumulative percentage reduction of each remaining Payment Date by the sum in clause (a) above; and

                   (c) multiply the Net Cash Proceeds by the percentage determined under clause (b) above for each such Payment Date.

              An example of the computation of the Pro Rata Revolver Prepayment Portion is set forth in Exhibit 1.

              1.133. "Pro Rata Term Prepayment Portion" means, at any date, with respect to specified Net Cash Proceeds from any Non-Targeted Asset Sale that will be allocated to repay the Term Loan, the portion of such Net Cash Proceeds calculated as follows:

                   (a) add all cumulative percentage reductions of the Term Loan occurring on or after the date of such Non-Targeted Asset Sale up to but excluding the Final Term Maturity Date;



         3133296.08                  -24-            FALCON CREDIT AGREEMENT





                   (b) divide the cumulative percentage reduction of each remaining Payment Date by the sum in clause (a) above; and

                   (c) multiply the Net Cash Proceeds by the percentage determined under clause (b) above for each such Payment Date.

              1.134. "Purchase Price" means, with respect to any Permitted Asset Swap, the purchase price of the Operating Assets acquired in such Permitted Asset Swap which is paid on the closing of such acquisition in cash or capital stock of any Borrower without giving effect to any post-closing adjustments.

              1.135.  "Qualified Institutional Buyer" means:

                   (a) a duly authorized domestic bank, savings and loan association, registered investment company, regis-tered investment adviser or registered dealer, acting for its own account or the accounts of other Qualified Insti-tutional Buyers, which in the aggregate owns and invests on a discretionary basis at least $100 million in securi-ties and (if a bank or savings and loan association) which has a net worth of at least $25 million; or

                   (b) a foreign bank or savings and loan association or equivalent institution, acting for its own account or the account of other Qualified Institutional Buyers, which in the aggregate owns and invests on a discretionary basis at least $100 million in securities and has a net worth of at least $25 million; or

                   (c) any other entity which also constitutes a "qual-ified institutional buyer" as defined in Rule 144A under the Securities Act.

              1.136. "Reference Consolidated Annualized Operating Cash Flow Amount" means, on any date, Consolidated Annualized Operating Cash Flow (which calculation shall include Falcon Cable Systems) for the period of three consecutive months most recently ended prior to the Initial Closing Date, as calculated in connection with the certificate furnished to the Administra-tive Agent pursuant to Section 5.2.1.

              1.137. "Reference Lender" means each of Bank of Boston and Toronto Dominion.

              1.138.  "Replacement Lender" is defined in Section 12.3.

              1.139.  "Register" is defined in Section 12.1.3.

              1.140. "Required Lenders" means, with respect to any consent or other action to be taken by either Managing Agent or the Lenders under the Credit Documents, such Lenders as own at least a majority of the Aggregate Percentage Interests; pro-vided, however, that with



         3133296.08                  -25-            FALCON CREDIT AGREEMENT





         respect to the matters referred to in the proviso to Section 11.6, Required Lenders means such Lenders as own at least the respective portions of the Percentage Interests indicated therein.

              1.141. "Resource Conservation and Recovery Act" means the federal Resource Conservation and Recovery Act, 42 U.S.C.
         section 690, et seq. (or any successor statute) and the rules and regulations thereunder, all as from time to time in effect.

              1.142. "Restricted Company" means each of the Borrowers, the Investor Group Companies and their respective Subsidiaries.

              1.143. "Revolving Lender" means each Lender owning a Percentage Interest in the Revolving Loan or having a Commit-ment to extend a portion of the Revolving Loan and its Assign-ees permitted by Section 12.1.

              1.144.  "Revolving Loan" is defined in Section 2.1.1.

              1.145.  "Revolving Note" is defined in Section 2.1.3.

              1.146. "Securities Act" means, collectively, the federal Securities Act of 1933 (or any successor statute) and the rules and regulations thereunder, all as from time to time in effect.

              1.147.  "Security Agreement" is defined in Section 5.1.6.

              1.148. "Senior Subordinated Notes Indenture" means the Indenture dated as of March 29, 1993, as in effect on the Initial Closing Date, between Holding, L.P. and United States Trust Company of New York, as trustee, with respect to the Holding, L.P. Senior Subordinated Notes (and any subsequent indenture on identical terms, except with respect to transfer restrictions, entered into for a registered exchange offer of the Holding, L.P. Senior Subordinated Notes).

              1.149. "Subscriber" means each customer who is connected by a drop line to an existing trunk or distribution line forming part of a System who has contracted to pay for the right to receive signals constituting basic service over such System.

              1.150. "Subsidiary" means any Person of which any Investor Group Company or Borrower (or other specified Person) shall at the time, directly or indirectly through one or more of its Subsidiaries, (a) own at least 50% of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally, (b) hold at least 50% of the partnership, joint venture or similar interests or (c) be a general partner or joint venturer; provided, however, that in no event shall "Subsidiary" include an Excluded Company or a Permitted Joint Venture.



         3133296.08                  -26-            FALCON CREDIT AGREEMENT





              1.151. "Syndication Agent" means NationsBank of Texas, N.A. in its capacity as syndication agent hereunder, as well as its successors and assigns in such capacity pursuant to Section 11.7.

              1.152. "System" means the assets constituting a cable television system substantially all of which is within a geographical area covered by one or more Franchises held by any Restricted Company serving subscribers who are connected by drop lines to trunk or distribution lines carrying signals from one or more head-end facilities.

              1.153.  "Targeted Asset Sale" is defined in Section 4.4.

              1.154. "Tax" means any tax, levy, duty, deduction, withholding or other charges of whatever nature at any time required by any Legal Requirement (a) to be paid by any Lender or (b) to be withheld or deducted from any payment otherwise required hereby to be made to any Lender, in each case on or with respect to (i) the principal amount of or interest on any portion of the Loan, (ii) any fees, expenses, indemnities or other amounts payable to any Lender under any Credit Document or (iii) funds transferred from a non-United States office or an international banking facility of any Lender to a United States office of such Lender in order to fund (or deemed by Section 3.2.6 to have funded) a portion of the Loan subject to a Pricing Option; provided, however, that the term "Tax" shall not include (A) taxes imposed upon or measured by the net income of such Lender or (B) franchise or similar business licensing taxes for qualification of offices of such Lender in any jurisdiction.

              1.155. "Term Lender" means each Lender owning a Per-centage Interest in the Term Loan or having a Commitment to extend a portion of the Term Loan and its Assignees permitted by Section 12.1.

              1.156.  "Term Loan" is defined in Section 2.2.

              1.157.  "Toronto Dominion" means Toronto-Dominion (Texas)
         Inc.

              1.158.  "Term Note" is defined in Section 2.2.2.

              1.159. "UCC" means the Uniform Commercial Code as in effect in Massachusetts on the date hereof.

              1.160. "United States Funds" means such coin or currency of the United States of America as at the time shall be legal tender therein for the payment of public and private debts.

              1.161. "Wholly Owned Subsidiary" means any Subsidiary of which all of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally (other than directors' qualifying shares) is owned by any Investor Group Company or any Borrower



         3133296.08                  -27-            FALCON CREDIT AGREEMENT




         (or other specified Person) directly, or indirectly through one or more Wholly Owned Subsidiaries.

         2.   The Credits.

              2.1.  Tranche A - Revolving Credit.

                   2.1.1. Revolving Loan. Subject to all of the terms and conditions of this Agreement and so long as no Default exists, each Revolving Lender severally agrees to make revolving loans to the Borrowers, who shall be jointly and severally liable therefor, in an aggregate principal amount for all Revolving Lenders equal to the amount requested in accordance with Section 2.1.2 from time to time prior to the Final Revolving Maturity Date, but not to exceed at any time outstanding the Maximum Amount of Revolving Credit. In no event will the principal amount of the loans at any one time outstanding made by any Revolving Lender under this Section 2.1 exceed an amount equal to such Revolving Lender's Percentage Interest in the Maximum Amount of Revolving Credit.

                   "Maximum Amount of Revolving Credit" means, on any
              date, the amount set forth for such date in the table below, reduced as provided further below:

                                                                  Percentage
                   Date                         Stated Amount    Reduction

              Prior to March 31, 1999          $650,000,000     0.000%
              March 31, 1999 through
                June 29, 1999                  $633,500,000     2.538%
              June 30, 1999 through
                September 29, 1999             $617,000,000     2.538%
              September 30, 1999 through
                December 30, 1999              $600,500,000     2.538%
              December 31, 1999 through
                March 30, 2000                 $584,000,000     2.538%
              March 31, 2000 through
                June 29, 2000                  $560,500,000     3.615%
              June 30, 2000 through
                September 29, 2000             $537,000,000     3.615%
              September 30, 2000 through
                December 30, 2000              $513,500,000     3.615%
              December 31, 2000 through
                March 30, 2001                 $490,000,000     3.615%
              March 31, 2001 through
                June 29, 2001                  $471,250,000     2.885%



         3133296.08                  -28-            FALCON CREDIT AGREEMENT






              June 30, 2001 through
                September 29, 2001             $452,500,000     2.885%
              September 30, 2001 through
                December 30, 2001              $433,750,000     2,885%
              December 31, 2001 through
                March 30, 2002                 $415,000,000     2.885%
              March 31, 2002 through
                June 29, 2002                  $391,250,000     3.654%
              June 30, 2002 through
                September 29, 2002             $367,500,000     3.654%
              September 30, 2002 through
                December 30, 2002              $343,750,000     3.654%
              December 31, 2002 through
                March 30, 2003                 $320,000,000     3.654%
              March 31, 2003 through
                June 29, 2003                  $293,250,000     4.115%
              June 30, 2003 through
                September 29, 2003             $266,500,000     4.115%
              September 30, 2003 through
                December 30, 2003              $239,750,000     4.115%
              December 31, 2003 through
                March 30, 2004                 $213,000,000     4.115%
              March 31, 2004 through
                June 29, 2004                  $176,750,000     5.577%
              June 30, 2004 through
                September 29, 2004             $140,500,000     5.577%
              September 30, 2004 through
                December 30, 2004              $104,250,000     5.577%
              December 31, 2004 up to the
                Final Revolving Maturity       $ 68,000,000     5.577%
                Date
              Final Revolving Maturity Date    $          0     10.462%
                                                                100%
                   Each amount in the foregoing table shall be further permanently reduced by the following amounts:

                             (a)  The sum of the Pro Rata Revolver
                        Prepayment Portions applicable to the reduction date for such amount set forth in such table of the respective amounts of Net Cash Proceeds from Non-Targeted Asset Sales to the extent that (i) the Net Cash Proceeds of all such Non-Targeted Asset Sales within the same calendar year exceed $5,000,000, and (ii) the amount in the foregoing clause (i) is not applied to repay the



         3133296.08                  -29-            FALCON CREDIT AGREEMENT





                   Term Loan pursuant to Section 4.5 or allocated to an
    	       effective Asset Swap Reserve Amount.

                        (b)  The amount of Net Debt Proceeds to the
                   extent that such amount is not applied to repay the Term Loan pursuant to Section 4.6.

                        (c)  Upon any Investment pursuant to Section
                   7.9.9, the Permitted Joint Venture Investment Multi-ple Amount with respect to such Investment.

                        (d)  such amount (in an integral multiple of
                   $1,000,000 and in a minimum amount of $1,000,000) specified by three Banking Days' notice from the Bor-rowers to the Administrative Agent.

              The aggregate principal amount of the loans made pursuant to this Section 2.1.1 at any time outstanding is referred to as the "Revolving Loan".

                        2.1.2.  Borrowing Requests.  Revolving Loans
                   will be made to the Borrowers by the Revolving Lenders under Section 2.1.1 on any Banking Day on or after the Initial Closing Date and prior to the Final Revolving Maturity Date. Not later than noon (New York time) on the first Banking Day (third Banking Day if any portion of such loan will be subject to a Pricing Option on the requested Closing Date) prior to the requested Closing Date for any such loan, a Financial Officer for the Borrowers will give the Administrative Agent notice of its request (which may be given by a telephone call received by a Lending Officer and promptly confirmed in writing), specifying (a) the amount of the requested loan (not less than $1,000,000 and an integral multiple of $100,000) and (b) the requested Closing Date therefor. Upon receipt of such notice by the Administrative Agent, the Administrative Agent shall give prompt telephonic or written notice to each Lender. Each such loan will be made at the Houston Office by wire deposit to the Administrative Agent as specified in writing from time to time. In connection with each such loan, the Borrowers shall furnish to the Administrative Agent a certificate in substantially the form of Exhibit 5.2.1.

                        2.1.3.  Revolving Notes.  Advances of the
                   Revolving Loan shall be evidenced by notes in substantially the form of Exhibit 2.1.3 (the "Revolving Notes") payable by the Borrowers on a joint and several basis to each Revolving Lender. Each Revolving Lender shall keep a record of the date and amount of (a) each loan made by such Revolving Lender pursuant to Section 2.1.1 and (b) each payment of principal made to such Revolving Lender pursuant to Section 4. Prior to the transfer of any Revolving Note, the Revolving Lender shall record on a schedule thereto appropriate notations evidencing such dates and



         3133296.08                  -30-            FALCON CREDIT AGREEMENT





              amounts; provided, however, that the failure of any Revolving Lender to make any such recordation shall not affect the obligations of the Borrowers under this Agreement, the Revolving Notes or any other Credit Document.

                   2.2  Tranche B - Term Loan.

                        2.2.1. Term Loan. Subject to all the terms and conditions hereof and so long as no Default exists, on the Initial Closing Date the Term Lenders will, in accordance with each Term Lender's respective Percentage Interests in the Term Loan, lend to the Borrowers, who shall be jointly and severally liable therefor, as a Term Loan an aggregate principal amount of $125,000,000. The aggregate principal amount of the loans made pursuant to this Section
                   2.2.1 at any one time outstanding is referred to as the "Term Loan".

                        2.2.2.  Term Notes.  The Term Loan advanced
                   under Section 2.2.1 shall be made at the Houston Office by crediting the amount of such loan to the general account of the Borrowers with the Administrative Agent against delivery to the Administrative Agent of the term notes of the Borrowers payable on a joint and several basis to the respective Term Lenders. The Term Notes issued to each Term Lender shall be in an aggregate principal amount equal to such Term Lender's Percentage Interest in the Term Loan advanced under Section
                   2.2.1 and shall be substantially in the form of
                   Exhibit 2.2.2 (the "Term Notes").

                   2.3. Acquisition Facility. From time to time after the Initial Closing Date and prior to December 31, 1998 the Borrowers may, by written notice to all the existing Lenders, request such several Lenders to provide a new acquisition credit facility for the sole purpose of funding acquisitions of businesses or other assets permitted by Sections 7.2.1 and 7.9 and for expenses reasonably related thereto, subject to the terms set forth below (an "Acquisition Facility"). Such notice must set forth (a) the amount and proposed terms (including maturity, interest rate, fees, amortization and whether a revolving or term credit is requested) for the proposed Acquisition Facility, (b) the proposed use of proceeds for the proposed Acquisition Facility, including a description of the business or other assets to be acquired with such proceeds and (c) projections demonstrating pro forma compliance with the covenants contained in this Agreement and the other Credit Documents after giving effect to the proposed Acquisition Facility and the consummation of the acquisition to be financed therewith.

                        Within 30 days after the receipt of such notice,
              each Lender willing to participate in the proposed Acquisition Facility must provide written notice to the Borrowers, the Administrative Agent and the Managing Agent of the principal amount of its proposed Commitment therein and any other conditions to such Commitment.



         3133296.08                  -31-            FALCON CREDIT AGREEMENT





         Each Lender may elect whether to commit to provide credit for an Acquisition Facility in its sole discretion. No Lender is obligated to commit to, or participate in, any Acquisition Facility. Final allocations of the Commitments for, and any other terms of, any proposed Acquisition Facility shall be agreed among the Borrowers and the Lenders which participate therein. The Acquisition Facility shall be evidenced by an amendment to this Agreement and the other Credit Documents and the issuance of notes hereunder.

                   Each Acquisition Facility (i) must not, together with the original principal amount of all other Acquisition Facili-ties, exceed $75,000,000 in aggregate principal amount, (ii) must contain terms (including covenants, guarantees and col-lateral, but excluding interest rate, fees, amortization and maturity) substantially similar to the terms of the Revolving Loan (or less restrictive on the Restricted Companies), (iii) shall reduce in quarterly amounts commencing March 31, 1999 (or later) based on the Maximum Amount of Revolving Credit cumula-tive percentage reduction schedule contained herein or an amor-tization schedule that is later and no more onerous to the Re-stricted Companies, in the reasonable opinion of the Restricted Companies and the Managing Agent, than the amortization sched-ule for the Revolving Loan and the Term Loan, (iv) may share pro rata with the Revolving Loan and Term Loan in mandatory prepayments under Sections 4.4 (Targeted Asset Sales), 4.5 (Non-Targeted Asset Sales) and 4.6 (Designated Financing Debt), and (v) shall not have a maturity earlier than the Final Re-volving Maturity Date.

              2.4.  Application of Proceeds.

                        2.4.1. Loan. Subject to Section 2.4.2, each Borrower will apply the proceeds of the Loan for the repayment of its existing Financing Debt to the extent permitted by this Agreement, for its Capital Expenditures permitted by this Agreement, for its Investments and acquisitions permitted by Section 7.9, for its Distributions permitted by Section 7.10, for funding the transactions contemplated by the Falcon Cable Systems Purchase Agreement, for the potential refinancing of the MONY Subordinated Debt, for Credit Document transaction costs and for its working capital; provided, however, that a portion of the Maximum Amount of Revolving Credit equal to any then effective Asset Swap Reserve Amount may only be borrowed to finance a Permitted Asset Swap.

                        2.4.2. Specifically Prohibited Applications. No Borrower will, directly or indirectly, apply any part of the proceeds of any extension of credit made pursuant to the Credit Documents to purchase or to carry Margin Stock or to any transaction prohibited by the Foreign Trade Regulations or by other laws or regulations applicable to the Lenders.



         3133296.08                  -32-            FALCON CREDIT AGREEMENT





              2.5. Nature of Obligations of Lenders to Extend Credit. The Lenders' obligations under this Agreement to make the Loan are several and are not joint or joint and several. If any Lender shall fail to perform its obligations to extend any such credit, the amount of the commitment of the Lender so failing to perform may be assumed by the other Lenders, in their sole discretion, in such proportions as such Lenders may agree among themselves and the Percentage Interests of each other Lender shall be appropriately adjusted, but such assumption and adjustment shall not relieve the Lenders from any of their obligations to make any such extension of credit or to repay any Delinquent Payment required by Section 11.4.

         3.   Interest; Pricing Options; Fees.

              3.1. Interest. The Loan shall accrue and bear interest at a rate per annum which shall at all times equal the Applicable Rate. Prior to any stated or accelerated maturity of the Revolving Loan or Term Loan, as the case may be, the Borrowers jointly and severally will, on each Payment Date, pay the accrued and unpaid interest on the portion of the Loan which was not subject to a Pricing Option. On the last day of each Interest Period or on any earlier termination of any Pric-ing Option, the Borrowers will jointly and severally pay the accrued and unpaid interest on the portion of the Loan which was subject to the Pricing Option which expired or terminated on such date; provided, however, that in the case of any Inter-est Period longer than three months, the Borrowers will also pay the accrued and unpaid interest on the Loan subject to the Pricing Option having such Interest Period on the Banking Day constituting the 90th day after the commencement of such Inter-est Period (or if such day is not a Banking Day, the Banking Day immediately preceding such 90th day). On any stated or accelerated maturity of the Revolving Loan or Term Loan, as the case may be, the Borrowers jointly and severally will pay all accrued and unpaid interest on the Revolving Loan or Term Loan, as the case may be, including any accrued and unpaid interest on the portion of the Loan which is subject to a Pricing Option. All payments of interest hereunder shall be made to the Administrative Agent for the account of each Lender in accordance with the Lenders' respective Percentage Interests.

              3.2.  Pricing Options.

                   3.2.1. Election of Pricing Options. Subject to all of the terms and conditions hereof and so long as no Default under Sections 9.1.1, 9.1.5 (except clause (b) thereof) or 9.1.11 exists, the Borrowers may from time to time, by irrevocable notice from a Financial Officer to the Administrative Agent received no later than noon (New York time) three Banking Days prior to the commencement of the Interest Period selected in such notice, elect to have such portion of the Loan as the Borrowers may specify in such notice accrue and bear daily interest during the Interest Period so selected at the Applicable Rate



         3133296.08                  -33-            FALCON CREDIT AGREEMENT





              computed on the basis of the Eurodollar Rate. In the event the Borrowers, at any time, fail to elect a Pricing Option under this Section 3.2.1 for any portion of the Revolving Loan, then such portion of the Revolving Loan will accrue and bear interest at the Applicable Rate based on the Base Rate. In the event the Borrowers, at any time, fail to elect a Pricing Option under this Section
              3.2.1 for any portion of the Term Loan, the Borrowers shall automatically be deemed to have elected under this
              Section 3.2.1 an Interest Period of one month for such
              portion of the Term Loan.   Simultaneous elections by a
              group of Borrowers for the same Interest Period of a portion of either the Revolving Loan, the Term Loan or both on a combined basis shall be deemed to be the election of a single Pricing Option.

                   No election under this Section 3.2.1 shall become
              effective if, prior to the commencement of any such Inter-est Period, the Administrative Agent determines, in the manner provided below, that (a) the electing or granting of the Pricing Option in question would violate a Legal Requirement or (b) Eurodollar deposits in an amount compa-rable to the principal amount of the Loan as to which such Pricing Option has been elected and which have a term cor-responding to the proposed Interest Period are not readily available in the inter-bank Eurodollar market for delivery at any Eurodollar Office or, by reason of circumstances affecting such market, adequate and reasonable methods do not exist for ascertaining the interest rate applicable to such deposits for the proposed Interest Period.

                   For purposes of determining ready availability of
              Eurodollar deposits with respect to a proposed Interest Period, such Eurodollar deposits shall be deemed not read-ily available if any Lender shall have advised the Admin-istrative Agent by telephone, confirmed in writing, at or prior to noon (New York time) on the second Banking Day prior to the commencement of such proposed Interest Period that, based upon the knowledge of such Lender of the Euro-dollar market and after reasonable efforts to determine the availability of such Eurodollar deposits, such Lender reasonably determines that Eurodollar deposits in an amount equal to the respective Percentage Interest of such Lender in the portion of the Loan as to which such Pricing Option has been elected and which have a term correspond-ing to the Interest Period in question will not be offered in the Eurodollar market to such Lender at a rate of interest that does not exceed the Basic Eurodollar Rate, and the Administrative Agent and the Borrowers reasonably concur in such determination (unless the foregoing results from the creditworthiness of such Lender or a change in the availability of Eurodollar markets to such Lender resulting from the failure of such Lender to comply with legal or regulatory requirements).



         3133296.08                  -34-            FALCON CREDIT AGREEMENT





                   3.2.2. Notice to Lenders and Borrowers. The Admin-istrative Agent will promptly inform each Lender (by tele-phone or otherwise and promptly confirmed in writing) of each notice received by it from the Borrowers pursuant to
              Section 3.2.1 and of the Interest Period specified in such notice. Upon determination by the Administrative Agent of the Eurodollar Rate for such Interest Period or in the event no such election shall become effective, the Admin-istrative Agent will promptly notify the Borrowers and each Lender (by telephone or otherwise and promptly con-firmed in writing) of the Eurodollar Rate so determined or why such election did not become effective.

                   3.2.3. Selection of Interest Periods. Interest Periods shall be selected so that:

                        (a) the minimum portion of the Revolving Loan or Term Loan, as the case may be, subject to any Pricing Option shall be $5,000,000 and an integral multiple of $1,000,000;

                        (b) no more than 20 Pricing Options shall be outstanding at any one time;

                        (c)  an aggregate principal amount of the
                   Revolving Loan which is not less than the amount of the next mandatory prepayment required by Section 4.3 shall not be subject to a Pricing Option on the date such mandatory prepayment is required to be made;

                        (d) no Interest Period with respect to any part of the Revolving Loan subject to a Pricing Option shall expire later than the Final Revolving Maturity Date; and

                        (e) no Interest Period with respect to any part of the Term Loan subject to a Pricing Option shall expire later than the Final Term Maturity Date.

                   3.2.4. Additional Interest. If any portion of the Loan which is subject to a Pricing Option is repaid, or any Pricing Option is terminated for any reason (other than (a) a Legal Requirement not having the force of law or (b) the payment in full of the Credit Obligations as a result of the failure of any Lender to perform its obliga-tions hereunder), on a date which is prior to the last Banking Day of the Interest Period applicable to such Pricing Option, the Borrowers jointly and severally will pay to the Administrative Agent for the account of each Lender in accordance with the Lenders' respective Percent-age Interests, in addition to any amounts of interest otherwise payable hereunder, an



         3133296.08                  -35-            FALCON CREDIT AGREEMENT





              amount equal to daily interest for the unexpired portion of such Interest Period on the portion of the Loan so repaid, or as to which a Pricing Option was so terminated, at a per annum rate equal to the excess, if any, of (i) the Eurodollar Rate calculated on the basis of the rate applicable to such Pricing Option minus (ii) the lowest rate of interest obtainable by the Lenders with respect to Eurodollar deposits which have a maturity date approximating the last Banking Day of such Interest Period. For purposes of this Section 3.2.4, if any portion of the Loan which was to have been subject to a Pricing Option is not outstanding on the first day of the Interest Period applicable to such Pricing Option other than for reasons described in Section 3.2.1, the Borrowers shall be deemed to have terminated such Pricing Option. The determination by the Administrative Agent of such amount of interest shall, in the absence of manifest error, be conclusive.

                   3.2.5. Change in Applicable Laws, Regulations, etc. If any Legal Requirement shall prevent any Lender from funding through the purchase of deposits, or maintaining, any portion of the Loan subject to a Pricing Option or otherwise from giving effect to such Lender's obligations as contemplated hereby, (a) the Administrative Agent may by notice to the Borrowers terminate all of the affected Pricing Options, (b) the portion of the Loan subject to such terminated Pricing Options shall immediately bear interest thereafter at the Applicable Rate computed on the basis of the Base Rate and (c) the Borrowers shall make any payment required by Section 3.2.4 to the extent the Applicable Rate based on the Eurodollar Rates for the affected Pricing Options exceeds the Applicable Rate based on the Base Rate.

                   3.2.6. Funding Procedure. The Lenders may fund any portion of the Loan subject to a Pricing Option out of any funds available to the Lenders. Regardless of the source of the funds actually used by any of the Lenders to fund any portion of the Loan subject to a Pricing Option, how-ever, all amounts payable hereunder, including the inter-est rate applicable to any such portion of the Loan and the amounts payable under Sections 3.2.4 and 3.4, shall be computed as if each Lender had actually funded such Lend-er's Percentage Interest in such portion of the Loan through the purchase of deposits in such amount with a maturity the same as the applicable Interest Period relat-ing thereto and through the transfer of such deposits from an office of the Lender having the same location as the applicable Eurodollar Office to one of such Lender's offices in the United States of America.

              3.3. Commitment Fees. In consideration of the Revolving Lenders' commitments to make the extensions of credit provided for in Section 2.1, while such commitments are outstanding, the Borrowers jointly and severally will pay to the Administrative Agent for the account of the Revolving Lenders, on each Payment Date,



         3133296.08                  -36-            FALCON CREDIT AGREEMENT





         and on the Final Revolving Maturity Date, commitment fees in an amount equal to the product of (a) interest at a rate equal to the commitment fee percentage in the table below set opposite the ratio which (i) Consolidated Total Debt on the last day of the most recently ended fiscal quarter for which financial statements have been furnished by the Restricted Companies to the Lenders pursuant to Sections 7.4.1 or 7.4.2 prior to such Payment Date bore to (ii) Consolidated Annualized Operating Cash Flow for the period of three consecutive months ended on the last day of such period multiplied by (b) the amount by which (i) the average daily Maximum Amount of Revolving Credit during the three-month period or portion thereof ending on such date exceeded (ii) the average daily Revolving Loan during such period or portion thereof:

              Ratio of Consolidated Total Debt
              to Consolidated Annualized            Commitment Fee
              Operating Cash Flow                   Percentage
              ================================      ==============

              Greater than or equal to 4.75         0.375%
              Less than 4.75                        0.250%

         Any adjustment in the commitment fee percentage shall take effect on the third Banking Day following the receipt by the Administrative Agent of the financial statements required to be furnished by Section 7.4.1 or 7.4.2; provided, however, that if for any reason the Restricted Companies shall not have fur-nished the financial statements required by Section 7.4.1 or
         7.4.2 for any fiscal quarter by the time required by such Sec-tions and the commitment fee percentage indicated by the Con-solidated Total Debt to Consolidated Annualized Operating Cash Flow ratio for such fiscal quarter would be increased from that previously in effect, the commitment fee percentage during the period from the date which is three Banking Days after such financial statements were due until the date on which the same are received by the Administrative Agent shall be the commit-ment fee percentage as so increased.

              3.4. Taxes. If (a) any Lender shall be subject to any Tax or (b) any Borrower shall be required to withhold or deduct any Tax, the Borrowers will on demand by the Administrative Agent or such Lender, accompanied by the certificate referred to below, pay to the Administrative Agent for such Lender's account such additional amount as is necessary to enable such Lender to receive net of any Tax the full amount of all payments of principal, interest, fees, expenses, indemnities and other amounts payable by the Borrowers to such Lender under any Credit Document. Each Lender agrees that if, after the payment by the Borrowers of any such additional amount, any amount identifiable as a part of any Tax related thereto is subsequently recovered or used as a credit by such Lender, such Lender shall reimburse the Borrowers to the extent of the amount so recovered or used. A certificate of an officer of such Lender setting forth the amount of such Tax or recovery or use and the basis



         3133296.08                  -37-            FALCON CREDIT AGREEMENT





         therefor shall, in the absence of manifest error, be conclusive. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

              3.5. Capital Adequacy. If any Lender shall have determined that compliance by such Lender with any applicable law, governmental rule, regulation or order regarding capital adequacy of banks or bank holding companies, or any interpreta-tion or administration thereof by any governmental authority, central bank or comparable agency charged with the interpreta-tion or administration thereof, or compliance by such Lender with any request or directive regarding capital adequacy (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's cap-ital as a consequence of such Lender's obligations hereunder to a level below that which such Lender could have achieved but for such compliance (taking into consideration such Lender's policies with respect to capital adequacy immediately before such compliance and assuming that such Lender's capital was fully utilized prior to such compliance) by an amount deemed by such Lender to be material, then, the Borrowers jointly and severally will on demand by the Administrative Agent, accompa-nied by the certificate referred to below, pay to the Adminis-trative Agent from time to time as specified by such Lenders as are so affected such additional amounts as shall be sufficient to compensate such Lenders for such reduced return, together with interest on each such amount from 15 Banking Days after the date demanded until payment in full thereof at the rate of interest on overdue installments of principal provided in Sec-tion 3.1. A certificate of an officer of any such Lender set-ting forth the amount to be paid to it and the basis for compu-tation thereof hereunder shall, in the absence of manifest error, be conclusive. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

              3.6. Regulatory Changes. If any Lender shall have determined that (a) any change in any Legal Requirement after the date hereof shall directly or indirectly (i) reduce the amount of any sum received or receivable by such Lender with respect to the Loan or the return to be earned by such Lender on the Loan, (ii) impose a cost on such Lender or any Affiliate of such Lender that is attributable to the making or maintain-ing of, or such Lender's commitment to make, its portion of the Loan, (iii) require such Lender or any Affiliate of such Lender to make any payment on or calculated by reference to the gross amount of any amount received by such Lender under any Credit Document, or (iv) reduce, or have the effect of reducing, the rate of return on any capital of such Lender or any Affiliate of such Lender that such Lender or such Affiliate is required to maintain on account of the Loan or such Lender's Commitment and (b) such reduction, increased cost or payment shall not be fully compensated for by an adjustment in the Applicable Rate, then the Borrowers jointly and severally shall pay to such Lender such additional amounts as such Lender determines will, together with any adjustment in the Applicable Rate, fully com-pensate



         3133296.08                  -38-            FALCON CREDIT AGREEMENT





         for such reduction, increased cost or payment, together with interest on each such amount from 15 Banking Days after the date demanded until payment in full thereof at the rate of interest on overdue installments of principal provided in Sec-tion 3.1. A certificate of an officer of such Lender setting forth the amount to be paid to it and the basis for computation thereof hereunder shall, in the absence of manifest error, be conclusive. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

              3.7. Computations of Interest and Fees. For purposes of this Agreement, interest and commitment fees (and any amount expressed as interest) shall be computed on a daily basis and
         (a) with respect to any portion of the Loan subject to a Pricing Option, on the basis of a 360-day year and (b) with respect to commitment fees and any other portion of the Loan, on the basis of a 365 or 366-day year, as the case may be.

              3.8. Interest Limitation. Notwithstanding any other provision of this Agreement or any other Credit Document, the maximum amount of interest that may be charged to or collected from any Borrower by any Lender under this Agreement or any other Credit Document shall in no event exceed the maximum amount of interest that could lawfully be charged or collected under applicable law. Any provision of this Agreement or any other Credit Document that could be construed as providing for interest in excess of such lawful maximum shall be expressly subject to this Section 3.8. Any part of the Credit Obliga-tions consisting of amounts to be paid to any Lender for the use, forbearance or retention of the Credit Obligations shall, to the extent permitted by applicable law, be allocated throughout the full term of the Credit Obligations until pay-ment in full of the Credit Obligations (including any renewal or extension thereof) so that interest on account of the Credit Obligations shall not exceed the maximum amount permitted by applicable law.

         4.   Payment.

              4.1. Payment at Maturity. On the stated or any accelerated maturity of the Revolving Loan or Term Loan, as the case may be, the Borrowers jointly and severally will pay to the Administrative Agent for the account of each Lender for credit to the Revolving Loan or Term Loan, as the case may be, an amount equal to the Revolving Loan or Term Loan, as the case may be, then due, together with all accrued and unpaid interest and any fees thereon, and upon any accelerated maturity date and the Final Term Maturity Date, all other Credit Obligations then outstanding.

                   4.2. Fixed Prepayment of Term Loan. Commencing in 1997 and continuing through 2004, the Borrowers will jointly and severally pay an aggregate of $1,000,000 to the Administra-tive Agent on December 31st of each year as a fixed prepayment of the Term Loan for the account of each Lender participating therein, together with



         3133296.08                  -39-            FALCON CREDIT AGREEMENT





         accrued interest on such amount prepaid, and a final payment of $117,000,000 on the Final Term Maturity Date.

              4.3. Maximum Amount of Revolving Credit, etc. If at any time the Revolving Loan exceeds the Maximum Amount of Revolving Credit, the Borrowers jointly and severally will immediately pay the amount of such excess to the Administrative Agent for the account of the Revolving Lenders as a mandatory prepayment of the Revolving Loan.

              4.4. Targeted Asset Sales. In the event that after June 1, 1996 and prior to October 1, 1997 the Restricted Companies sell or dispose of Operating Assets (which may include the Listed Systems) and the aggregate Net Cash Proceeds for all such sales and dispositions is less than $40,000,000 (a "Tar-geted Asset Sale"), such aggregate Net Cash Proceeds shall (a) to the extent such aggregate Net Cash Proceeds are less than $40,000,000, be applied to repay the Revolving Loan within five Banking Days after such Targeted Asset Sale (but shall not reduce the Maximum Amount of Revolving Credit), and (b) to the extent such aggregate Net Cash Proceeds equal or exceed $40,000,000, be deemed the proceeds from a Non-Targeted Asset Sale pursuant to Section 4.5.1.

              4.5.  Non-Targeted Asset Sales.

                   4.5.1. Prepayment on Sale. Upon, or within five days prior to, the sale, exchange or disposition of assets by the Restricted Companies that does not constitute a Targeted Asset Sale (a "Non-Targeted Asset Sale"), the Borrower making (or whose Subsidiaries are making) such sale, exchange or disposition shall provide written notice to the Lenders of (a) the closing date for such Non-Tar-geted Asset Sale, (b) the amount of Net Cash Proceeds (if any, in the case of an exchange) therefrom, (c) whether the Net Cash Proceeds will be reserved for a Permitted Asset Swap, (d) how much of the Revolving Loan and Term Loan will be repaid with the Net Cash Proceeds, (e) the schedule of Pro Rata Revolver Prepayment Portions, and (f) a revised schedule of reductions in the Maximum Amount of Revolving Credit giving effect to such Pro Rata Revolver Prepayment Portions. The amount of the Loan so to be repaid shall equal the amount of such Net Cash Proceeds to the extent that (i) the Net Cash Proceeds of all such Non-Targeted Asset Sales within such calendar year exceed $5,000,000 and (ii) the balance of such Net Cash Proceeds in excess of the amount in clause (i) above are not sub-ject to an effective Asset Swap Reserve Amount.

                   Such prepayment will be allocated to the Revolving
              Loan and Term Loan pro rata in proportion to the relative size of the Maximum Amount of Revolving Credit to the Term Loan, and prepayments of the Term Loan under



         3133296.08                  -40-            FALCON CREDIT AGREEMENT





              this Section 4.5.1 shall be applied to the prepayments required under Section 4.2 on a weighted basis in accordance with the respective amounts of the fixed prepayments required by Section 4.2. All such prepayments (and reductions in the Maximum Amount of Revolving Credit) must be made within five Banking Days after the Non-Targeted Asset Sale or the termination of effectiveness of an Asset Swap Reserve Amount, as the case may be.

                   4.5.2. Asset Swap Reserve Amount. The Borrowers may elect to reserve up to $40,000,000 of Net Cash Proceeds from all such Non-Targeted Asset Sales at any one time outstanding for Permitted Asset Swaps; provided, however, that this limitation shall not apply to contemporaneous asset exchanges made in accordance with Section 7.11.5. The amount so reserved (the "Asset Swap Reserve Amount") must be applied to a Permitted Asset Swap within 270 days after the Non-Targeted Asset Sale creating the Asset Swap Reserve Amount. In the event the Permitted Asset Swap is not consummated within such 270-day period (or if the Bor-rower abandons its plans for a Permitted Asset Swap prior to the end of such period), the Borrower shall notify the Lenders within three Banking Days and specify (a) how much of the Revolving Loan and Term Loan will be repaid with the Asset Swap Reserve Amount, (b) the schedule of Pro Rata Revolver Prepayment Portions and (c) a revised sched-ule of reductions in the Maximum Amount of Revolving Cred-it giving effect to such Pro Rata Revolver Prepayment Por-tions.

                   The amount of the Loan so to be repaid will be allo-
              cated to the Revolving Loan and Term Loan pro rata in pro-portion to the relative size of the Maximum Amount of Revolving Credit to the Term Loan, and prepayments of the Term Loan under this Section 4.5.2 shall be applied to the prepayments required under Section 4.2 on a weighted basis in accordance with the respective amounts of the fixed prepayments required by Section 4.2. All such prepayments must be made within five Banking Days after the delivery of such notice.

              4.6. Designated Financing Debt. Upon, or within five days prior to, the incurrence by Holding, L.P. or any of the Restricted Companies of Designated Financing Debt, Holding, L.P. or the Borrower incurring (or whose Subsidiaries are incurring) such Designated Financing Debt shall provide written notice to the Lenders of the closing date for such incurrence and the amount of Net Debt Proceeds. Such Net Debt Proceeds shall be applied to the prepayment of the Revolving Loan and Term Loan pro rata in proportion to the relative size of the Maximum Amount of Revolving Credit to the Term Loan; provided, however, that such Net Debt Proceeds shall not be required to prepay the Credit Obligations to the extent such Designated Financing Debt is incurred by Holdings L.P. and the Net Debt Proceeds thereof are used to refinance the Holdings, L.P. Senior Subordinated Notes at maturity. All prepayments of the


         3133296.08                  -41-            FALCON CREDIT AGREEMENT





         Term Loan under this Section 4.6 shall be applied to the pre-payments required under Section 4.2 in the inverse order there-of. All such prepayments (and reductions in the Maximum Amount of Revolving Credit) must be made within five Banking Days after the incurrence of such Designated Financing Debt.

              4.7. Voluntary Prepayments. In addition to the pre-payments required by Sections 4.2, 4.3, 4.4, 4.5 and 4.6, the Borrowers jointly and severally may from time to time prepay all or any portion of the Loan (in a minimum amount of $1,000,000 and an integral multiple of $100,000), without pre-mium (except as provided in Section 3.2.4 with respect to early termination of Pricing Options). The Borrowers shall give the Administrative Agent at least one Banking Day prior notice in the case of a Revolving Loan prepayment (three Banking Days' prior notice if any portion of the Revolving Loan to be repaid is subject to a Pricing Option) and at least five Banking Day's prior notice in the case of a Term Loan prepayment, specifying the date of payment, the total principal amount of the Revolv-ing Loan and Term Loan to be paid on such date and the amount of interest to be paid with such prepayment (and any amounts due with respect to early termination of Pricing Options under
         Section 3.2.4). All prepayments of the Term Loan under this
         Section 4.7 shall be applied to the prepayments required under
         Section 4.2 pro rata over the remaining payments.

              4.8. Application of Payments. Any prepayment of the Revolving Loan or Term Loan, as the case maybe, shall be applied first to the portion of the Revolving Loan or Term Loan, as the case maybe, not then subject to Pricing Options, then the balance of any such prepayment shall be applied to the portion of the Revolving Loan or Term Loan, as the case may be, then subject to Pricing Options, in the chronological order of the respective maturities thereof (or as the Restricted Compa-nies may otherwise specify), together with any payments required by Section 3.2.4. with respect to early termination of Pricing Options. All payments of principal hereunder shall be made to the Administrative Agent for the account of each Lender in accordance with the Lenders' respective Percentage Inter-ests. The amounts of the Term Loan prepaid pursuant to Sec-tions 4.2, 4.5, 4.6 or 4.7 may not be reborrowed.

         5.   Conditions to Extending Credit.

              5.1. Conditions on Initial Closing Date. The obligations of the Lenders to make any extension of credit pursuant to
         Section 2 shall be subject to the satisfaction, on or before the Initial Closing Date, of the following conditions (in addi-tion to the further conditions in Section 5.2):

                   5.1.1. Satisfaction of Existing Bank Debt. Contem-poraneously with the extension of credit on the Initial Closing Date, all outstanding Indebtedness of the Restricted Companies under any bank credit facilities (other than this Agreement) as in effect immediately prior to the Initial Closing Date shall have



         3133296.08                  -42-            FALCON CREDIT AGREEMENT





              been paid in full, and any collateral pledged or granted thereunder shall have been released, and the Borrower shall have furnished to the Administrative Agent on such Closing Date a certificate to these effects (and certifying as to compliance by the Restricted Companies with Sections 5.1.11 and 5.1.12).

                   5.1.2. Notes. The Borrowers shall have executed the Notes and delivered them to the Managing Agent for each Lender. The Revolving Loan and Term Loan will close and fund simultaneously.

                   5.1.3. Guarantors Contribution Agreement. Each of the Guarantors shall have entered into an amended and restated contribution agreement in substantially the form of Exhibit 5.1.3 (the "Guarantors Contribution Agree-ment"), pursuant to which the Guarantors shall make con-tributions among themselves with respect to payments made in accordance with their respective guarantees of the Credit Obligations, and shall have delivered it to the Managing Agent.

                   5.1.4. Payment of Fees. The Borrowers shall have paid to the Agents the respective fees due on the Initial Closing Date in the amounts agreed separately by the Bor-rowers and the Agents.

                   5.1.5. Legal Opinions. On the Initial Closing Date, the Lenders shall have received from the following counsel their respective opinions with respect to the transactions contemplated by the Credit Documents, which opinions shall be in form and substance satisfactory to the Lenders.

                        (a) Weinstein, Boldt, Racine & Halfhide, spe-cial counsel for the Holding Companies.

                        (b)  Fleischman and Walsh, P.C., special FCC
                   counsel for the Restricted Companies.

                        (c) Ropes & Gray, special counsel for the Man-aging Agent.

              The Restricted Companies authorize and direct their counsel to furnish the foregoing opinions.

                   5.1.6. Security Agreement. The Restricted Companies shall have duly authorized, executed and delivered to the Collateral Agent an amended and restated Security Agree-ment substantially in the form of Exhibit 5.1.6 (the "Security Agreement").



         3133296.08                  -43-            FALCON CREDIT AGREEMENT





                   5.1.7. Holding Pledge and Subordination Agreement. Each of Holding, L.P., Holding, Inc. and the Restricted Companies shall have duly authorized, executed and deliv-ered to the Managing Agent an amended and restated Holding Pledge and Subordination Agreement substantially in the form of Exhibit 5.1.7.

                   5.1.8. Perfection of Security. Each Obligor, Hold-ing, L.P. and Holding, Inc. shall have duly authorized, executed, acknowledged, delivered, filed, registered and recorded such security agreements, notices, financing statements and other instruments as the Managing Agent or the Collateral Agent may have requested in order to per-fect the security interests and encumbrances purported or required pursuant to the Credit Documents to be created in the Credit Security.

                   5.1.9. Falcon Cable Systems Purchase Agreement. Other than as consented to by the Agents in writing, which consent shall not be unreasonably withheld:

                        (a) The Falcon Cable Systems Purchase Agreement shall have been duly authorized, executed and consum-mated by the parties thereto and shall be in substan-tially the form referred to in Section 8.2.2(a), with only such changes as shall be satisfactory to the Managing Agent and the Administrative Agent.

                        (b) All of the representations and warranties set forth in the Falcon Cable Systems Purchase Agree-ment shall be complete and correct in all material respects on and as of the Initial Closing Date with the same force and effect as though originally made on and as of such date.

                        (c) All of the other conditions to the obliga-tions of parties to the Falcon Cable Systems Purchase Agreement shall have been satisfied.

                        (d) Except as disclosed on Exhibit 5.1.9(d) and subject to Section 7.2.4 with respect to certain Franchise transfer approvals, any material consent, authorization, order or approval of any Person required in connection with the transactions contem-plated by the Falcon Cable Systems Purchase Agreement shall have been obtained and shall be in full force and effect.

                        (e) All of the items required to be delivered under the Falcon Cable Systems Purchase Agreement shall have been so delivered, except such items the failure of which to deliver has not resulted, and could not reasonably be expected to result in, a Material Adverse Change.



         3133296.08                  -44-            FALCON CREDIT AGREEMENT





                        (f) Holding, L.P. shall have furnished to the Lenders certificates satisfactory to the Lenders as to the solvency of Falcon Cable Systems II on a sepa-rate basis and the Restricted Companies on a Consoli-dated basis immediately after giving effect to the Falcon Cable Systems Purchase Agreement and the transactions contemplated thereby and hereby.

                        (g) Contemporaneously with the making by the Lenders of the first extension of credit under Sec-tion 2, the Managing Agent and the Administrative Agent shall have received a certificate of a Finan-cial Officer to the effect that the closing has occurred under the Falcon Cable Systems Purchase Agreement and to the effect that each of the condi-tions set forth in this Section 5.1.9 has been satis-fied.

                   5.1.10. Listed Systems. As of the Initial Closing Date, the Listed Systems shall be listed for sale with a nationally recognized broker reasonably satisfactory to the Managing Agent.

                   5.1.11 Repayment of Falcon Cable Systems Debt. Falcon Cable Systems and its Subsidiaries shall have paid in full all Financing Debt owing by them to banks or insurance companies, all revolving credit or other commit-ted credit facilities relating to such Financing Debt shall have been terminated and all collateral and guaran-tees granted by Falcon Cable Systems and its Subsidiaries with respect to such Financing Debt shall have been released.

                   5.1.12. MONY Subordinated Debt. The note purchase agreements and other documents relating to the MONY Subor-dinated Debt shall have been amended to conform the finan-cial and principal business covenants to this Agreement and to permit the Restricted Companies to enter into, and to perform the transactions contemplated by, the Credit Documents.

              5.2. Conditions to Each Extension of Credit. The obligations of the Lenders to make any extension of credit pur-suant to Section 2 shall be subject to the satisfaction, on or before the Closing Date for such extension of credit, of the following conditions:

                   5.2.1. Officer's Certificate. The representations and warranties contained in Sections 6.6 and 8, sections
              2.3 and 5 of the Security Agreement and in sections 2.2 and 4 of the Holding Pledge and Subordination Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though originally made on and as of such date; no Default shall exist on such Closing Date prior to or immediately after giving effect to the requested extension of credit; as of such Closing Date, no Material Adverse Change shall



         3133296.08                  -45-            FALCON CREDIT AGREEMENT





              have occurred; the Borrowers shall be permitted to incur the requested loan under section 4.03 of the Senior Subordinated Notes Indenture and the Borrowers shall have furnished to the Administrative Agent on such Closing Date a certificate to these effects (together with a notation of which Borrowers will be directly using the proceeds of the requested loan and a schedule of calculations demonstrating, as of such Closing Date, the Reference Consolidated Annualized Operating Cash Flow Amount and compliance with the financial tests set forth in Section 7.5), in substantially the form of Exhibit 5.2.1, signed by a Financial Officer.

                   5.2.2. Proper Proceedings. This Agreement, each other Credit Document and the transactions contemplated hereby and thereby shall have been authorized by all nec-essary proceedings of each Obligor and any of their respective Affiliates party thereto. All necessary con-sents, approvals and authorizations of any governmental or administrative agency or any other Person with respect to any of the transactions contemplated hereby or by any other Credit Document shall have been obtained and shall be in full force and effect. The Managing Agent shall have received copies of all documents, including certifi-cates, records of corporate and partnership proceedings and opinions of counsel, which the Managing Agent may have reasonably requested in connection therewith, such docu-ments where appropriate to be certified by proper corpo-rate or governmental authorities.

                   5.2.3. Legality, etc. The making of the requested extension of credit shall not (a) subject any Lender to any penalty or special tax (other than a Tax for which the Borrowers have reimbursed the Lenders under Section 3.4),
              (b) be prohibited by any law or governmental order or reg-ulation applicable to any Lender or any Obligor or (c) violate any mandatory credit restraint program of the executive branch of the government of the United States of America, the Board of Governors of the Federal Reserve System or any other governmental or administrative agency.

         6.   Guarantees.

              6.1. Guarantees of Credit Obligations. Each Guarantor unconditionally jointly and severally guarantees that the Credit Obligations incurred by any Borrower or any other Obli-gor will be performed and will be paid in full in cash when due and payable, whether at the stated or accelerated maturity thereof or otherwise, this guarantee being a guarantee of pay-ment and not of collectability and being absolute and in no way conditional or contingent. In the event any part of the Credit Obligations shall not have been so paid in full when due and payable, such Guarantor will, immediately upon written notice by the Managing Agent or the Administrative Agent or, without notice, immediately upon the occurrence of a Bankruptcy Default, pay or



         3133296.08                  -46-            FALCON CREDIT AGREEMENT





         cause to be paid to the Administrative Agent for the Lenders' account the amount of such Credit Obligations which are then due and payable and unpaid. The obligations of each Guarantor hereunder shall not be affected by the invalidity, unenforceability or irrecoverability of any of the Credit Obligations as against any Obligor, any other guarantor thereof or any other Person. For purposes hereof, the Credit Obliga-tions shall be due and payable when and as the same shall be due and payable under the terms of this Agreement or any other Credit Document notwithstanding the fact that the collection or enforcement thereof may be stayed or enjoined under the federal Bankruptcy Code, as from time to time in effect, or other applicable law.

              6.2. Continuing Obligation. Each Guarantor acknowledges that the Lenders have entered into this Agreement (and, to the extent that the Lenders may enter into any future Credit Document, will have entered into such agreement) in reliance on this Section 6 being a continuing irrevocable agreement, and such Guarantor agrees that its guarantee may not be revoked in whole or in part. The obligations of the Guarantors hereunder shall terminate when the commitment of the Lenders to extend credit under this Agreement shall have terminated and all of the Credit Obligations have been indefeasibly paid in full in cash and discharged; provided, however, that:

                        (a) if a claim is made upon the Lenders at any time for repayment or recovery of any amounts or any property received by the Lenders from any source on account of any of the Credit Obligations and the Lenders repay or return any amounts or property so received (including interest thereon to the extent required to be paid by the Lenders) or

                        (b) if the Lenders become liable for any part of such claim by reason of (i) any judgment or order of any court or administrative authority having competent jurisdiction, or (ii) any settlement or compromise of any such claim, then the Guarantors shall remain liable under this Agreement for the amounts so repaid or returned or the amounts for which the Lenders become liable (such amounts being deemed part of the Credit Obligations) to the same extent as if such amounts had never been received by the Lenders, notwithstanding any termination hereof or the cancellation of any instrument or agreement evidencing any of the Credit Obligations. The Guaran-tors shall, not later than five days after receipt of notice from the Managing Agent or the Administrative Agent, jointly and severally pay to the Administrative Agent an amount equal to the amount of such repayment or return for which the Lenders have so become liable. Payments hereunder by a Guarantor may be required by the Managing Agent or the Administrative Agent on any number of occasions.

              6.3. Waivers with Respect to Credit Obligations. Except to the extent expressly required by this Agreement or any other Credit Document, each Guarantor



         3133296.08                  -47-            FALCON CREDIT AGREEMENT





         waives, except to the extent prohibited by the provisions of applicable law that may not be waived, all of the following (including all defenses, counterclaims and other rights of any nature based upon any of the following):

                        (a) presentment, demand for payment and protest of nonpayment of any of the Credit Obligations, and notice of protest, dishonor or nonperformance;

                        (b) notice of acceptance of this guarantee and notice that credit has been extended in reliance on the Guarantor's guarantee of the Credit Obligations;

                        (c) notice of any Default or of any inability to enforce performance of the obligations of any Obligor or any other Person thereunder;

                        (d) demand for performance or observance of, and any enforcement of any provision of, the Credit Obligations, this Agreement or any other Credit Document or any pursuit or exhaustion of rights or remedies with respect to any Credit Security or against any Obligor or any Person in respect of the Credit Obligations or any requirement of diligence or promptness on the part of the Lenders in connection with any of the foregoing;

                        (e)  any act or omission on the part of the
                   Lenders which may impair or prejudice the rights of the Guarantor, including subrogation rights or rights to obtain exoneration, contribution, indemnification or any other reimbursement from any Obligor or any other Person;

                        (f) failure or delay to perfect or continue the perfection of any security interest in any Credit Security;

                        (g) any action which harms or impairs the value of, or any failure to preserve or protect the value of, any Credit Security;

                        (h) any act or omission which might vary the risk of the Guarantor or otherwise operate as a deemed release or discharge;

                        (i) any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than the obligation of the principal;



         3133296.08                  -48-            FALCON CREDIT AGREEMENT





                        (j)  the provisions of any "one action" or
                   "anti-deficiency" law which would otherwise prevent the Lenders from bringing any action, including any claim for a deficiency, against the Guarantor before or after the Lenders' commencement or completion of any foreclosure action, whether judicially, by exercise of power of sale or otherwise, or any other law which would otherwise require any election of remedies by the Lenders;

                        (k) all demands and notices of every kind with respect to the foregoing; and

                        (l) to the extent not referred to above, all defenses (other than disputed facts) which any Obligor may now or hereafter have to the payment of the Credit Obligations, together with all suretyship defenses, which could otherwise be asserted by such Guarantor.

              No delay or omission on the part of the Lenders in exercising any right under this Agreement or any other Credit Document or under any guarantee of the Credit Obligations or with respect to the Credit Security shall operate as a waiver or relinquishment of such right. No action which the Lenders or any Obligor may take or refrain from taking with respect to the Credit Obligations, including any amendments thereto or modifications thereof or waivers with respect thereto, shall affect the provisions of this Agreement or the obligations of the Guarantor hereunder. None of the Lenders' rights shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Obligor, or by any noncompli-ance by any Obligor with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof which the Lenders may have or otherwise be charged with.

              6.4. Lenders' Power to Waive, etc. Each Guarantor grants to the Lenders full power in their discretion, without notice to or consent of such Guarantor, such notice and consent being hereby expressly waived to the fullest extent permitted by applicable law, and without in any way affecting the liability of the Guarantor under its guarantee hereunder:

                        (a) To waive compliance with, and any Default under, and to consent to any amendment to or modification or termination of any terms or provisions of, or to give any waiver in respect of, this Agreement, any other Credit Document, the Credit Security, the Credit Obligations or any guarantee thereof (each as from time to time in effect);

                        (b)  To grant any extensions of the Credit
                   Obligations (for any duration), and any other indulgence with respect thereto, and to effect any total or partial release (by operation of law or otherwise), discharge,



         3133296.08                  -49-            FALCON CREDIT AGREEMENT





                   compromise or settlement with respect to the obligations of the Obligors or any other Person in respect of the Credit Obligations, whether or not rights against the Guarantor under this Agreement are reserved in connection therewith;

                        (c) To take security in any form for the Credit Obligations, and to consent to the addition to or the substitution, exchange, release or other disposition of, or to deal in any other manner with, any part of any property contained in the Credit Security whether or not the property, if any, received upon the exercise of such power shall be of a character or value the same as or different from the character or value of any property disposed of, and to obtain, modify or release any present or future guarantees of the Credit Obligations and to proceed against any of the Credit Security or such guarantees in any order;

                        (d) To collect or liquidate or realize upon any of the Credit Obligations or the Credit Security in any manner or to refrain from collecting or liquidating or realizing upon any of the Credit Obligations or the Credit Security; and

                        (e) To extend credit under this Agreement, any other Credit Document or otherwise in such amount as the Lenders may determine, even though the condition of the Obligors (financial or otherwise on an individual or Consolidated basis) may have deteriorated since the date hereof.

              6.5. Information Regarding Obligors, etc. Each Guarantor acknowledges and agrees that it has made such investigation as it deems desirable of the risks undertaken by it in entering into this Agreement and is fully satisfied that it understands all such risks. Each Guarantor waives any obligation which may now or hereafter exist on the part of the Lenders to inform it of the risks being undertaken by entering into this Agreement or of any changes in such risks and, from and after the date hereof, each Guarantor undertakes to keep itself informed of such risks and any changes therein. Each Guarantor expressly waives any duty which may now or hereafter exist on the part of the Lenders to disclose to the Guarantor any matter related to the business, operations, character, collateral, credit, condition (financial or otherwise), income or prospects of the Obligors or their Affiliates or their properties or management, whether now or hereafter known by the Lenders. Each Guarantor represents, warrants and agrees that it assumes sole responsibility for obtaining from the Obligors all information concerning this Agreement and all other Credit Documents and all other information as to the Obligors and their Affiliates or their properties or management as such Guarantor deems nec-essary or desirable.



         3133296.08                   -50-           FALCON CREDIT AGREEMENT





              6.6. Certain Guarantor Representations. Each Guarantor represents that:

                        (a) it is in its best interest and in pursuit of its partnership or corporate purposes as an integral part of the business conducted and proposed to be conducted by the Restricted Companies (including such Guarantor), and reasonably necessary and convenient in connection with the conduct of the business conducted and proposed to be conducted by it, to induce the Lenders to enter into this Agreement and to extend credit to each Borrower by making the Guarantees contemplated by this Section 6;

                        (b)  the credit available hereunder will
                   directly or indirectly inure to its benefit; and

                        (c) by virtue of the foregoing it is receiving at least reasonably equivalent consideration from the Lenders for its Guarantee.

         Each Guarantor acknowledges that it has been advised by the Managing Agent that the Lenders are unwilling to enter into this Agreement unless the Guarantees contemplated by this Sec-tion 6 are given by it. Each Guarantor represents that:

                        (i)  it will not be rendered insolvent as a
                   result of entering into this Agreement,

                       (ii) after giving effect to the transactions contemplated by this Agreement, it will have assets having a fair saleable value in excess of the amount required to pay its probable liability on its exist-ing debts as they have become absolute and matured,

                      (iii) it has, and will have, access to adequate capital for the conduct of its business and

                       (iv) it has the ability to pay its debts from time to time incurred in connection therewith as such debts mature.

              6.7. No Subrogation. Until the Credit Obligations have been indefeasibly paid in full and all commitments to extend further credit under the Credit Documents has been irrevocably terminated, each Guarantor waives all rights of reimbursement, subrogation, contribution, offset and other claims against the Borrowers (in their capacity as borrowers hereunder) arising by contract or operation of law in connection with any payment made or required to be made by such Guarantor under this Agreement, except for contribution rights provided in the Guarantors Contribution Agreement.



         3133296.08                  -51-            FALCON CREDIT AGREEMENT





              6.8. Subordination. Each Guarantor covenants and agrees that all Indebtedness, claims and liabilities now or hereafter owing by any Borrower to such Guarantor are hereby subordinated to the prior payment in full of the Credit Obligations and are so subordinated as a claim against such Borrower or any of its assets, whether such claim be in the ordinary course of business or in the event of voluntary or involuntary liquidation, dissolution, insolvency or bankruptcy, so that no payment with respect to any such Indebtedness, claim or liabil-ity will be made or received while any of the Credit Obliga-tions are outstanding; provided, however, that the Borrowers may make payments permitted by Section 7.10.

              6.9. Future Subsidiaries; Further Assurances. The Borrowers and each Guarantor shall from time to time cause any present or future Wholly Owned Subsidiary that is not a Guaran-tor to join this Agreement as a Guarantor pursuant to a joinder agreement in form and substance satisfactory to the Managing Agent. Each Guarantor will, promptly upon the request of the Managing Agent from time to time, execute, acknowledge and deliver, and file and record, all such instruments, and take all such action, as the Managing Agent deems necessary or advisable to carry out the intent and purposes of this Section 6.

         7. General Covenants. Each of the Restricted Companies covenants that, until all of the Credit Obligations shall have been paid in full and until the Lenders' commitments to extend credit under this Agreement and any other Credit Document shall have been irrevocably terminated, it and its respective Subsidiaries will comply with such of the following provisions as are applicable to the Person in question:

              7.1.  Taxes and Other Charges; Accounts Payable.

                    7.1.1. Taxes and Other Charges. Each of the Restricted Companies will duly pay and discharge, or cause to be paid and discharged, before the same shall become in arrears, all taxes, assessments and other governmental charges imposed upon such Person and its properties, sales or activities, or upon the income or profits therefrom, as well as all claims for labor, materials or supplies which if unpaid might by law become a Lien upon any of its property; provided, however, that any such tax, assessment, charge or claim need not be paid if the validity or amount thereof shall at the time be contested in good faith by appropriate proceedings (or if all such unpaid taxes, assessments, charges or claims do not exceed $500,000 in the aggregate) and if such Person shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto; and provided, further, that each of the Restricted Companies will pay or bond, or cause to be paid or bonded, all such taxes, assessments, charges or other governmental claims immediately upon the commencement of



         3133296.08                  -52-            FALCON CREDIT AGREEMENT





              proceedings to foreclose any Lien which may have attached as security therefor (except to the extent such proceedings have been dismissed or stayed).

                   7.1.2. Accounts Payable. Each of the Restricted Companies will promptly pay when due, or in conformity with customary trade terms, all other Indebtedness inci-dent to the operations of such Person; provided, however, that any such Indebtedness need not be paid if the valid-ity or amount thereof shall at the time be contested in good faith and if such Person shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto.

              7.2.  Conduct of Business, etc.

                   7.2.1. Types of Business. The Restricted Companies will engage only in the business of (a) developing, acquiring, constructing, improving, owning and operating cable television systems, and (b) other businesses inci-dental thereto, including the provision of programming services, telephone services and the transmission of voice and data and other information so long as during any peri-od of four consecutive fiscal quarters the Investments or cash expenditures of the Restricted Companies (including Investments permitted by Section 7.9.7) with respect to the businesses described in this clause (b) do not exceed 10% of Consolidated Annualized Operating Cash Flow; pro-vided, however, that Investments permitted by Section
              7.9.9 will not be prohibited by this Section 7.2.1.

                   7.2.2. Maintenance of Properties. Each of the Restricted Companies:

                        (a) will keep its properties in such repair, working order and condition, and will from time to time make such repairs, replacements, additions and improvements thereto for the efficient operation of its businesses in management's reasonable business judgment and will comply at all times in all material respects with all Franchises, FCC Licenses and leases to which it is party so as to prevent any loss or forfeiture thereof or thereunder, unless compliance is at the time being contested in good faith by appropriate proceedings; and

                        (b) except to the extent permitted under Sec-tion 7.11, will do all things necessary to preserve, renew and keep in full force and effect and in good standing its legal existence and authority necessary to continue its business (other than in the case of an inactive subsidiary that does not own material assets).

                   7.2.3. Compliance with Material Agreements. Each of the Restricted Companies will comply in all material respects with the provisions of the



         3133296.08                  -53-            FALCON CREDIT AGREEMENT





              Material Agreements (to the extent not inconsistent with this Agreement or any other Credit Document). Without the prior written consent of the Required Lenders, no Material Agreement shall be amended, modified, waived or terminated in any manner that would have in any material respect an adverse effect on the interests of the Lenders.

                   7.2.4. Statutory Compliance. Each of the Restricted Companies will comply in all material respects with the Communications Act, including the rules and regulations of the FCC relating to the carriage of television signals, and all other valid and applicable statutes, laws, ordinances, zoning and building codes and other rules and regulations of the United States of America, of the states and territories thereof and their counties, municipalities and other subdivisions and of any foreign country or other jurisdictions applicable to such Person, except (a) where compliance therewith shall at the time be contested in good faith by appropriate proceedings and
              (b) for consents under Franchises required for the transactions contemplated by the Falcon Cable Systems Purchase Agreement but not obtained to the extent permitted by Section 5.1.9(d); provided, however, that on or before December 31, 1996, the sum of Subscribers of Falcon Cable Systems II who live in a geographic area either (i) not covered by a Franchise, (ii) covered by a Franchise for which no consent is required or
              (iii) covered by a Franchise for which consent has been obtained, shall exceed 75% of the Subscribers of Falcon Cable Systems referred to on Exhibit 8.6.1.

              7.3. Insurance.

                   7.3.1 Business Interruption Insurance. Each of the Restricted Companies will maintain with financially sound and reputable insurers insurance related to interruption of business, either for loss of revenues or for extra expense, in the manner customary for businesses of similar size engaged in similar activities and consistent with past practice of the Restricted Companies.

                   7.3.2 Property Insurance. Each of the Restricted Companies will keep its assets which are of an insurable character (other than overhead and buried cable or ampli-fiers, tap-off devices, cables, housedrops and other com-ponents of its cable television distribution systems which are actually affixed to overhead or buried cable) insured by financially sound and reputable insurers against theft and fraud and against loss or damage by fire, explosion or hazards to the extent, in amounts and with deductibles at least as favorable as those generally maintained by busi-nesses of similar size engaged in similar activities and consistent with past practice of the Restricted Companies. Such insurance shall provide extended coverage in amounts sufficient to prevent such Person from becoming a co-in-surer.



         3133296.08                  -54-            FALCON CREDIT AGREEMENT





                   7.3.3. Liability Insurance. Each of the Restricted Companies will maintain with financially sound and repu-table insurers insurance against liability for hazards, risks and liability to persons and property, including insurance against liability for defamation, libel, slander and invasion of privacy, to the extent, in amounts and with deductibles at least as favorable as those generally maintained by businesses of similar size engaged in simi-lar activities; provided, however, that it may effect workers' compensation insurance or similar coverage with respect to operations in any particular state or other jurisdiction through an insurance fund operated by such state or jurisdiction or by meeting the self-insurance requirements of such state or jurisdiction.

                   7.3.4. Flood Insurance. Each of the Restricted Com-panies will at all times keep each parcel of real property owned or leased by it which is (a) included in the Credit Security, (b) in an area determined by the Director of the Federal Emergency Management Agency to be subject to spe-cial flood hazard and (c) in a community participating in the National Flood Insurance Program, insured against such special flood hazards in an amount equal to the maximum limit of coverage available for the particular type of property under the federal National Flood Insurance Act of 1968.

              7.4 Financial Statements and Reports. Each of the Restricted Companies will maintain a system of accounting in which entries will be made of all transactions in relation to their business and affairs in accordance with GAAP. The fiscal year of the Restricted Companies will end on December 31 in each year.

                   7.4.1 Annual Reports. The Restricted Companies will furnish to the Lenders as soon as available, and in any event within 90 days after the end of each fiscal year, the Consolidated and Consolidating balance sheet of Holding, L.P. and its Subsidiaries as at the end of such fiscal year, the Consolidated and Consolidating statements of earnings, changes in partners' equity and cash flows of Holding, L.P. and its Subsidiaries for such fiscal year (all in reasonable detail and, in such Consolidating financial statements, showing the financial condition and performance of the Restricted Companies as a group), and together with comparative figures for the preceding fiscal year, all accompanied by:

                        (a) Unqualified reports of Ernst & Young LLP (or, if they cease to be auditors of the Restricted Companies, independent certified public accountants of recognized national standing reasonably satisfac-tory to the Managing Agent), to the effect that they have audited such Consolidated financial statements in accordance with generally accepted auditing stan-dards and that such Consolidated financial statements present fairly,



         3133296.08                  -55-            FALCON CREDIT AGREEMENT





                   in all material respects, the financial position of the Restricted Companies at the dates thereof and the results of their operations for the periods covered thereby in conformity with GAAP.

                        (b) The statement of such accountants that they have caused this Agreement to be reviewed and that in the course of their audit of the Restricted Companies no facts have come to their attention that cause them to believe that any Default exists and in particular that they have no knowledge of any Default under Sec-tions 7.5 through 7.15 or, if such is not the case, specifying such Default and the nature thereof. This statement is furnished by such accountants with the understanding that the examination of such accoun-tants cannot be relied upon to give such accountants knowledge of any such Default except as it relates to accounting or auditing matters within the scope of their audit.

                        (c) A certificate of a Financial Officer to the effect that such officer has caused this Agreement to be reviewed and has no knowledge of any Default, or if such officer has such knowledge, specifying such Default and the nature thereof, and what action the Restricted Companies have taken, are taking or pro-pose to take with respect thereto.

                        (d) In the event of a material change in GAAP after the date hereof, computations, certified by a Financial Officer, reconciling the financial state-ments referred to above with financial statements prepared in accordance with GAAP as applied to the other covenants in Section 7 and related definitions.

                        (e) Computations demonstrating, as of the end of such fiscal year, compliance with the Computation Covenants.

                        (f) Supplements to Exhibits 8.1, 8.4 and 8.6.1 showing any changes in the information set forth in such Exhibits during the last quarter of such fiscal year, as well as any changes in the Charter, Bylaws or incumbency of officers of the Restricted Companies from those previously certified to the Managing Agent.

                   7.4.2. Quarterly Reports. The Restricted Companies will furnish to the Lenders as soon as available and, in any event, within 60 days after the end of each calendar quarter, the internally prepared Consolidated statement of income of the Restricted Companies for such quarter and for the portion of the fiscal year then ending and the internally prepared Consolidated balance sheet of the Restricted Companies as of the end of such quarter and the Consolidated



         3133296.08                  -56-            FALCON CREDIT AGREEMENT





              statements of changes in partners' equity and cash flows of the Restricted Companies for such quarter and for the portion of the fiscal year then ending (all in reasonable detail), together with comparative figures for the same period in the preceding fiscal year, all accompanied by:

                        (a) A certificate signed by a Financial Officer to the effect that such financial statements have been prepared in accordance with GAAP and present fairly, in all material respects, the financial posi-tion of the Restricted Companies covered thereby at the dates thereof and the results of their operations for the periods covered thereby, subject only to nor-mal year-end audit adjustments and the addition of footnotes.

                        (b) Computations demonstrating, as of the end of such quarter, compliance with the Computation Cov-enants.

                        (c)  a report of a Financial Officer setting
                   forth the number of Subscribers, homes passed and Subscribers receiving premium services with respect to the operating regions of the Borrowers as of the end of such quarter.

                        (d)  For each quarter, supplements to Exhibits
                   8.1 and 8.4 showing any changes in the information set forth in such Exhibits during such fiscal quar-ter, as well as any changes in the Charter, Bylaws or incumbency of officers of the Restricted Companies from those previously certified to the Managing Agent.

                        (e) A certificate signed by a Financial Officer to the effect that such officer has caused this Agreement to be reviewed and has no knowledge of any Default, or if such officer has such knowledge, specifying such Default and the nature thereof and what action the Restricted Companies have taken, are taking or propose to take with respect thereto.

                   7.4.3 Other Reports. The Restricted Companies will promptly furnish to the Lenders:

                        (a) As soon as prepared and in any event before February 28 in each year, an annual budget and oper-ating projections for such fiscal year of the Restricted Companies, prepared in a manner consistent with the manner in which the financial projections described in Section 8.2.1 were prepared.

                        (b)  Any material updates of such budget and
                   projections.



         3133296.08                  -57-            FALCON CREDIT AGREEMENT





                        (c)  Any management letters furnished to any
                   Restricted Company by its auditors.

                        (d) All budgets and Consolidated statements of operations furnished by any Restricted Company gener-ally to its shareholders or partners in such capac-ity.

                        (e) Such registration statements, proxy state-ments and reports, including Forms S-1, S-2, S-3, S-4, 10-K, 10-Q and 8-K, as may be filed for Holding, L.P. or any Restricted Company with the Securities and Exchange Commission.

                        (f) Any 90-day letter or 30-day letter from the federal Internal Revenue Service asserting tax defi-ciencies against any Restricted Company.

                   7.4.4.  Notice of Litigation; Notice of Defaults.
              The Restricted Companies will promptly furnish to the Lenders notice of any litigation or any administrative or arbitration proceeding to which any Restricted Company may hereafter become a party which involves the risk of any judgment which resulted, or poses a material risk of resulting, after giving effect to any applicable insur-ance, of the payment by the Restricted Companies of at least $1,000,000. Promptly upon acquiring knowledge thereof, the Restricted Companies will notify the Lenders of the existence of any Default, specifying the nature thereof and what action the Restricted Companies have tak-en, are taking or propose to take with respect thereto.

                   7.4.5 Franchise Matters. The Restricted Companies will promptly furnish to the Managing Agent notice of any action by any federal, state or local governmental author-ity of the institution of proceedings to revoke, terminate or suspend any Franchise now or hereafter held by any Restricted Company, and any abandonment or expiration of a Franchise now or hereafter held by any Restricted Company.

                   7.4.6. ERISA Reports. The Restricted Companies will furnish to the Lenders as soon as available the following items with respect to any Plan:

                        (a)  any request for a waiver of the funding
                   standards or an extension of the amortization period,



         3133296.08                  -58-            FALCON CREDIT AGREEMENT





                        (b) any reportable event (as defined in section 4043 of ERISA), unless the notice requirement with respect thereto has been waived by regulation,

                        (c) any notice received by any ERISA Group Per-son that the PBGC has instituted or intends to insti-tute proceedings to terminate any Plan, or that any Multiemployer Plan is insolvent or in reorganization,

                        (d) notice of the possibility of the termina-tion of any Plan by its administrator pursuant to section 4041 of ERISA, and

                        (e) notice of the intention of any ERISA Group Person to withdraw, in whole or in part, from any Multiemployer Plan.

                   7.4.7. Other Information. From time to time upon request of any authorized officer of any Agent, each of the Restricted Companies will furnish to the Lenders such other information regarding the business, assets, finan-cial condition, income or prospects of the Restricted Com-panies as such officer may reasonably request, including copies of all tax returns, licenses, agreements, con-tracts, leases and instruments to which any of the Restricted Companies is party. The authorized officers and representatives of any Agent or, after the occurrence of an Event of Default, of any Lender shall have the right during normal business hours upon reasonable notice and at reasonable intervals to examine the books and records of the Restricted Companies, to make copies, notes and abstracts therefrom and to make an independent examination of its books and records, for the purpose of verifying the accuracy of the reports delivered by any of the Restricted Companies pursuant to this Section 7.4 or otherwise and ascertaining compliance with or obtaining enforcement of this Agreement or any other Credit Document.

              7.5  Certain Financial Tests.

                   7.5.1. Consolidated Total Debt to Consolidated Annu-
              alized Operating Cash Flow. Consolidated Total Debt shall not on any date exceed the percentage indicated in the table below of Consolidated Annualized Operating Cash Flow for the period of three consecutive months then most recently ended for which financial statements have been (or are required to have been) furnished in accordance with Section 7.4.2:

                   Date                                 Percentage
                   ====                                 ==========

                   Initial Closing Date through
                     June 29, 1999                         550%
                   June 30, 1999 through



         3133296.08                  -59-            FALCON CREDIT AGREEMENT





                     December 30, 1999                     500%
                   December 31, 1999 through
                     June 29, 2000                         450%
                   June 30, 2000 through
                     December 30, 2000                     400%
                   December 31, 2000 through
                     June 29, 2001                         350%
                   June 30, 2001 through
                     December 30, 2001                     300%
                   December 31, 2001 through
                     June 29, 2002                         275%
                   June 30, 2002 and
                     thereafter                            250%

                   7.5.2. Consolidated Operating Cash Flow to Con-solidated Cash Interest Expense. On the last day of each quarter, Consolidated Operating Cash Flow for the three-month period then ending shall exceed 200% of Consolidated Cash Interest Expense for such period.

                   7.5.3. Consolidated Annualized Operating Cash Flow to Consolidated Pro Forma Debt Service. On the last day of each quarter, Consolidated Annualized Operating Cash Flow for the three-month period then ending shall exceed 110% of Consolidated Pro Forma Debt Service for the 12-month period beginning immediately after such date.

                   7.5.4. Consolidated Operating Cash Flow Plus Cash and Cash Equivalents to Consolidated Total Fixed Charges. On the last day of each quarter, commencing December 31, 2000, the sum of (a) Consolidated Operating Cash Flow for the 12-month period then ending plus (b) the lesser of (i) cash and Cash Equivalents owned by the Restricted Companies as of such date determined in accordance with GAAP on a Consolidated basis or (ii) $2,000,000 shall exceed (c) Consolidated Total Fixed Charges for such period.

                   7.5.5. Capital Expenditures. During each year indicated below, Capital Expenditures of the Restricted Companies shall not exceed the total of:

              (a) the amount set forth opposite such year in the table below plus

              (b) for each year after 1996, the lesser of (i) the amount by which actual Capital Expenditures in the preceding year are less than the amount set forth for such preceding year in such table or (ii) the amount of Capital Expenditures contemplated by the budget figures set forth in such table for such preceding year minus



         3133296.08                  -60-            FALCON CREDIT AGREEMENT





              (c) in the event Net Cash Proceeds from Targeted Asset Sales do not equal at least $38,000,000 by September 30, 1997, $18,000,000 for 1997.

                   Calendar Year       Amount           Budget
                   =============       ======           ======
                   1996                $115,000,000     $102,664,000
                   1997                $115,000,000     $101,506,000
                   1998                $125,000,000     $117,235,000
                   1999                $ 80,000,000     $ 74,165,000
                   2000 and each
                     year thereafter   $ 50,000,000     $ 50,000,000

              7.6. Indebtedness. The Restricted Companies shall not create, incur, assume or otherwise become or remain liable with respect to any Indebtedness other than the following:

                   7.6.1.  The Credit Obligations.

                   7.6.2.  Guarantees permitted by Section 7.7.

                   7.6.3. Current liabilities existing from time to time, other than for borrowed money, incurred in the ordi-nary course of business.

                   7.6.4. To the extent that payment thereof shall not at the time be required by Section 7.1, Indebtedness in respect of taxes, assessments, governmental charges and claims for labor, materials and supplies.

                   7.6.5. Indebtedness secured by Liens of carriers, warehousemen, mechanics and landlords permitted by Sec-tions 7.8.5 and 7.8.6.

                   7.6.6. Indebtedness in respect of judgments or awards not in excess of $1,000,000 in the aggregate at any time outstanding (a) which have been in force for less than the applicable appeal period, so long as execution is not levied, or (b) in respect of which any Restricted Com-pany shall at the time in good faith be prosecuting an appeal or proceedings for review, so long as execution thereof shall have been stayed pending such appeal or re-view and the Restricted Companies shall have taken ap-propriate reserves therefor consistent with GAAP.

                   7.6.7. To the extent permitted by Section 7.8.10, Indebtedness in respect of Capitalized Lease Obligations or secured by purchase money security interests; provided, however, that the aggregate principal amount of all



         3133296.08                  -61-            FALCON CREDIT AGREEMENT





              Indebtedness permitted by this Section 7.6.7 at any one time outstanding shall not exceed $7,250,000.

                   7.6.8. Indebtedness in respect of deferred taxes arising in the ordinary course of business.

                   7.6.9. Indebtedness in respect of inter-company loans and advances among the Restricted Companies which are not prohibited by Section 7.9.

                   7.6.10. Indebtedness evidenced by the MONY Subordi-nated Debt.

                   7.6.11. Indebtedness outstanding on the date hereof and described in Exhibit 8.4, except that only the Indebt-edness under item A.2 (Post-Closing Financing Debt) of
              Exhibit 8.4 is permitted by this Section 7.6.11 to remain outstanding after the Initial Closing Date.

                   7.6.12. Indebtedness on account of security deposits of Subscribers held by the Restricted Companies to secure the return of equipment placed by the Restricted Companies with Subscribers in the ordinary course of its business.

                   7.6.13. Obligations of the Restricted Companies to purchase cable television systems permitted by Section 7.9.

                   7.6.14. Indebtedness of the Restricted Companies to Holding, L.P. pledged by Holding, L.P. to the Managing Agent in accordance with the Holding Pledge and Subordina-tion Agreement.

                   7.6.15. Other Indebtedness of the Restricted Compa-nies, other than for borrowed money, not in excess of $3,500,000 in the aggregate at any one time outstanding.

              7.7. Guarantees; Letters of Credit. The Restricted Companies shall not become or remain liable with respect to any Guarantee, including reimbursement obligations under letters of credit and other financial guarantees by third parties, except the following:

                   7.7.1.  Guarantees of the Credit Obligations.

                   7.7.2. Guarantees by the Restricted Companies of Indebtedness incurred by their respective Subsidiaries and permitted by Section 7.6.

                  7.7.3. Guarantees to governmental authorities in respect of performance under Franchises and to Obligors upon indemnity, performance or similar bonds



         3133296.08                  -62-            FALCON CREDIT AGREEMENT





              made in the ordinary course of business, not involving Guarantees of Financing Debt, and not exceeding $12,000,000 in aggregate principal amount at any one time outstanding.

                   7.7.4. Guarantees by the Restricted Companies of the MONY Subordinated Debt, which Guarantees shall be subordi-nated on the same terms as the MONY Subordinated Debt.

              7.8. Liens. The Restricted Companies shall not create, incur or enter into, or suffer to be created or incurred or to exist, any Lien (including any arrangement or agreement which prohibits them from creating any Lien), except the following:

                   7.8.1. Liens on the Credit Security which secure the Credit Obligations and restrictions on transfer and on Liens contained in the Credit Documents.

                   7.8.2. Liens to secure taxes, assessments and other governmental charges, to the extent that payment thereof shall not at the time be required by Section 7.1.

                   7.8.3. Deposits or pledges made (a) in connection with, or to secure payment of, workers' compensation, un-employment insurance, old age pensions or other social security, (b) in connection with casualty insurance main-tained in accordance with Section 7.3, (c) to secure the performance of bids, tenders, contracts (other than con-tracts relating to Financing Debt) or leases, (d) to se-cure statutory obligations or surety or appeal bonds, (e) to secure indemnity, performance or other similar bonds in the ordinary course of business or (f) in connection with claims contested to the extent that payment thereof shall not at that time be required by Section 7.1.

                   7.8.4. Liens in respect of judgments or awards, to the extent that such judgments or awards are permitted by
              Section 7.6.6.

                   7.8.5. Liens of carriers, warehousemen, mechanics and similar Liens, in each case (a) in existence less than 90 days from the date of creation thereof or (b) being contested in good faith by any Restricted Company in ap-propriate proceedings (so long as the Restricted Company shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto).

                   7.8.6. Encumbrances in the nature of (a) zoning re-strictions, (b) easements, (c) restrictions of record on the use of real property, (d) landlords' and lessors' Liens on rented premises and (e) restrictions on transfers or assignment of leases, which in each case do not materi-ally detract from the value of the encumbered property or impair the use thereof in the business of



         3133296.08                  -63-            FALCON CREDIT AGREEMENT





              any Restricted Company.

                   7.8.7. Restrictions under federal and state securi-ties laws on the transfer of securities.

                   7.8.8. Restrictions under Foreign Trade Regulations, the Communications Act and specific Franchises on the transfer or licensing of certain assets of the Restricted Companies.

                   7.8.9. Set-off rights of depository institutions with which any Restricted Company maintains deposit ac-counts.

                   7.8.10. Liens constituting (a) purchase money secu-rity interests (including mortgages, conditional sales, Capitalized Leases and any other title retention or de-ferred purchase devices) in real property, interests in leases or tangible personal property existing or created on the date on which such property is acquired, and (b) the renewal, extension or refunding of any security inter-est referred to in the foregoing clause (a) in an amount not to exceed the amount thereof remaining unpaid im-mediately prior to such renewal, extension or refunding; provided, however, that each such security interest shall attach solely to the particular item of property so ac-quired, and the principal amount of Indebtedness (includ-ing Indebtedness in respect of Capitalized Lease Obliga-tions) secured thereby shall not exceed the cost (includ-ing all such Indebtedness secured thereby, whether or not assumed) of such item of property; and provided, further, that the aggregate principal amount of all Indebtedness secured by Liens permitted by this Section 7.8.10 shall not exceed the amount permitted by Section 7.6.7.

                   7.8.11.  Liens as of the date hereof described in
              Exhibit 8.4.

                   7.8.12. Covenants in the note purchase agreement relating to the MONY Subordinated Debt prohibiting certain of the Restricted Companies from granting Liens, but in any event permitting the Liens provided by the Credit Documents.

                   7.8.13. Arrangements constituting a qualified escrow account or qualified trust for funds included in an Asset Swap Reserve Amount to facilitate a deferred like-kind exchange exempt from taxation under the Code.

              7.9.  Investments and Acquisitions.  The Restricted
         Companies shall not have outstanding, acquire, commit them-selves to acquire or hold any Investment (including any Invest-ment consisting of the acquisition of any business) except for the following:



         3133296.08                  -64-            FALCON CREDIT AGREEMENT





                   7.9.1. Investments of the Restricted Companies in Wholly Owned Subsidiaries as of the date hereof and so long as such Wholly Owned Subsidiaries are Guarantors.

                   7.9.2.  Investments in Cash Equivalents.

                   7.9.3. Intercompany loans and advances from (a) any Guarantor to the Borrowers or (b) from any Borrower to another Borrower, but in each case only to the extent rea-sonably necessary for Consolidated tax planning and work-ing capital management.

                   7.9.4. Prepaid royalties and fees paid in the ordi-nary course of business.

                   7.9.5.  Guarantees permitted by Section 7.7.

                   7.9.6. Investments as of the date hereof described in Exhibit 8.4.

                   7.9.7. So long as immediately before and after giv-ing effect thereto no Default exists, acquisitions by the Restricted Companies of businesses engaged in activities permitted by Section 7.2.1(a), whether by acquisition of stock or assets or by merger permitted by Section 7.11; provided, however, that (a) the business is acquired by a Borrower or a Guarantor or, if the business is acquired by a new Subsidiary, the new Subsidiary becomes a Borrower or Guarantor hereunder; (b) except as provided in clause (c) below or with the prior written consent of the Required Lenders, the aggregate consideration paid by the Re-stricted Companies in all such acquisitions (excluding any consideration paid through the issuance of equity inter-ests in Holding, L.P.) will not exceed (i) $25,000,000 in any fiscal year or (ii) $50,000,000 cumulatively since the date hereof; and (c) except as provided in clause (b) above or with the prior written consent of two of the Man-aging Agent, the Administrative Agent and the Syndication Agent, the aggregate consideration paid by the Restricted Companies in all such acquisitions (excluding any consid-eration paid through the issuance of equity interests in Holding, L.P.) will not exceed the Asset Swap Reserve Amount.

                   7.9.8. Loans from the Restricted Companies to Hold-ing, L.P. not exceeding $350,000 at any one time outstand-ing.

                   7.9.9. So long as immediately before and after giv-ing effect thereto no Default exists, Investments consist-ing of the contribution of Systems and other assets to Permitted Joint Ventures; provided, however, that in no event shall the sum of the respective portions which (a) Consolidated Annualized Operating Cash Flow properly al-locable to the Systems or other assets contributed to (or


         3133296.08                  -65-            FALCON CREDIT AGREEMENT





              otherwise invested in) Permitted Joint Ventures after the Initial Closing Date by the Restricted Companies, computed in each respective case for the period of three consecu-tive months most recently ended prior to such contribution for which financial statements have been (or are required to have been) furnished in accordance with Section 7.4.2, constitutes of (b) Consolidated Annualized Operating Cash Flow, computed in each respective case for the same pe-riod, exceed 15%.

                   7.9.10. Investments (other than Investments of the type described in Sections 7.9.7, 7.9.8, 7.9.9 and 7.18) at any one time outstanding not exceeding $20,000,000, except with the prior written consent of the Required Lenders; provided, however, that in no event will the book value of Margin Stock owned by the Restricted Companies exceed 20% of the Consolidated assets of the Restricted Companies determined in accordance with GAAP.

                   7.9.11. Investments consisting of the acquisition of Systems or assets in exchange transactions permitted by
              Section 7.11.5.

              7.10. Distributions. The Restricted Companies shall not make any Distribution except for the following:

                   7.10.1. The Restricted Companies may make Distribu-tions to the Borrowers or to any Guarantor and, so long as immediately before and after giving effect thereto no De-fault shall exist, Borrowers may pay cash Distributions to the other Borrowers and Guarantors.

                   7.10.2. Any Restricted Company may declare and pay dividends payable in common stock (or similar common eq-uity) of such Restricted Company.

                   7.10.3 So long as immediately before and after giv-ing effect thereto no Default exists, the Restricted Com-panies may make (a) Distributions to Holding, L.P. after January 1, 2001, which Distributions are used exclusively for Holding, L.P. to pay mandatory scheduled payments then due of principal of, and accrued interest on, Holding, L.P.'s Indebtedness for borrowed money permitted to be incurred by Holding, L.P. under the Holding Pledge and Subordination Agreement and (b) redemptions of equity in-terests in any Holding Company owned by members of manage-ment (other than Marc B. Nathanson) upon termination of employment in an aggregate amount not exceeding $1,000,000 in any year.

                   7.10.4. The Restricted Companies may make Distribu-tions to Holding, L.P. on account of management services provided to the Restricted Companies



         3133296.08                  -66-            FALCON CREDIT AGREEMENT





              in any fiscal quarter described below (in addition to any Distributions permitted by Section 7.10.3) in an aggregate amount not exceeding (a) for each of the first three fiscal quarters of each fiscal year, the lesser of (i) the amount by which Holding, L.P. Negative Cash Flow for such fiscal quarter is less than zero or (ii) 4.25% of Consolidated Revenues for such fiscal quarter, and (b) for each fiscal year, the lesser of (i) the amount by which Holding, L.P. Negative Cash Flow for such fiscal year is less than zero or (ii) 4.25% of Consolidated Revenues for such fiscal year.

                   7.10.5. The Restricted Companies may make required scheduled payments of principal and accrued interest with respect to the MONY Subordinated Debt in accordance with the terms thereof as in effect on the Initial Closing Date, including the subordination terms and, so long as immediately before and after giving effect thereto no De-fault exists, the Restricted Companies may make voluntary prepayments of principal (together with accrued interest thereon and any premium with respect thereto) on the MONY Subordinated Debt, and special principal prepayments (to-gether with accrued interest thereon) on such debt on ac-count of risk-based capital requirements.

                   7.10.6. So long as immediately before and after giv-ing effect thereto no Event of Default exists, the Re-stricted Companies that are partnerships may pay Distribu-tions to their partners in any calendar year only to the extent of the product of:

                        (a) the lesser of (i) the consolidated net in-come for federal and state tax purposes of the Re-stricted Companies (or, if lesser, the Holding Compa-nies) for the prior calendar year, or (ii) the con-solidated net income for federal and state tax pur-poses of the Restricted Companies (or, if lesser, the Holding Companies) on a cumulative basis from and after March 29, 1993 through the end of such prior calendar year, multiplied by

                        (b) the marginal combined federal and Califor-nia tax rate applicable to a company doing business solely in California (determined after giving effect to any deduction of state taxes for federal income tax purposes).

                   7.10.7.  Investments permitted by Sections 7.9.8.

                   7.10.8. So long as immediately before and after giv-ing effect thereto no Default exists, the Restricted Com-panies may repay to Holding, L.P. the principal amount of loans made by Holding, L.P. to the Restricted Companies



         3133296.08                  -67-            FALCON CREDIT AGREEMENT





              in an amount not exceeding (a) the amount of net proceeds of the initial public equity offering, if any, of Holding, L.P. loaned by Holding, L.P. to the Restricted Companies plus accrued interest thereon at a rate not exceeding the Base Rate and (b) so long as no loans were advanced by Holding, L.P. to the Restricted Companies within 90 days prior to such repayment, the lesser of (i) $5,000,000 during any fiscal quarter and (ii) the outstanding balance of loans advanced by Holding, L.P. to the Restricted Companies after the Initial Closing Date.

              7.11. Merger, Consolidation and Dispositions of Assets. The Restricted Companies shall not merge or enter into a consolidation or sell, lease, sell and lease back, sublease or otherwise dispose of any of its assets, except the following:

                   7.11.1. Any Restricted Company may sell or otherwise dispose of (a) inventory in the ordinary course of busi-ness, (b) tangible assets to be replaced in the ordinary course of business by other tangible assets of equal or greater value and (c) tangible assets that are no longer used or useful in the business of the Restricted Compa-nies, the fair market value (or book value if greater) of which shall not exceed $4,000,000 in any fiscal year.

                   7.11.2. Any Borrower may merge or be liquidated into any other Borrower and any Guarantor may merge or be liq-uidated into any Borrower or any other Guarantor.

                   7.11.3. So long as immediately before and after giv-ing effect thereto no Default exists and the Restricted Companies have furnished prior written notice of such sale to the Managing Agent, the Restricted Companies may sell Systems or other assets for fair market value; provided, however, that, except with the prior written consent of the Required Lenders, the portion of Consolidated Annual-ized Operating Cash Flow for the period of three consecu-tive months most recently ended prior to such sale for which financial statements have been (or are required to have been) furnished in accordance with Section 7.4.1 or
              7.4.2 properly allocable to all such Systems or other as-sets (other than Targeted Asset Sales) so sold shall not exceed (i) 15% of the Reference Consolidated Annualized Operating Cash Flow Amount in any fiscal year or (ii) 30% of the Reference Consolidated Annualized Operating Cash Flow Amount cumulatively since the date hereof.

                   7.11.4. So long as immediately before and after giv-ing effect thereto no Default exists, the Restricted Sub-sidiaries may contribute Systems and other assets to Per-mitted Joint Ventures as Investments permitted by Section 7.9.9.

                   7.11.5. So long as immediately before and after giv-ing effect thereto no



         3133296.08                  -68-            FALCON CREDIT AGREEMENT





              Default exists, the Restricted Companies may exchange Systems or other assets for fair value in a single transaction (or substantially contemporaneous series of related transactions) pursuant to which, within five Banking Days of the transfer of Systems and other assets, the Restricted Companies receive Systems or assets which are similar in size, profile and cash flow to the Systems or assets so transferred; provided, however, that all such exchanges pursuant to this Section 7.11.5 shall be subject to the prior written consent of the Required Lenders.

              7.12.  Issuance of Stock by Subsidiaries; Subsidiary
         Distributions.

                   7.12.1. Issuance of Stock by Subsidiaries. No Sub-sidiary shall issue or sell any shares of its capital stock or other evidence of beneficial ownership to any Person other than a Borrower or any Wholly Owned Subsid-iary of a Borrower that is a Guarantor.

                   7.12.2. No Restrictions on Subsidiary Distributions. Except for restrictions contained in the Credit Documents, the Restricted Companies shall not enter into or be bound by any agreement (including covenants requiring the main-tenance of specified amounts of net worth or working capi-
              tal) restricting the right of any Subsidiary to make Dis-tributions or extensions of credit to a Borrower (directly or indirectly through another Subsidiary).

              7.13. ERISA, etc. Each of the Restricted Companies will comply, and will cause all ERISA Group Persons to comply, in all material respects, with the provisions of ERISA and the Code applicable to each Plan. Each of the Restricted Companies will meet, and will cause all ERISA Group Persons to meet, all minimum funding requirements applicable to them with respect to any Plan pursuant to section 302 of ERISA or section 412 of the Code, without giving effect to any waivers of such requirements or extensions of the related amortization periods which may be granted. At no time shall the Accumulated Benefit Obligations under any Plan that is not a Multiemployer Plan exceed the fair market value of the assets of such Plan allocable to such ben-efits by more than $1,500,000. The Restricted Companies will not withdraw, and will cause all other ERISA Group Persons not to withdraw, in whole or in part, from any Multiemployer Plan so as to give rise to withdrawal liability exceeding $1,500,000 in the aggregate. At no time shall the actuarial present value of unfunded liabilities for post-employment health care ben-efits, whether or not provided under a Plan, calculated in a manner consistent with Statement No. 106 of the Financial Ac-counting Standards Board, exceed $1,500,000.

              7.14. Transactions with Affiliates. Other than the Material Agreements, none of the Restricted Companies shall effect any transaction with any of their respective Affiliates on a basis less favorable to the Restricted Companies than would be the case if such transaction had been effected with a non-Affiliate.



         3133296.08                  -69-            FALCON CREDIT AGREEMENT





              7.15. Interest Rate Protection. Within 30 days after the Initial Closing Date, the Borrowers will obtain and thereafter keep in effect one or more Interest Rate Protection Agreements conforming to International Securities Dealers Association standards with any Lender or other financial institution reasonably satisfactory to the Administrative Agent protecting against increases in interest rates, each in form and substance reasonably satisfactory to the Administrative Agent, covering a notional amount of at least 50% of the Financing Debt of Holding, L.P. and the Restricted Companies for a two year period at rates reasonably satisfactory to the Administrative Agent; provided, however, that Financing Debt with a fixed interest rate for a period of at least two years shall be deemed to be covered by an Interest Rate Protection Agreement for purposes of this Section 7.15.

              7.16. Compliance with Environmental Laws. Each of the Restricted Companies will:

                   7.16.1. Use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmen-tal matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws.

                   7.16.2. Immediately notify the Managing Agent, and provide copies upon receipt, of all written claims, com-plaints, notices or inquiries from governmental authori-ties relating to the condition of its facilities and prop-erties or compliance with Environmental Laws, and in the case of potential liability in excess of $500,000 shall promptly cure and have dismissed with prejudice to the satisfaction of the Managing Agent any actions and pro-ceedings relating to compliance with Environmental Laws.

                   7.16.3. Provide such information and certifications which the Managing Agent may reasonably request from time to time to evidence compliance with this Section 7.16.

              7.17. No Outside Management Fees. The Restricted Companies shall not pay in cash any management fees or other amounts in respect of management services to any Person other than another Restricted Company, except for Distributions to Holding, L.P. permitted by Section 7.10.4.

              7.18.  Special Restrictions on Falcon Telecom.  The sum of
         (a) all Investments by the Restricted Companies in Falcon Telecom plus (b) all proceeds of the Loan actually received by Falcon Telecom for use in its business shall not exceed
         $20,000,000 in the aggregate.



         3133296.08                  -70-            FALCON CREDIT AGREEMENT





         8. Representations and Warranties. In order to induce the Lenders to extend credit to the Borrowers hereunder, each of the Restricted Companies jointly and severally represents and warrants to each Lender that:

              8.1. Organization and Business.

                   8.1.1. The Borrowers. Each Borrower is a duly orga-nized and validly existing limited partnership (or, in the case of Falcon First, a corporation), in good standing under the laws of the jurisdiction in which it is orga-nized, with all partnership (or corporate) power and au-thority necessary to (a) enter into and perform this Agreement and each other Credit Document to which it is party, (b) borrow and guarantee the Credit Obligations,
              (c) grant the Lenders the security interests in the Credit Security owned by it to secure the Credit Obligations and
              (d) own its properties and carry on the business now con-ducted or proposed to be conducted by it. Certified cop-ies of the Charter and By-laws of each Borrower have been previously delivered to the Managing Agent and are correct and complete. Exhibit 8.1, as from time to time hereafter supplemented in accordance with Sections 7.4.1 and 7.4.2, sets forth (i) the jurisdiction of organization of each Borrower, (ii) the address of each Borrower's principal executive office and chief place of business, (iii) the name under which each Borrower conducts its business and the jurisdictions in which the name is used and (iv) the number of authorized and issued shares and ownership of each Borrower.

                   8.1.2. Other Guarantors. Each Restricted Company (other than the Borrowers) is duly organized, validly ex-isting and in good standing under the laws of the juris-diction in which it is organized, with all partnership or corporate power and authority necessary to (a) enter into and perform this Agreement and each other Credit Document to which it is party, (b) guarantee the Credit Obliga-tions, (c) grant the Lenders the security interest in the Credit Security owned by such Restricted Company to secure the Credit Obligations and (d) own its properties and carry on the business now conducted or proposed to be con-ducted by it. Certified copies of the Charter and By-laws of each such Restricted Company have been previously de-livered to the Managing Agent and are correct and com-plete. Exhibit 8.1, as from time to time hereafter supplemented in accordance with Sections 7.4.1 and 7.4.2, sets forth (i) the name and jurisdiction of organization of each Restricted Company, (ii) the address of the chief executive office and principal place of business of each Restricted Company, (iii) each name under which each Re-stricted Company conducts its business and the jurisdic-tions in which each such name is used and (iv) the number of authorized and issued shares and ownership of each Re-stricted Company.



         3133296.08                  -71-            FALCON CREDIT AGREEMENT





                   8.1.3. Qualification. Except as set forth on Ex-hibit 8.1 as from time to time supplemented in accordance with Sections 7.4.1 and 7.4.2, each Restricted Company is duly and legally qualified to do business as a foreign limited partnership or other entity and is in good stand-ing in each state or jurisdiction in which such qualifica-tion is required and is duly authorized, qualified and licensed under all laws, regulations, ordinances or orders of public authorities, or otherwise, to carry on its busi-ness in the places and in the manner in which it is con-ducted, except for failures to be so qualified, authorized or licensed which would not in the aggregate result, or pose a material risk of resulting, in any Material Adverse Change.

                   8.1.4. Capitalization. Except as set forth in Ex-hibit 8.1, as from time to time supplemented in accordance with Sections 7.4.1 and 7.4.2, no options, warrants, con-version rights, preemptive rights or other statutory or contractual rights to purchase shares of capital stock or other securities of any Restricted Company now exist, nor has any Restricted Company authorized any such right, nor is any Restricted Company obligated in any other manner to issue shares of its capital stock or other securities.

              8.2  Financial Statements and Other Information; Material
         Agreements.

                   8.2.1. Financial Statements and Other Information. The Restricted Companies have previously furnished to the Lenders copies of the following:

                        (a) The separate audited Consolidated balance sheets of each Borrower and its Subsidiaries as at December 31 in each of 1994 and 1995 and the separate audited Consolidated statements of income and changes in partners' (or shareholders') equity and cash flows of each Borrower and its Subsidiaries for the fiscal years then ended.

                        (b) The eleven-year financial and operational projections for the Restricted Companies dated June 3, 1996.

                        (c) Calculations demonstrating pro forma com-pliance with the Computation Covenants as of the Ini-tial Closing Date.

              The audited Consolidated financial statements (including the notes thereto) referred to in clause (a) above were prepared in accordance with GAAP and fairly present the finan-cial position of the Restricted Companies covered thereby on a Consolidated basis at the respective dates thereof and the re-sults of their operations for the periods covered thereby. No Restricted Company has any known contingent liability material to the Restricted Companies on a Consolidated basis which is not



         3133296.08                  -72-            FALCON CREDIT AGREEMENT





         reflected in the most recent balance sheet referred to in clause (a) above (or delivered pursuant to Sections 7.4.1 or 7.4.2) or the notes thereto.

              In the judgment of the Restricted Companies, the financial and operational projections referred to in clause (b) above constitute a reasonable basis as of the Initial Closing Date for the assessment of the future performance of the Restricted Companies during the periods indicated therein, it being understood that any projected financial information represents an estimate, based on various assumptions, of future results of operations which may or may not in fact occur.

                   8.2.2. Material Agreements. The Restricted Compa-nies have previously furnished to the Managing Agent cor-rect and complete copies, including all exhibits, sched-ules and amendments thereto, of the following agreements, each as in effect on the date hereof (or, if such agree-ment is not in effect on the date hereof, in the form of the most recent draft as indicated below):

                        (a)  Falcon Cable Systems Purchase Agreement.

                        (b) MONY Subordinated Debt, related note pur-chase agreements and amendments of such agreements to take effect on the Initial Closing Date.

                        (c) the Holding L.P. Senior Subordinated Notes, the Senior Subordinated Notes Indenture and the re-lated Offering Memorandum dated March 22, 1993 of Holding, L.P.

                        (d) Partnership Agreements for each Borrower (other than Falcon First), each Investor Group Com-pany and Holding, L.P.

                        (e) Management Agreements between each Borrower (other than Falcon First and Falcon Cable Systems II) and Holding, L.P. dated March 29, 1993, the Manage-ment Agreement between Falcon First and Holding, L.P. dated December 28, 1995 and the Management Agreement between Falcon Cable Systems II and Holding, L.P. dated the Initial Closing Date.

              8.3. Changes in Condition. No Material Adverse Change has occurred, and since December 31, 1995, no Restricted Company has entered into any material transaction outside the ordinary course of business except for the transactions contem-plated by this Agreement, the other Material Agreements or the Falcon Cable Systems Purchase Agreement or as specifically de-scribed to the Lenders in writing.

              8.4. Agreements Relating to Financing Debt, Investments, etc. Exhibit 8.4,

        313329.08			-73-	    FALCON CREDIT AGREEMENT
         as from time to time hereafter supplemented in accordance with Sections 7.4.1 and 7.4.2, sets forth (a) the amounts (as of the dates indicated in Exhibit 8.4, as so supplemented) of all Financing Debt of the Restricted Companies and all agreements which relate to such Financing Debt, (b) all Liens and Guarantees with respect to such Financing Debt and
         (c) all agreements which directly or indirectly require any Restricted Company to make any Investment. The Restricted Companies have furnished the Managing Agent with correct and complete copies of any agreements described in clauses (a), (b) and (c) above requested by the Required Lenders.

              8.5. Title to Assets. The Restricted Companies have good and marketable title to all assets necessary for or used in the operations of their business as now conducted by them and reflected in the most recent balance sheet referred to in
         Section 8.2.1(a) (or the balance sheet most recently furnished to the Lenders pursuant to Sections 7.4.1 or 7.4.2), and to all assets acquired subsequent to the date of such balance sheet, subject to no Liens except for those permitted by Section 7.8 and except for assets disposed of as permitted by Section 7.11.

              8.6 Licenses, etc. Except as disclosed on Exhibit 5.1.9(d), the Restricted Companies have all patents, patent applications, patent licenses, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, licenses, FCC Licenses, Franchises, permits, authorizations and other rights including agreements with public utilities and microwave transmission companies, pole use, access or rental agreements and utility easements, as are necessary for the con-duct of the business of the Restricted Companies as now con-ducted by them. All of the foregoing are in full force and effect in all material respects, and each of the Restricted Companies is in substantial compliance with the foregoing with-out any known conflict with the valid rights of others which has resulted, or poses a material risk of resulting, in any Material Adverse Change. No event has occurred which permits, or after notice or lapse of time or both would permit, the re-vocation or termination of any such license, Franchise or other right or affect the rights of any of the Restricted Companies thereunder so as to result in any Material Adverse Change. No litigation or other proceeding or dispute exists with respect to the validity or, where applicable, the extension or renewal, of any of the foregoing.

                   8.6.1. Franchises; FCC Licenses. Exhibit 8.6.1, as from time to time hereafter supplemented in accordance with Sections 7.4.1 and 7.4.2, identifies all Franchises and the Systems which relate thereto, specifying the Re-stricted Company holding each Franchise, the communities served by each Franchise and the termination date of each Franchise. Exhibit 8.6.1, as so supplemented, also iden-tifies each FCC License held by any Restricted Company. Each such Franchise and FCC License held by any Restricted Company is validly issued, and no Restricted Company is in violation of the terms of any of its Franchises or FCC Licenses so as to result, or pose a material risk of re-sulting, in any



         3133296.08                  -74-            FALCON CREDIT AGREEMENT





              Material Adverse Change.

                   8.6.2. FCC and Other Matters. Each Restricted Com-pany has filed all cable television registration state-ments and other filings which are required to be filed by it under the Communications Act. Each Restricted Company is in all material respects in compliance with the Com-munications Act, including the rules and regulations of the FCC relating to the carriage of television signals. The execution, delivery and performance by the Restricted Companies of this Agreement does not require the approval of the FCC and will not result in any violation of the Communications Act. Each Restricted Company has recorded or deposited with and paid to the federal Copyright Office and the Register of Copyright all notices, statements of account, royalty fees and other documents and instruments required under Title 17 of the United States Code and all rules and regulations thereunder (collectively and as from time to time in effect, the "Copyright Act"), including such of the foregoing required by section 111(d) of the Copyright Act by virtue of such Restricted Company having made any secondary transmission subject to compulsory li-censing pursuant to section 111(c) of the Copyright Act. Each Restricted Company is in compliance with the provi-sions of the Copyright Act applicable to any secondary transmission by it to the public of a primary transmission and no Restricted Company has been notified by any Person of any alleged copyright infringement under the Copyright Act as a result of its cable television or other business operations.

              8.7. Litigation. No litigation, at law or in equity, or any proceeding before any court, board or other governmental or administrative agency or any arbitrator, including the litigation described in Exhibit 8.7, is pending or, to the knowledge of the Restricted Companies, threatened which, in either case, involves any material risk of any final judgment, order or liability which, after giving effect to any applicable insurance, has resulted, or poses a material risk of resulting, in any Material Adverse Change or which seeks to enjoin (and poses a material risk of enjoining) the consummation, or which (except for litigation which does not pose a material risk of impairing the validity or effectiveness of the transactions contemplated by this Agreement or any other Credit Document) questions the validity, of any of the transactions contemplated by this Agreement or any other Credit Document. No judgment, decree or order of any court, board or other governmental or administrative agency or any arbitrator has been issued against or binds any Restricted Company which has resulted, or poses a material risk of resulting, in any Material Adverse Change.

              8.8. Tax Returns. Each of the Restricted Companies has filed all material tax and information returns which are required to be filed by it and has paid, or made adequate pro-vision for the payment of, all taxes which have or may become due pursuant to such returns or to any assessment received by it. No Restricted Company



         3133296.08                  -75-            FALCON CREDIT AGREEMENT





         knows of any material additional assessments or any basis therefor. The Restricted Companies reasonably believe that the charges, accruals and reserves on the books of the Restricted Companies in respect of taxes or other governmental charges are adequate.

              8.9. Authorization and Enforceability. Each Borrower and each other Guarantor has taken all partnership or corporate action required to execute, deliver and perform this Agreement and each other Credit Document to which it is party. Each of this Agreement and each other Credit Document constitutes the legal, valid and binding obligation of the Borrower or the Guarantor party thereto and is enforceable against such Person in accordance with its terms.

              8.10. No Legal Obstacle to Agreements. Neither the execution and delivery of this Agreement or any other Credit Document, nor the making of any borrowings hereunder, nor the guaranteeing of the Credit Obligations, nor the securing of the Credit Obligations with the Credit Security, nor the consumma-tion of any transaction referred to in or contemplated by this Agreement or any other Credit Document, nor the fulfillment of the terms hereof or thereof or of any other agreement, instru-ment, deed or lease referred to in this Agreement or any other Credit Document, has constituted or resulted in or will consti-tute or result in:

                        (a) any breach or termination of the provisions of any agreement, instrument, deed or lease to which any Holding Company is a party or by which it is bound, or of the Charter or By-laws of any Holding Company (other than required consents under Franchises to the extent permitted by Sections 5.1.9(d) and 7.2.4, and section 2.4 of the Security Agreement);

                        (b)  the violation of any law, statute,
                   judgment, decree or governmental order, rule or regulation applicable to any Holding Company (other than required consents under Franchises to the extent permitted by Sections 5.1.9(d) and 7.2.4, and section
                   2.4 of the Security Agreement);

                        (c)  the creation under any agreement,
                   instrument, deed or lease of any Lien (other than Liens on the Credit Security which secure the Credit Obligations) upon any of the assets of any Holding Company; or

                        (d)  any redemption, retirement or other
                   repurchase obligation of any Holding Company under any Charter, By-law, agreement, instrument, deed or lease.

         No approval, authorization or other action by, or declaration to or filing with, any



         3133296.08                  -76-            FALCON CREDIT AGREEMENT





         governmental or administrative authority or any other Person that has not been obtained or made is required to be obtained or made by any Holding Company in connection with the execution, delivery and performance of this Agreement, the Notes or any other Credit Document, the Restructuring, the transactions contemplated hereby or thereby, the making of any borrowing hereunder, the guaranteeing of the Credit Obligations or the securing of the Credit Obligations with the Credit Security (other than required consents under Franchises to the extent permitted by Sections 5.1.9(d) and 7.2.4, and section
         2.4 of the Security Agreement).

              8.11. Defaults. No Restricted Company is in default under any provision of its Charter or By-laws or of this Agree-ment or any other Credit Document. No Restricted Company is in default under any provision of any agreement, instrument, deed or lease to which it is party or by which it or its property is bound, or has violated any law, judgment, decree or governmen-tal order, rule or regulation, in each case so as to result, or pose a material risk of resulting, in any Material Adverse Change.

              8.12.  Certain Business Representations.

                   8.12.1. Labor Relations. No dispute or controversy between any Restricted Company and any of its employees has resulted, or is reasonably likely to result, in any Material Adverse Change, and no Restricted Company antici-pates that its relationships with its unions or employees will result, or are reasonably likely to result, in any Material Adverse Change. Each Restricted Company is in compliance in all material respects with all federal and state laws with respect to (a) non-discrimination in em-ployment with which the failure to comply, in the ag-gregate, has resulted in, or poses a material risk of re-sulting in, a Material Adverse Change and (b) the payment of wages.

                   8.12.2. Antitrust. Each of the Restricted Companies is in compliance in all material respects with all federal and state antitrust laws relating to its business and the geographic concentration of its business.

                   8.12.3. Consumer Protection. No Restricted Company is in violation of any rule, regulation, order, or inter-pretation of any rule, regulation or order of the Federal Trade Commission (including truth-in-lending), with which the failure to comply, in the aggregate, has resulted in, or poses a material risk of resulting in, a Material Ad-verse Change.

                   8.12.4. Burdensome Obligations. No Restricted Com-pany is party to or bound by any agreement, instrument, deed or lease or is subject to any Charter, By-law or other restriction which, in the opinion of the management of such Person, is so unusual or burdensome as in the foreseeable future to result



         3133296.08                  -77-            FALCON CREDIT AGREEMENT





              in, or pose a material risk of resulting in, a Material Adverse Change.

                   8.12.5. Future Expenditures. The Restricted Compa-nies are not aware of future expenditures, if any, by the Restricted Companies needed to meet the provisions of any federal, state or foreign governmental statutes, orders, rules or regulations that will be so burdensome as to re-sult in, or pose a material risk of resulting in, any Ma-terial Adverse Change; provided, however, that the Re-stricted Companies cannot predict future changes in fed-eral, state or foreign governmental statutes or regula-tions, including regulations to be issued under the Com-munications Act.

         8.13.  Environmental Regulations.

                   8.13.1. Environmental Compliance. Each of the Re-stricted Companies is in compliance in all material re-spects with the Clean Air Act, the Federal Water Pollution Control Act, the Marine Protection Research and Sanctuar-ies Act, the Resource Conservation and Recovery Act, CER-CLA and any similar state or local statute or regulation in effect in any jurisdiction in which any properties of any Restricted Company are located or where any of them conducts its business, and with all applicable published rules and regulations (and applicable standards and re-quirements) of the federal Environmental Protection Agency and of any similar agencies in states or foreign countries in which any Restricted Company conducts its business other than those which in the aggregate have not resulted in, and could not reasonably be expected to result in, a Material Adverse Change.

                   8.13.2. Environmental Litigation. No suit, claim, action or proceeding of which any Restricted Company has been given notice or otherwise to its knowledge is now pending before any court, governmental agency or board or other forum, or to any Restricted Company's knowledge, threatened by any Person (nor to any Restricted Company's knowledge, does any factual basis exist therefor) for, and the Restricted Companies have received no written cor-respondence from any federal, state or local governmental authority with respect to:

                        (a) noncompliance in any material respect by any Restricted Company with any such environmental law, rule or regulation;

                        (b) material liabilities for personal injury, wrongful death or other tortious conduct relating to materials, commodities or products used, generated, sold, transferred or manufactured by any Restricted Company (including products made of, containing or incorporating asbestos, lead or other hazardous mate-rials, commodities or toxic



         3133296.08                  -78-            FALCON CREDIT AGREEMENT





                   substances); or

                        (c)  the release into the environment by any
                   Restricted Company of any material amount of Hazard-ous Material generated by any Restricted Company whether or not occurring at or on a site owned, leased or operated by any Restricted Company.

                   8.13.3. Hazardous Material. The Restricted Compa-nies have provided to the Lenders a written list as of the Initial Closing Date of all waste disposal or dump sites at which a material amount of Hazardous Material generated by any Restricted Company has been disposed of directly by the Restricted Companies and all independent contractors to whom the Restricted Companies have delivered Hazardous Material, or to any Restricted Company's knowledge, fi-nally came to be located, and indicates all such sites which are or have been included (including as a potential or suspect site) in any published federal, state or local "superfund" or other list of hazardous or toxic waste sites. Any waste disposal or dump sites at which Hazard-ous Material generated by any Restricted Company has been disposed of directly by the Restricted Companies and all independent contractors to whom the Restricted Companies have delivered Hazardous Material, or to any Restricted Company's knowledge, finally came to be located, has not resulted in, and could not reasonably be expected to re-sult in, a Material Adverse Change.

                   8.13.4. Environmental Condition of Properties. None of the properties owned or, to its knowledge, leased by any Restricted Company has been used as a treatment, stor-age or disposal site. No Hazardous Material is present in any real property currently or formerly owned or operated by any Restricted Company except that which could not re-sult in a Material Adverse Change.

              8.14. Pension Plans. Each Plan is in material compliance with the applicable provisions of ERISA and the Code. No Plan is a Multiemployer Plan or a "defined benefit plan" (as defined in ERISA). Each ERISA Group Person has met all of the funding standards applicable to all Plans, and no condition exists which would permit the institution of proceedings to terminate any Plan under section 4042 of ERISA.

              8.15. Falcon Cable Systems Purchase Agreement, etc. The Falcon Cable Systems Purchase Agreement is a valid and binding contract as to Falcon Cable Systems and Falcon Cable Systems II and, to the best of each Restricted Company's knowledge, as to the other parties thereto. Falcon Cable Systems and Falcon Cable Systems II are not in default in any material respect of their obligations under the Falcon Cable Systems Purchase Agreement and, to the best of each Restricted Company's knowledge, the other parties thereto are not in default in any material respect of any of their obligations thereunder. The representations and warranties of



         3133296.08                  -79-            FALCON CREDIT AGREEMENT





         Falcon Cable Systems and Falcon Cable Systems II set forth in the Falcon Cable Systems Purchase Agreement are true and correct in all material respects as of the date hereof with the same force and effect as though made on and as of the date hereof. To the best of each Restricted Company's knowledge all of the representations and warranties of the other parties thereto set forth in the Falcon Cable Systems Purchase Agreement are true and correct in all material respects as of the date hereof with the same force and effect as though made on and as of the date hereof.

              8.16. Foreign Trade Regulations; Government Regulation; Margin Stock.

                   8.16.1. Foreign Trade Regulations. Neither the ex-ecution and delivery of this Agreement or any other Credit Document, nor the making by the Borrowers of any borrow-ings hereunder, nor the guaranteeing of the Credit Obliga-tions by any Guarantor, nor the securing of the Credit Obligations with the Credit Security, has constituted or resulted in or will constitute or result in the violation of any Foreign Trade Regulation.

                   8.16.2. Government Regulation. No Restricted Com-pany, nor any Person controlling any Restricted Company or under common control with any Restricted Company is sub-ject to regulation under the Public Utility Holding Com-pany Act of 1935, the Federal Power Act, the Investment Company Act, the Interstate Commerce Act or any statute or regulation which regulates the incurring by any Restricted Company of Financing Debt as contemplated by this Agree-ment and the other Credit Documents. Each Lender is aware that various aspects of the business conducted by Re-stricted Companies, including the nature of the services required to be furnished and the rates which may be charged therefor, are subject to regulation by federal, state and local governmental authorities.

                   8.16.3. Margin Stock. The Restricted Companies do not own Margin Stock having a book value exceeding 20% of the Consolidated assets of the Restricted Companies deter-mined in accordance with GAAP.

              8.17. Disclosure. Neither this Agreement nor any other Credit Document to be furnished to the Lenders by or on behalf of any Restricted Company in connection with the transactions contemplated hereby or by such Credit Document contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. No fact is actually known to any Restricted Company which has resulted, or in the future (so far as such Restricted Company can reasonably foresee) will result, or poses a material risk of resulting, in any Material Adverse Change, except to the extent that present or future general economic conditions or governmental regulations may result in a Material Adverse



         3133296.08                  -80-            FALCON CREDIT AGREEMENT





         Change.

         9.   Defaults.

              9.1. Events of Default. The following events are referred to as "Events of Default":

                   9.1.1. Any Borrower shall fail to make any payment in respect of: (a) interest or any fee on or in respect of any of the Credit Obligations owed by it as the same shall become due and payable, and such failure shall con-tinue for a period of five days, or (b) principal of any of the Credit Obligations owed by it as the same shall become due, whether at maturity or by acceleration or oth-erwise.

                   9.1.2. Any Restricted Company shall fail to perform or observe any of the provisions of Sections 7.5 through 7.12, 7.14, 7.15, 7.17 and 7.18 or Holding, L.P. shall fail to perform section 5.5 or 5.6 of the Holding Pledge
              Agreement.

                   9.1.3. Any Restricted Company or any of its Affili-ates party to any Credit Document shall fail to perform or observe any other covenant, agreement or provision to be performed or observed by it under this Agreement or any other Credit Document, and such failure shall not be rec-tified or cured to the written satisfaction of the Re-quired Lenders within 30 days after notice thereof by the Managing Agent to the Company.

                   9.1.4. Any representation or warranty of or with respect to any Restricted Company or any of its Affiliates party to any Credit Document made to the Lenders in, pur-suant to or in connection with this Agreement or any other Credit Document shall be materially false or misleading on the date as of which it was made.

                   9.1.5. (a) Holding, L.P. or any Restricted Company shall fail to make any payment when due (after giving ef-fect to any applicable grace periods) in respect of any Financing Debt (other than the Credit Obligations) out-standing in an aggregate amount of principal and accrued interest exceeding $1,500,000 (including, in any event, the Holding, L.P. Senior Subordinated Notes);

                   (b) Holding, L.P. or any Restricted Company shall fail to perform or observe the terms of any agreement re-lating to such Financing Debt, and such failure shall con-tinue, without having been duly cured, waived or consented to, beyond the period of grace, if any, specified in such agreement, and such failure shall permit the acceleration of such Financing Debt;



         3133296.08                  -81-            FALCON CREDIT AGREEMENT





                   (c) all or any part of any such Financing Debt of Holding, L.P. or any Restricted Company shall be acceler-ated or become due or payable prior to its stated maturity for any reason whatsoever (other than voluntary prepay-ments thereof);

                   (d) any Lien on any property of Holding, L.P. or any Restricted Company securing any such Financing Debt shall be enforced by foreclosure or similar action; or

                   (e) any holder of any such Financing Debt shall ex-ercise any right of rescission with respect to the issu-ance thereof, or put or repurchase rights against any ob-ligor with respect to such Financing Debt (other than any such rights that may be satisfied with "payment in kind" notes or other similar securities).

                   9.1.6. Except, in the case of clauses (a) through (c) of this section, as permitted by Section 7.11:

                        (a)  Holding, L.P., Holding, Inc. or a Re-
                   stricted Company shall cease to own, directly or in-directly, all the capital stock or other equity in-terests in the Restricted Companies.

                        (b) Holding, L.P., Holding, Inc. or any Bor-rower shall initiate any action to dissolve, liqui-date or otherwise terminate its existence.

                        (c) Marc B. Nathanson or an entity controlled by him (or in the event of his death or incapacity, his estate or a trust for the benefit of his family) shall cease to own beneficial ownership within the meaning of Rule 13d-3 of the Exchange Act of a major-ity of either the voting equity or total equity in-terests of Holding, Inc. or any other managing part-ner of Holding, L.P.

                        (d) Any "Change in Control", as defined in the Senior Subordinated Notes Indenture, shall occur.

                   9.1.7. Any Credit Document shall cease, for any rea-son (other than the scheduled termination thereof in ac-cordance with its terms), to be in full force and effect; or any Restricted Company or any of its Affiliates party thereto shall so assert in a judicial or similar proceed-ing; or the security interests created by this Agreement and the other Credit Documents shall cease to be enforce-able and of the same effect and priority purported to be created hereby.

                   9.1.8. A final judgment (a) which, with other out-standing final



         3133296.08                  -82-            FALCON CREDIT AGREEMENT





              judgments against the Restricted Companies, exceeds an aggregate of $1,000,000 shall be rendered against any Restricted Company or its Affiliates party to any Credit Document, or (b) which grants injunctive relief that results in, or poses a material risk of resulting in, a Material Adverse Change, and if, within 30 days after entry thereof, such judgment shall not have been dis-charged or execution thereof stayed pending appeal, or if, within 30 days after the expiration of any such stay, such judgment shall not have been discharged.

                   9.1.9. Franchises covering a number of Subscribers greater than 25% of the number of Subscribers of the Re-stricted Companies (including for purposes of this Section
              9.1.9 Falcon Cable Systems and Falcon Cable Systems II) at December 31, 1995 shall have been revoked, or terminated with a notice from the applicable franchising authority that such Franchises will not be renewed.

                   9.1.10. ERISA Group Persons shall fail to pay when due amounts (other than amounts being contested in good faith through appropriate proceedings) aggregating in ex-cess of $500,000 for all ERISA Group Persons for which they shall have become liable under Title IV of ERISA to pay to the PBGC or to a Plan; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Plan or a proceeding shall be instituted by a fiduciary of any Plan against any ERISA Group Person to enforce sections 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condi-tion shall exist which would require the PBGC to obtain a decree adjudicating that any Plan must be terminated.

                   9.1.11. Any Restricted Company, Holding, L.P., Hold-ing, Inc. or any of their respective Affiliates obligated with respect to any Credit Obligation shall:

                        (a) commence a voluntary case under the Bank-ruptcy Code or authorize, by appropriate proceedings of its board of directors or other governing body, the commencement of such a voluntary case;

                        (b) have filed against it a petition commencing an involuntary case under the Bankruptcy Code which shall not have been dismissed within 60 days after the date on which such petition is filed; or file an answer or other pleading within such 60-day period admitting or failing to deny the material allegations of such a petition or seeking, consenting to or ac-quiescing in the relief therein provided;

                        (c) have entered against it an order for relief in any involuntary



         3133296.08                  -83-            FALCON CREDIT AGREEMENT





         case commenced under the Bankruptcy Code;

                        (d)  seek relief as a debtor under any ap-
                   plicable law, other than the Bankruptcy Code, of any jurisdiction relating to the liquidation or reorgani-zation of debtors or to the modification or alter-ation of the rights of creditors, or consent to or acquiesce in such relief;

                        (e) have entered against it an order by a court of competent jurisdiction (i) finding it to be bank-rupt or insolvent, (ii) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors or (iii) assuming custody of, or appointing a receiver or other custodian for, all or a substantial portion of its property; or

                        (f) make an assignment for the benefit of, or enter into a composition with, its creditors, or ap-point, or consent to the appointment of, or suffer to exist a receiver or other custodian for, all or a substantial portion of its property.

                   9.1.12. As of December 31, 1996, the sum of Sub-scribers of Falcon Cable Systems II who live in a geo-graphic area either (i) not covered by a Franchise, (ii) covered by a Franchise for which no consent is required or
              (iii) covered by a Franchise for which consent has been obtained, shall not exceed 75% of the Subscribers of Fal-con Cable Systems referred to on Exhibit 8.6.1.

              9.2. Certain Actions Following an Event of Default. If any one or more Events of Default shall occur, then in each and every such case:

                   9.2.1. No Obligation to Extend Credit. The Managing Agent may (and upon written request of such Lenders as own a majority of the Revolving Loan shall) suspend or termi-nate the obligations of the Lenders to make any further extensions of credit under the Credit Documents by fur-nishing notice thereof to the Borrowers.

                   9.2.2.  Specific Performance; Exercise of Rights.
              The Managing Agent may (and upon written request of the Required Lenders shall) proceed to protect and enforce the Lenders' rights by suit in equity, action at law and/or other appropriate proceeding, either for specific perfor-mance of any covenant or condition contained in this Agreement or any other Credit Document or in any instru-ment or assignment delivered to the Lenders pursuant to this Agreement or any other Credit Document, or in aid of the exercise of any power granted in this Agreement or any other Credit Document or any such instrument or assign-ment.



         3133296.08                  -84-            FALCON CREDIT AGREEMENT





                   9.2.3. Acceleration. The Managing Agent on behalf of the Lenders may (and upon written request of the Re-quired Lenders shall) by notice in writing to the Borrow-ers declare all or any part of the unpaid balance of the Credit Obligations then outstanding to be immediately due and payable, and thereupon such unpaid balance or part thereof shall become so due and payable without presenta-tion, protest or further demand or notice of any kind, all of which are hereby expressly waived; provided, however, that if a Bankruptcy Default shall have occurred, the un-paid balance of the Credit Obligations shall automatically become immediately due and payable.

                   9.2.4. Enforcement of Payment; Credit Security; Set-off. The Managing Agent may (and upon written request of the Required Lenders shall) proceed to enforce payment of the Credit Obligations in such manner as it may elect (or have been instructed by the Required Lenders) and to real-ize upon any and all rights in the Credit Security. The Lenders may offset and apply toward the payment of the Credit Obligations (and/or toward the curing of any Event of Default) any Indebtedness from the Lenders to the re-spective Obligors, including any Indebtedness represented by deposits in any account maintained with the Lenders, regardless of the adequacy of any security for the Credit Obligations. The Lenders shall have no duty to determine the adequacy of any such security in connection with any such offset.

                   9.2.5. Cumulative Remedies. To the extent not pro-hibited by applicable law which cannot be waived, all of the Lenders' rights hereunder and under each other Credit Document shall be cumulative.

              9.3. Annulment of Defaults. Any Default or Event of Default shall be deemed to exist and to be continuing for any purpose of this Agreement until the Required Lenders or the Managing Agent (with the consent of the Required Lenders) shall have waived such Default or Event of Default in writing, stated in writing that the same has been cured to such Lenders' rea-sonable satisfaction or entered into an amendment to this Agreement which by its express terms cures such Default or Event of Default. No such action by the Lenders or the Manag-ing Agent shall extend to or affect any subsequent Default or Event of Default or impair any rights of the Lenders upon the occurrence thereof. The making of any extension of credit dur-ing the existence of any Default or Event of Default shall not constitute a waiver thereof.

              9.4. Waivers. Each of the Restricted Companies waives to the extent not prohibited by the provisions of applicable law that cannot be waived:

                        (a) all presentments, demands for performance, notices of nonperformance (except to the extent required by the provisions of this



         3133296.08                  -85-            FALCON CREDIT AGREEMENT





         Agreement or any other Credit Document), protests, notices of protest and notices of dishonor;

                        (b) any requirement of diligence or promptness on the part of any Lender in the enforcement of its rights under this Agreement, the Notes or any other Credit Document;

                        (c)  any and all notices of every kind and
                   description which may be required to be given by any statute or rule of law; and

                        (d)  any defense (other than indefeasible
                   payment in full) which it may now or hereafter have with respect to its liability under this Agreement, the Notes or any other Credit Document or with respect to the Credit Obligations.

         10.  Expenses; Indemnity.

              10.1. Expenses. Whether or not the transactions contemplated hereby shall be consummated, the Obligors jointly and severally will pay:

                        (a)  all reasonable expenses of the Managing
                   Agent (including the out-of-pocket expenses related to forming the group of Lenders and reasonable fees and disbursements of the special counsel to the Managing Agent) in connection with the preparation and duplication of this Agreement, each other Credit Document, examinations by, and reports of, commercial financial examiners selected by the Managing Agent, the transactions contemplated hereby and thereby and operations and amendments hereunder and thereunder, subject to the acceptance of the Obligors, which acceptance shall not be unreasonably withheld;

                        (b) all recording and filing fees and transfer and documentary stamp and similar taxes at any time payable in respect of this Agreement, any other Credit Document, any Credit Security or the incurrence of the Credit Obligations; and

                        (c) to the extent not prohibited by applicable law that cannot be waived, all other reasonable out-of-pocket costs and expenses (including a reasonable allowance for the hourly cost of attorneys employed by any of the Lenders on a salaried basis and any special counsel to the Lenders) incurred by the Lenders or the holder of any Credit Obligation in connection with the enforcement of any rights hereunder or under any other Credit Document, including such reasonable costs and expenses incurred after the occurrence of an Event of Default (i) in enforcing any



         3133296.08                  -86-            FALCON CREDIT AGREEMENT





              Credit Obligation or in foreclosing against the Credit Security, or exercising or enforcing any other right or remedy available by reason of such Event of Default; (ii) in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement or any other Credit Document in the nature of a workout or in any insolvency or bankruptcy proceeding; (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding; (iv) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise); and (v) in protecting, preserving, collecting, leasing, selling, taking possession of or liquidating any of the Credit Security; provided, however, that the fore-going indemnity in this paragraph (c) shall not apply (A) to litigation commenced by the Borrowers against the Lend-ers which seeks enforcement of any of the rights of the Borrowers hereunder or under any other Credit Document and is determined adversely to the Lenders in a final nonap-pealable judgment and (B) to the extent such claims, dam-ages, liabilities and expenses result from a Lender's gross negligence or willful misconduct.

                   (d) all reasonable costs and expenses of the Syndi-cation Agent in connection with the preparation and dis-tribution of the Confidential Information Memorandum dated June 1996.

              10.2 General Indemnity. The Obligors will, jointly and severally, indemnify the Lenders and hold them harmless from any liability, loss or damage resulting from the violation by the Borrowers of Section 2.4. The Obligors will also, jointly and severally, indemnify each Lender, each of the Lenders' directors, officers and employees, and each Person, if any, who controls any Lender (each Lender and each of such directors, officers, employees and control Persons is referred to as an "Indemnified Party") and hold each of them harmless from and against any and all claims, damages, liabilities and reasonable expenses (including reasonable fees and disbursements of counsel with whom any Indemnified Party may consult in con-nection therewith and all reasonable expenses of litigation or preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party in connec-tion with (a) the Indemnified Party's compliance with or con-test of any subpoena or other process issued against it in any proceeding involving any Restricted Company or Affiliates, (b) any litigation or investigation involving the Restricted Compa-nies or their Affiliates, or any officer, director or employee thereof, (c) the existence or exercise of any security rights with respect to the Credit Security in accordance with the Credit Documents or (d) this Agreement, any other Credit Docu-ment or any transactions contemplated hereby or thereby, other than (i) litigation commenced by the Borrowers against the Lenders which seeks enforcement of any of the rights of the Borrowers hereunder or under any other Credit Document and is



         3133296.08                  -87-            FALCON CREDIT AGREEMENT





         determined adversely to the Lenders in a final nonappealable judgment and (ii) to the extent such claims, damages, li-abilities and expenses result from a Lender's gross negligence or willful misconduct.

         11.  Operations.

              11.1. Interests in Credits. The percentage interest of each Lender in the Loan shall be computed based on the maximum principal amount for each Lender as set forth in Exhibit 11.1. Such percentage interests, as otherwise adjusted as the Lenders may from time to time agree among themselves, are referred to as the "Percentage Interests" with respect to all or any portion of the Loan. References in any Credit Document to the Lenders' respective Percentage Interests are to such interests as from time to time in effect; provided, however, that after the occurrence of (a) an Event of Default under Sections 9.1.1 or 9.1.11, (b) the acceleration of all or any part of the Credit Obligations, (c) any exercise of rights of setoff con-tained in Section 9.2.4 or (d) any other Event of Default if Lenders holding at least 66% of the principal amount of the then outstanding Credit Obligations shall have so notified the Administrative Agent, all references in this Agreement to Per-centage Interests shall be deemed to be references to such Lenders as shall at the time of determination hold the speci-fied percentage of the principal amount of the Credit Obliga-tions then outstanding.

              11.2. Agents' Authority to Act, etc. Each of the Lenders appoints and authorizes the Agents (other than the Co-Agents) to act for the Lenders as the Lenders' Agents in connection with the transactions contemplated by this Agreement and the other Credit Documents on the terms set forth herein. In acting hereunder, each Agent (other than the Co-Agents) is acting for its own account to the extent of its Percentage In-terest and for the account of each other Lender to the extent of the Lenders' respective Percentage Interests, and all action in connection with the enforcement of, or the exercise of any remedies (other than the Lenders' rights of set-off as provided in Section 9.2.4 or in any Credit Document) in respect of the Credit Obligations and Credit Documents shall be taken by the Managing Agent. The Co-Agents shall have no duties or respon-sibilities under this Agreement or the other Credit Documents except to the extent subsequently expressly agreed in writing by the Co-Agents and the Borrowers.

              11.3. Borrowers to Pay Agent, etc. Each Borrower and each Guarantor shall be fully protected in making all payments in respect of the Credit Obligations to the Administrative Agent, in relying upon consents, modifications and amendments executed by the Managing Agent purportedly on the Lenders' behalf, and in dealing with the Agents as herein provided. The Administrative Agent shall charge the accounts of each Bor-rower, on the dates when the amounts thereof become due and payable, with the amounts of the principal of and interest on the Loan, commitment fees and all other fees and amounts owing under any Credit Document. All payments




         3133296.08                  -88-            FALCON CREDIT AGREEMENT





         of any Credit Obligation shall be made in United States Funds.

              11.4.  Lender Operations for Advances, etc.

                   11.4.1. Advances. On each Closing Date, each Lender shall advance to the Administrative Agent in immediately available funds such Lender's Percentage Interest in the portion of the Loan advanced on such Closing Date prior to noon (New York time). If such funds are not received at such time, but all the conditions set forth in Section 5 have been satisfied, each Lender authorizes and requests the Administrative Agent to advance for the Lender's ac-count, pursuant to the terms hereof, the Lender's respec-tive Percentage Interest in such portion of the Loan and agrees to reimburse the Administrative Agent in im-mediately available funds for the amount thereof prior to 2:00 p.m. (New York time) on the day any portion of the Loan is advanced hereunder; provided, however, that the Administrative Agent is not authorized to make any such advance for the account of any Lender who has previously notified the Administrative Agent in writing that such Lender will not be performing its obligations to make fur-ther advances hereunder.

                   11.4.2. Administrative Agent to Allocate Payments, etc. All payments of principal and interest in respect of the extensions of credit made pursuant to this Agreement, commitment fees and other fees under this Agreement shall, as a matter of convenience, be made by the Borrowers and the Guarantors to the Administrative Agent in immediately available funds. The share of each Lender shall be cred-ited to such Lender by the Administrative Agent in im-mediately available funds in such manner that the princi-pal amount of the Credit Obligations to be paid shall be paid proportionately in accordance with the Lenders' re-spective Percentage Interests in such Credit Obligations. Under no circumstances shall any Lender be required to produce or present its Notes as evidence of its interests in the Credit Obligations in any action or proceeding re-lating to the Credit Obligations.

                   11.4.3. Delinquent Lenders; Nonperforming Lenders. In the event that any Lender fails to reimburse the Admin-istrative Agent pursuant to Section 11.4.1 for the Per-centage Interest of such Lender (a "Delinquent Lender") in any credit advanced by the Administrative Agent pursuant hereto, overdue amounts (the "Delinquent Payment") due from the Delinquent Lender to the Administrative Agent shall bear interest, payable by the Delinquent Lender on demand, at a per annum rate equal to (a) the Federal Funds Rate for the first three days overdue and (b) the sum of 2% plus the Federal Funds Rate for any longer period.
              Such interest shall be payable to the Administrative Agent for its own account for the period commencing on the date of the Delinquent Payment and ending on the date the De-linquent Lender reimburses the Administrative



         3133296.08                  -89-            FALCON CREDIT AGREEMENT





              Agent on account of the Delinquent Payment (to the extent not paid by a Restricted Company as provided below) and the accrued interest thereon (the "Delinquency Period"), whether pursuant to the assignments referred to below or otherwise. Within five Banking Days after the request by the Administrative Agent, the Borrowers will pay to the Administrative Agent the principal (but not the interest) portion of the Delinquent Payment. During the Delinquency Period, in order to make reimbursements for the Delinquent Payment and accrued interest thereon, the Delinquent Lender shall be deemed to have assigned to the Administrative Agent all payments made by the Borrowers under Section 4 which would have thereafter otherwise been payable under the Credit Documents to the Delinquent Lender. During any other period in which any Lender is not performing its obligations to extend credit under
              Section 2 (a "Nonperforming Lender"), the Nonperforming Lender shall be deemed to have assigned to each Lender that is not a Nonperforming Lender (a "Performing Lender") all payment made by the Borrowers under Section 4 which would have thereafter otherwise been payable under the Credit Documents to the Nonperforming Lender, and the Administrative Agent shall credit a portion of such payments to each Performing Lender in an amount equal to the Percentage Interest of such Performing Lender divided by one minus the Percentage Interest of the Nonperforming Lender until the respective portions of the Loan owed to all the Lenders are the same as the Percentage Interests of the Lenders immediately prior to the failure of the Nonperforming Lender to perform its obligations under
              Section 2. The foregoing provisions shall be in addition to any other remedies the Administrative Agent, the Performing Lenders or the Borrowers may have under law or equity against the Delinquent Lender as a result of the Delinquent Payment or against the Nonperforming Lender as a result of its failure to perform its obligations under
              Section 2.

              11.5.  Sharing of Payments, etc.  Each Lender agrees that
         (a) if by exercising any right of set-off or counterclaim or otherwise, it shall receive payment of a proportion of the aggregate amount of principal and interest due with respect to its Percentage Interest in the Loan which is greater than the proportion received by any other Lender in respect of the ag-gregate amount of principal and interest due with respect to the Percentage Interest in the Loan of such other Lender and
         (b) if such inequality shall continue for more than 10 days, the Lender receiving such proportionately greater payment shall purchase participations in the Percentage Interests in the Loan held by the other Lenders, and such other adjustments shall be made from time to time (including rescission of such purchases of participations in the event the unequal payment originally received is recovered from such Lender through bankruptcy pro-ceedings or otherwise), as may be required so that all such payments of principal and interest with respect to the Loan held by the Lenders shall be shared by the Lenders pro rata in accordance with their respective Percentage Interests; pro-vided, however, that this Section 11.5 shall not impair the right of any Lender to exercise any



         3133296.08                  -90-            FALCON CREDIT AGREEMENT





         right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of Indebtedness of any Obligor other than such Obligor's Indebtedness with respect to the Loan. Each Obligor agrees, to the fullest extent permitted by applicable law, that any Credit Participant and any Lender purchasing a participation from another Lender pursuant to this Section 11.5 may exercise all rights of payment (including the right of set-off), and shall be obligated to share payments under this Section 11.5, with respect to its participation as fully as if such Credit Participant or such Lender were the direct creditor of the Obligors and a Lender hereunder in the amount of such participation.

              11.6. Amendments, Consents, Waivers, etc. Except as otherwise set forth herein, the Managing Agent may (and upon the written request of such Lenders as own at least a majority of the Aggregate Percentage Interests, the Managing Agent shall) take or refrain from taking any action under this Agree-ment or any other Credit Document, including giving written consent to any modification of or amendment to and waiving in writing compliance with any covenant or condition in this Agreement or any other Credit Document (other than an Interest Rate Protection Agreement) or any Default or Event of Default, all of which actions shall be binding upon all of the Lenders; provided, however, that:

                        (a)  Except as provided below, without the
                   written consent of Lenders owning at least a majority of the Aggregate Percentage Interests, no modification of, amendment to, waiver of compliance with or waiver of a Default under any of the Credit Documents (other than an Interest Rate Protection Agreement) shall be made.

                        (b) Without the written consent of such Lenders as own 100% of the Aggregate Percentage Interests (other than Delinquent Lenders during the existence of a Delinquency Period so long as such Delinquent Lender is treated the same as the other Lenders with respect to any actions enumerated below):

                        (i) No reduction in the interest rate on the Revolving Loan (or commitment fees thereon) or the Term Loan shall be made.

                       (ii) Except for pro rata allocations to an Ac-quisition Facility under Sections 4.4, 4.5 and 4.6, no extension or postponement of the stated time of payment, and no modification of the allocation of any payments between the Revolving Loan and the Term Loan, (including in each case payments pursuant to Sections 4.4, 4.5 or 4.6) of all or any portion of the Revolving Loan or Term Loan or interest thereon or fees relating thereto or waiver of any Default under Section 9.1.1 with respect thereto shall be made.



         3133296.08                  -91-            FALCON CREDIT AGREEMENT





                      (iii) No increase in the amount, or extension of the term, of the Commitments (other than the addition of an Acquisition Facility in accordance with Section 2.3) beyond that provided for under Section 2 shall be made.

                       (iv) No alteration of the Lenders' rights of set-off contained in Section 9.2.4 shall be made.

                        (v) No release of any Credit Security or of any Guarantor shall be made (except that the Managing Agent may release particular items of Credit Security or particular Guarantors in dispositions permitted by
                   Section 7.11 and may release all Credit Security pur-suant to Section 17 upon payment in full of the Credit Obligations without the written consent of the Lenders).

                       (vi)  No change in the Percentage Interests
                   (other than changes resulting solely from the addi-tion of an Acquisition Facility in accordance with
                   Section 2.3, assignments made pursuant to Section
                   12.1 or substitutions made pursuant to Sections 3.2.1, 3.4, 3.5 or 3.6) shall be made.

                      (vii)  No amendment to or modification of this
                   Section 11.6 shall be made.

                     (viii) No amendment, modification or waiver of any provision of Section 5.1 shall be made.

                        (c) Any amendment of the Credit Documents with respect to the implementation of the Acquisition Facility in accordance with Section 2.3 shall require the consent of each Lender which is participating in such Acquisition Facility.

              11.7. Agent's Resignation or Removal. Any Agent may resign at any time by giving at least 60 days' prior written notice of its intention to do so to each other of the Lenders and, in the event of the resignation of the Managing Agent hereunder, upon the appointment by the Required Lenders of a successor Managing Agent reasonably satisfactory to the Borrow-ers. If in the event of the resignation of the Managing Agent, no successor Managing Agent shall have been so appointed and shall have accepted such appointment within 45 days after the retiring Managing Agent's giving of such notice of resignation, then the retiring Managing Agent may with the consent of the Borrowers, which shall not be unreasonably withheld, appoint a successor Managing Agent which shall be a bank or a trust com-pany organized, or having a branch that is



         3133296.08                  -92-            FALCON CREDIT AGREEMENT





         licensed, under the laws of the United States of America or any state thereof and having a combined capital, surplus and undivided profit of at least $100,000,000; provided, however, that any successor Managing Agent appointed under this sentence may be removed upon the written request of the Required Lenders, which request shall also appoint a successor Managing Agent reasonably satisfactory to the Borrowers. Any Agent may be removed upon the written request of such Lenders as own at least two thirds of the Percentage Interests, which request, in the event of the removal of the Managing Agent, shall also appoint a successor Managing Agent reasonably satisfactory to the Borrowers. Upon the appointment of a new Managing Agent hereunder, the term "Managing Agent" shall for all purposes of this Agreement thereafter include such successor. Upon the resignation or removal of the Administrative Agent, the Managing Agent shall take over the duties of the Administrative Agent. In the event of the resignation or removal of a Syndication Agent, Co-Administrative Agent, Co-Agent or any other Agent not described above, no successor need be appointed. After any retiring Agent's resignation hereunder as Agent, or the removal hereunder of any Agent, the provisions of this Agreement shall continue to inure to the benefit of such Agent as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.

              11.8.  Concerning the Agents.

                   11.8.1. Action in Good Faith, etc. Each Agent and its officers, directors, employees and agents shall be under no liability to any of the Lenders or to any future holder of any interest in the Credit Obligations for any action or failure to act taken or suffered in good faith, and any action or failure to act in accordance with an opinion of its counsel shall conclusively be deemed to be in good faith; provided, however, that the foregoing shall not extend to actions or omissions which are taken by an Agent with gross negligence or willful misconduct. Each Agent shall in all cases be entitled to rely, and shall be fully protected in relying, on instructions given to the Agent by the required holders of Credit Obligations as provided in this Agreement.

                   11.8.2. No Implied Duties, etc. Each Agent shall have and may exercise such powers as are specifically del-egated to the Agent under this Agreement or any other Credit Document together with all other powers incidental thereto. Each Agent shall have no implied duties to any Person or any obligation to take any action under this Agreement or any other Credit Document except for action specifically provided for in this Agreement or any other Credit Document to be taken by such Agent. Before taking any action under this Agreement or any other Credit Docu-ment, each Agent may request an appropriate specific in-demnity satisfactory to it from each Lender in addition to the general indemnity provided for in Section 11.11. Un-til the Agent has received such specific indemnity, the Agent shall not be obligated to take



         3133296.08                   -93-            FALCON CREDIT AGREEMENT





              (although it may in its sole discretion take) any such action under this Agreement or any other Credit Document. Each Lender confirms that the Agents do not have a fiduciary relationship to it under the Credit Documents. Each of the Restricted Companies confirms that neither of the Agents nor any other Lender has a fiduciary relationship to it under the Credit Documents.

                   11.8.3. Validity, etc. Subject to Section 11.8.1, the Agents shall not be responsible to any Lender or any future holder of any interest in the Credit Obligations
              (a) for the legality, validity, enforceability or ef-fectiveness of this Agreement or any other Credit Docu-ment, (b) for any recitals, reports, representations, war-ranties or statements contained in or made in connection with this Agreement or any other Credit Document, (c) for the existence or value of any assets included in any secu-rity for the Credit Obligations, (d) for the perfection or effectiveness of any Lien purported to be included in such security or (e) for the specification or failure to specify any particular assets to be included in such secu-rity.

                   11.8.4. Compliance. The Agents shall not be obli-gated to ascertain or inquire as to the performance or observance of any of the terms of this Agreement or any other Credit Document; and in connection with any exten-sion of credit under this Agreement or any other Credit Document, the Agents shall be fully protected in relying on a certificate of any Borrower or any Guarantor as to the fulfillment by that Borrower of any conditions to such extension of credit.

                   11.8.5. Employment of Agents and Counsel. The Agents may execute any of their duties as Agent under this Agreement or any other Credit Document by or through em-ployees, agents and attorneys-in-fact and shall not be responsible to any of the Lenders, any Restricted Company or any other Obligor (except as to money or securities received by the Agent or the Agent's authorized agents) for the default or misconduct of any such agents or attorneys-in-fact selected by the Agent with reasonable care. The Agents shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder or under any other Credit Document.

                   11.8.6. Reliance on Documents and Counsel. Each Agent shall be entitled to rely, and shall be fully pro-tected in relying, upon any affidavit, certificate, cable-gram, consent, instrument, letter, notice, order, docu-ment, statement, telecopy, telegram, telex or teletype message or writing reasonably believed in good faith by the Agent to be genuine and correct and to have been signed, sent or made by the Person in question, including any telephonic or oral statement made by such Person, and, with respect to legal matters, upon the opinion of counsel selected by the Agent.



         3133296.08                   -94-           FALCON CREDIT AGREEMENT





                   11.8.7. Agent's Reimbursement. Each of the Lenders severally agrees to reimburse the Agents in the amount of such Lender's Percentage Interest, for any reasonable ex-penses not reimbursed by the Borrowers or the other Guar-antors (without limiting the obligation of the Borrowers or the other Guarantors to make such reimbursement): (a) for which the Agents are entitled to reimbursement by the Borrowers or the other Guarantors under this Agreement or any other Credit Document, and (b) after the occurrence of a Default, for any other reasonable expenses incurred by the Agents on the Lenders' behalf in connection with the enforcement of the Lenders' rights under this Agreement or any other Credit Document; provided that the Agents shall not be reimbursed for any such expenses arising as a re-sult of their gross negligence or willful misconduct.

              11.9. Rights as a Lender. With respect to any credit extended by it hereunder, each of Bank of Boston, Toronto Dominion and the other financial institutions serving as Agents hereunder shall have the same rights, obligations and powers hereunder as any other Lender and may exercise such rights and powers as though it were not an Agent, and unless the context otherwise specifies, each of Bank of Boston, Toronto Dominion and such other financial institutions shall be treated in its individual capacity as though it were not an Agent hereunder. Without limiting the generality of the foregoing, the Percentage Interest of Bank of Boston, Toronto Dominion and such other financial institutions shall be included in any computations of Percentage Interests. Bank of Boston, Toronto Dominion, such other financial institutions and their Affiliates may accept deposits from, lend money to, act as trustee for and generally engage in any kind of banking or trust business with the Restricted Companies or any Affiliate of any of them and any Person who may do business with or own an equity interest in the Restricted Companies or any Affiliate of any of them, all as if Bank of Boston, Toronto Dominion or such other financial institutions were not an Agent and without any duty to account therefor to the other Lenders.

              11.10 Independent Credit Decision. Each of the Lenders acknowledges that it has independently and without reliance upon the Agents, based on the financial statements and other documents referred to in Section 8.2, on the other repre-sentations and warranties contained herein and on such other information with respect to the Restricted Companies as such Lender deemed appropriate, made such Lender's own credit analy-sis and decision to enter into this Agreement and to make the extensions of credit provided for hereunder. Each Lender rep-resents to the Agents that such Lender will continue to make its own independent credit and other decisions in taking or not taking action under this Agreement or any other Credit Docu-ment. Each Lender expressly acknowledges that neither the Agents nor any of their officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to such Lender, and no act by the Agents taken under this Agreement or any



         3133296.08                  -95-            FALCON CREDIT AGREEMENT





         other Credit Document, including any review of the affairs of the Restricted Companies, shall be deemed to constitute any representation or warranty by the Agents. Except for notices, reports and other documents expressly required to be furnished to each Lender by the Agents under this Agreement or any other Credit Document, the Agents shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition, financial or otherwise, or credit worthiness of any Restricted Company which may come into the possession of the Agents or any of their officers, directors, employees, agents, attorneys-in-fact or Affiliates.

              11.11. Indemnification. The holders of the Credit Obligations agree to indemnify the Agents (to the extent not reimbursed by the Obligors and without limiting the obligation of any of the Obligors to do so), pro rata according to their respective Percentage Interests, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against the Agents in their capacity as Agents hereun-der relating to or arising out of this Agreement, any other Credit Document, the transactions contemplated hereby or thereby, or any action taken or omitted by the Agents in con-nection with any of the foregoing; provided, however, that the foregoing shall not extend to (a) litigation commenced by the holders of the Credit Obligations against the Agents which seeks enforcement of any of the rights of such holders hereun-der or under any other Credit Document and is determined ad-versely to the Agents in a final nonappealable judgment or (b) actions or omissions which are taken by the Agents with gross negligence or willful misconduct.

         12. Successors and Assigns; Lender Assignments and Participations. Any reference in this Agreement to any of the parties hereto shall be deemed to include the successors and assigns of such party, and all covenants and agreements by or on behalf of the Borrowers, the other Guarantors, the Agents or the Lenders that are contained in this Agreement or any other Credit Document shall bind and inure to the benefit of their respective successors and assigns; provided, however, that (a) the Restricted Companies may not assign their rights or obliga-tions under this Agreement except for mergers or liquidations permitted by Section 7.11.2, and (b) the Lenders shall be not entitled to assign their respective Percentage Interests in the Loan hereunder except as set forth below in this Section 12.

              12.1  Assignments by Lenders.

                   12.1.1. Assignees and Assignment Procedures. Each Lender may (a) without the consents of the Managing Agent, the Administrative Agent or the Borrowers if the proposed assignee is a Lender hereunder or an Affiliate of a Lender hereunder, or (b) otherwise with the consents of the Man-aging Agent,



         3133296.08                  -96-            FALCON CREDIT AGREEMENT





         the Administrative Agent and, if no Event of Default exists, the Borrowers (which consents will not be unreasonably withheld), in compliance with applicable laws in connection with such assignment, assign to one or more commercial banks or other financial institutions (each, an "Assignee") all or a portion of its interests, rights and obligations under this Agreement and the other Credit Documents, including all or a portion of its Commitment, the portion of the Loan at the time owing to it and the Notes held by it; provided, however, that:

                        (i) the aggregate amount of the Commitment of the assigning Lender subject to each such assignment to any Assignee other than another Lender (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Admin-istrative Agent) shall be not less than $5,000,000 and in increments of $1,000,000; and

                       (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent (with a copy to the Managing Agent) an Assignment and Ac-ceptance (the "Assignment and Acceptance") substan-tially in the form of Exhibit 12.1.1, together with the Note or Notes subject to such assignment and a processing and recordation fee of $3,000.

              Upon acceptance and recording pursuant to Section 12.1.4, from and after the effective date specified in each As-signment and Acceptance (which effective date shall be at least five Banking Days after the execution thereof unless waived by the Administrative Agent):

                   (1) the Assignee shall be a party hereto and, to the extent provided in such Assignment and Ac-ceptance, have the rights and obligations of a Lender under this Agreement and

                   (2) the assigning Lender shall, to the extent pro-vided in such assignment, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.2.4, 3.4, 3.5, 3.6 and 10, as well as to any fees accrued for its ac-count hereunder and not yet paid).

                   12.1.2. Terms of Assignment and Acceptance. By ex-ecuting and delivering an Assignment and Acceptance, the assigning Lender and Assignee shall be deemed to confirm to and agree with each other and the other parties



         3133296.08                  -97-            FALCON CREDIT AGREEMENT





         hereto as follows:

                        (a) other than the representation and warranty that it is the legal and beneficial owner of the in-terest being assigned thereby free and clear of any adverse claim, such assigning Lender makes no repre-sentation or warranty and assumes no responsibility with respect to any statements, warranties or repre-sentations made in or in connection with this Agree-ment or the execution, legality, validity, enforce-ability, genuineness, sufficiency or value of this Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto;

                        (b) such assigning Lender makes no representa-tion or warranty and assumes no responsibility with respect to the financial condition of the Restricted Companies or the performance or observance by the Borrower or any other Guarantor of any of its obliga-tions under this Agreement, any other Credit Document or any other instrument or document furnished pursu-ant hereto;

                        (c) such Assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.2 and such other documents and informa-tion as it has deemed appropriate to make its own credit analysis and decision to enter into such As-signment and Acceptance;

                        (d) such Assignee will independently and with-out reliance upon the Agents, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

                        (e) such Assignee appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agents by the terms hereof, together with such powers as are reasonably incidental thereto; and

                        (f) such Assignee agrees that it will perform in accordance with the terms of this Agreement all the obligations which are required to be performed by it as a Lender.

                   12.1.3. Register. The Administrative Agent shall maintain at the Houston Office a register (the "Register") for the recordation of (a) the names and addresses of the Lenders and the Assignees which assume rights and



         3133296.08                  -98-           FALCON CREDIT AGREEMENT





              obligations pursuant to an assignment under Section 12.1.1, (b) the Percentage Interest of each such Lender as set forth in Section 11.1 and (c) the amount of the Loan owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Agents and the Lenders may treat each Person whose name is registered therein for all purposes as a party to this Agreement.
              The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                   12.1.4. Acceptance of Assignment and Assumption. Upon its receipt of a completed Assignment and Acceptance executed by an assigning Lender and an Assignee together with the Note or Notes subject to such assignment, and the processing and recordation fee referred to in Section 12.1.1, the Administrative Agent shall (a) accept such Assignment and Acceptance, (b) record the information con-tained therein in the Register and (c) give prompt notice thereof to the Borrowers. Within five Banking Days after receipt of notice, the Borrowers, at their own expense, shall execute and deliver to the Administrative Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such Assignee in a principal amount equal to the applicable Commitment and Loan assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment and Loan, a new Note to the order of such assigning Lender in a principal amount equal to the applicable Commitment and Loan re-tained by it. Such new Note or Notes shall be in an ag-gregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, and shall be dated the date of the surrendered Notes which they re-place.

                   12.1.5. Federal Reserve Bank. Notwithstanding the foregoing provisions of this Section 12, any Lender may at any time pledge or assign all or any portion of such Lender's rights under this Agreement and the other Credit Documents to a Federal Reserve Bank; provided, however, that no such pledge or assignment shall release such Lender from such Lender's obligations hereunder or under any other Credit Document.

                   12.1.6. Further Assurances. The Restricted Compa-nies shall sign such documents and take such other actions from time to time reasonably requested by an Assignee to enable it to share in the benefits of the rights created by the Credit Documents.

              12.2. Credit Participants. Each Lender may, without the consent of any Borrower or any Agent, in compliance with applicable laws in connection with such participation, sell to one or more Qualified Institutional Buyers (each a "Credit Par-ticipant") participations in all or a portion of its interests, rights and obligations



         3133296.08                  -99-            FALCON CREDIT AGREEMENT





         under this Agreement and the other Credit Documents (including all or a portion of its Commitment and the Loan owing to it and the Notes held by it); provided, however, that:

                        (a)  such Lender's obligations under this
                   Agreement shall remain unchanged;

                        (b) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

                        (c) the Credit Participant shall be entitled to the benefit of the cost protection provisions contained in Sections 3.2.4, 3.4, 3.5, 3.6 and 10, but shall not be entitled to receive any greater payment thereunder than the selling Lender would have been entitled to receive with respect to the interest so sold if such interest had not been sold; and

                        (d)  the Borrowers, the Agents and the other
                   Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrowers relating to the Loan and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers with respect to any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loan, or the stated dates for payments of principal of or interest on the Loan or the release of any Guarantor or Credit Security except to the extent permitted by the Credit Documents).

              12.3. Replacement of Lender. In the event that any Lender or, to the extent applicable, any Credit Participant (the "Affected Lender"):

                        (a) fails to perform its obligations to fund any portion of the Loan on any Closing Date when required to do so by the terms of the Credit Documents, or fails to provide its portion of any Eurodollar Pricing Option on account of a Legal Requirement as contemplated by Section 3.2.5 or the unavailability of Eurodollar deposits as contemplated by the last sentence of Section 3.2.1;

                        (b)  demands payment under the Tax provisions of
                   Section 3.7, the capital adequacy provisions of
                   Section 3.5 or the regulatory change provisions in
                   Section 3.6 in an amount the Restricted Companies deem materially in excess of the amounts with respect thereto demanded by the other Lenders; or



         3133296.08                  -100-           FALCON CREDIT AGREEMENT





                        (c) refuses to consent to a proposed amendment, modification, waiver or other action that is consented to by the Required Lenders or that is consented to by all the Lenders except the Affected Lender;

         then, so long as no Event of Default exists, the Restricted Companies shall have the right to seek a replacement lender which is reasonably satisfactory to the Managing Agent (the "Replacement Lender"). The Replacement Lender shall purchase the interests of the Affected Lender in the Loan and its Com-mitment and shall assume the obligations of the Affected Lender hereunder and under the other Credit Documents upon execution by the Replacement Lender of an Assignment and Acceptance and the tender by it to the Affected Lender of a purchase price agreed between it and the Affected Lender (or, if they are un-able to agree, a purchase price in the amount of the Affected Lender's Percentage Interest in the Loan and all other out-standing Credit Obligations then owed to the Affected Lender). Such assignment by the Affected Lender shall be deemed an early termination of any Eurodollar Pricing Option to the extent of the Affected Lender's portion thereof, and the Restricted Com-panies will pay to the Affected Lender any resulting amounts due under Section 3.2.4. Upon consummation of such assignment, the Replacement Lender shall become party to this Agreement as a signatory hereto and shall have all the rights and obliga-tions of the Affected Lender under this Agreement and the other Credit Documents with a Percentage Interest equal to the Per-centage Interest of the Affected Lender, the Affected Lender shall be released from its obligations hereunder and under the other Credit Documents, and no further consent or action by any party shall be required. Upon the consummation of such assign-ment, the Restricted Companies, the Agent and the Affected Lender shall make appropriate arrangements so that new Notes are issued to the Replacement Lender. The Restricted Companies shall sign such documents and take such other actions reason-ably requested by the Replacement Lender to enable it to share in the benefits of the rights created by the Credit Documents. Until the consummation of an assignment in accordance with the foregoing provisions of this Section 12.3, the Restricted Com-panies shall continue to pay to the Affected Lender any Credit Obligations as they become due and payable.

         13. Confidentiality. Each Lender agrees that it will make no disclosure of confidential information furnished to it by any Restricted Company unless such information shall have become public, except:

                        (a) in connection with operations under or the enforcement of this Agreement or any other Credit Document;

                        (b)  pursuant to any statutory or regulatory
                   requirement or any mandatory court order, subpoena or other legal process;



         3133296.08                  -101-          FALCON CREDIT AGREEMENT





                        (c)  to any parent or corporate Affiliate of
                   such Lender or to any Credit Participant, proposed Credit Participant or proposed Assignee; provided, however, that any such Person shall agree to comply with the restrictions set forth in this Section 13 with respect to such information;

                        (d) to its independent counsel, auditors and other professional advisors with an instruction to such Person to keep such information confidential; and

                        (e)  with the prior written consent of the
                   Borrowers, to any other Person.

         14. Foreign Persons. If any Lender is not incorporated or organized under the laws of the United States of America or a state thereof, such Lender shall deliver to the Borrowers and the Administrative Agent the following:

                        (a) Two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor form, as the case may be, certifying in each case that such Person is entitled to receive payments under this Agreement and the Notes payable to it, without deduction or withholding of any United States federal income taxes.

                        (b) A duly completed Internal Revenue Service Form W-8 or W-9 or successor form, as the case may be, to establish an exemption from United States backup withholding tax.

              Each such Lender which delivers to the Borrowers and the Agent a Form 1001 or 4224 and Form W-8 or W-9 pursuant to this
         Section 15 further undertakes to deliver to the Borrowers and the Administrative Agent two further copies of Forms 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or af-ter the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers and the Administrative Agent. Such Forms 1001 or 4224 shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. The foregoing documents need not be de-livered in the event any change in treaty, law or regulation or official interpretation thereof has occurred which renders all such forms inapplicable or which would prevent such Lender from delivering any such form with respect to it, or such Lender advises the Borrowers that it is not capable of receiving pay-ments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8 or W-9, es-tablishing an exemption from United States backup withholding tax. Until such time as the Borrowers and the Administrative Agent have received such forms indicating that payments hereun-der are



         3133296.08                   102            FALCON CREDIT AGREEMENT





         not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrowers shall withhold taxes from such payments at the applicable statutory rate.

         15. Notices. Except as otherwise specified in this Agreement, any notice required to be given pursuant to this Agreement shall be given in writing. Any notice, demand or other communication in connection with this Agreement shall be deemed to be given if given in writing (including telecopy or similar teletransmission) addressed as provided below (or to the addressee at such other address as the addressee shall have specified by notice actually received by the addressor), and if either (a) actually delivered in fully legible form to such address or (b) in the case of a letter, five days shall have elapsed after the same shall have been deposited in the United States mails, with first-class postage prepaid and registered or certified.

              If to any Restricted Company, to it at its address set forth in Exhibit 8.1 (as supplemented pursuant to Sections
         7.4.1 and 7.4.2), to the attention of the chief financial of-ficer.

              If to any Lender, to it at its address set forth on the signature page of this Agreement, to the attention of the account officer specified on the signature page, with a copy to the Managing Agent.

         16. Course of Dealing; Amendments and Waivers. No course of dealing between any Lender, on one hand, and any Restricted Company or its Affiliates, on the other hand, shall operate as a waiver of any of the Lenders' rights under this Agreement or any other Credit Document or with respect to the Credit Obligations. Each of the Restricted Companies acknowledges that if the Lenders, without being required to do so by this Agreement or any other Credit Document, give any notice or information to, or obtain any consent from, any of the Re-stricted Companies or any of their respective Affiliates, the Lenders shall not by implication have amended, waived or modi-fied any provision of this Agreement or any other Credit Docu-ment, or created any duty to give any such notice or informa-tion or to obtain any such consent on any future occasion. No delay or omission on the part of any Lender in exercising any right under this Agreement or any other Credit Document or with respect to the Credit Obligations shall operate as a waiver of such right or any other right hereunder or thereunder. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. No waiver, consent or amendment with respect to this Agreement or any other Credit Document shall be binding unless it is in writing and signed by an Agent or the holders of the required Credit Obligations.

         17. Defeasance. When all Credit Obligations have been paid, performed and reasonably determined by the Lenders to have been indefeasibly discharged in full, and if at the time no Lender continues to be committed to extend any credit to any Obligor


         3133296.08                  -103-           FALCON CREDIT AGREEMENT





         hereunder or under any other Credit Document, this Agreement shall terminate and, at the Borrowers' written request, accompanied by such certificates and other items as the Managing Agent shall reasonably deem necessary, the Credit Security shall revert to the Obligors and the right, title and interest of the Lenders therein shall terminate. Thereupon, on the Borrowers' demand and at their cost and expense, the Manag-ing Agent shall execute proper instruments, acknowledging sat-isfaction of and discharging this Agreement, and shall rede-liver to the Obligors any Credit Security then in its posses-sion; provided, however, that Sections 3.2.4, 3.4, 3.5, 3.6, 10, 11.8.7, 11.11, 13, 19 and 20 shall survive the termination of this Agreement.

         18. Limited Recourse Against Partners. The remedies of the holders of the Credit Obligations, including any remedy which could be exercised upon the occurrence of an Event of Default, shall be limited to the extent that none of the partners of any Restricted Company shall have any personal liability as a general partner or limited partner of any Restricted Company with respect to the Credit Obligations, and in no event shall any such partner be personally liable as a general partner or limited partner for any deficiency judgment for any Credit Obligation; provided, however, that the provisions of this
         Section 18 shall not impair the ability of any holder of any Credit Obligation (a) to realize on the assets of any Obligor or any of its Subsidiaries or on any other security, including any personal property or partnership interests pledged to secure the Credit Obligations or (b) to pursue any remedy against any guarantor of the Credit Obligations or (c) to recover any Distribution made in violation of Section 7.10.

         19. Venue; Service of Process. Each of the Borrowers, the other Guarantors and the Lenders:

                        (a)  Irrevocably submits to the nonexclusive
                   jurisdiction of the state courts of The Commonwealth of Massachusetts and to the nonexclusive jurisdiction of the United States District Court for the District of Massachusetts for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or any other Credit Document or the subject matter hereof or thereof.

                        (b) Waives to the extent not prohibited by ap-plicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such proceeding brought in any of the above-named courts, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that such proceeding is brought in an inconvenient forum, that the venue of such proceeding is improper, or that this Agreement or any other Credit Document, or the subject matter hereof or thereof, may not be enforced in or by such court.



         3133296.08                  -104-           FALCON CREDIT AGREEMENT





         Each of the Borrowers, the other Guarantors and the Lenders consents to service of process in any such proceeding in any manner permitted by Chapter 223A of the General Laws of The Commonwealth of Massachusetts and agrees that service of pro-cess by registered or certified mail, return receipt requested, at its address specified in or pursuant to Section 15 is rea-sonably calculated to give actual notice.

         20. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH OF THE BORROWERS, THE OTHER GUARANTORS AND THE LENDERS WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE SUBJECT MATTER HEREOF OR THEREOF OR ANY CREDIT OBLIGATION OR IN ANY WAY CONNECTED WITH THE DEALINGS OF THE LENDERS, THE BORROWERS OR ANY OTHER GUARANTOR IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. Each of the Borrowers and the other Guarantors acknowledges that it has been informed by the Lenders that the provisions of this Section 20 constitute a material inducement upon which each of the Lenders has relied and will rely in entering into this Agreement and any other Credit Document, and that it has reviewed the provisions of this Section 20 with its counsel. Any Lender, any Borrower or any other Guarantor may file an original counterpart or a copy of this Section 20 with any court as written evidence of the consent of the Borrowers, the other Guarantors and the Lenders to the waiver of their rights to trial by jury.

         21. General. All covenants, agreements, representations and warranties made in this Agreement or any other Credit Document or in certificates delivered pursuant hereto or thereto shall be deemed to have been relied on by each Lender, notwithstanding any investigation made by any Lender on its behalf, and shall survive the execution and delivery to the Lenders hereof and thereof. The invalidity or unenforceability of any provision hereof shall not affect the validity or en-forceability of any other provision hereof. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Agree-ment and the other Credit Documents constitute the entire un-derstanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and current under-standings and agreements, whether written or oral. This Agree-ment may be executed in any number of counterparts which to-gether shall constitute one instrument. This Agreement shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of The Commonwealth of Mas-sachusetts.



         3133296.08                  -105-           FALCON CREDIT AGREEMENT

























































         3133296.08                  -106-           FALCON CREDIT AGREEMENT





              Each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first above written.

                                   FALCON CABLE MEDIA, A CALIFORNIA
                                     LIMITED PARTNERSHIP
                                   FALCON CABLE SYSTEMS COMPANY II, L.P.
                                   FALCON CABLEVISION, A CALIFORNIA
                                     LIMITED PARTNERSHIP
                                   FALCON COMMUNITY CABLE, L.P.
                                   FALCON COMMUNITY VENTURES I
                                     LIMITED PARTNERSHIP
                                   FALCON TELECABLE, A CALIFORNIA
                                     LIMITED PARTNERSHIP
                                   FALCON COMMUNITY INVESTORS, L.P.
                                   FALCON INVESTORS GROUP, LTD., A
                                     CALIFORNIA LIMITED PARTNERSHIP
                                   FALCON MEDIA INVESTORS GROUP, A
                                     CALIFORNIA LIMITED PARTNERSHIP
                                   FALCON TELECABLE INVESTORS GROUP,
                                     A CALIFORNIA LIMITED PARTNERSHIP
                                   FALCON TELECOM, L.P.

                                   By  FALCON HOLDING GROUP, INC., as
                                       general partner, or general partner
                                       of the general partner, of each of
                                       the foregoing Restricted Companies

                                       By _____________________________
                                          Title:


                                   FALCON FIRST, INC.


                                   By  ________________________________
                                       Title:












         3133296.08                  -107-           FALCON CREDIT AGREEMENT





                                   ATHENS CABLEVISION, INC.
                                   AUSABLE CABLE TV, INC.
                                   CEDAR BLUFF CABLEVISION, INC.
                                   DALTON CABLEVISION, INC.
                                   EASTERN MISSISSIPPI CABLEVISION, INC.
                                   FALCON FIRST CABLE OF NEW YORK, INC.
                                   FALCON FIRST CABLE OF THE SOUTHEAST,
                                      INC.
                                   FALCON FIRST HOLDINGS, INC.
                                   FF CABLE HOLDINGS, INC.
                                   LAUDERDALE CABLEVISION, INC.
                                   MULTIVISION NORTHEAST, INC.
                                   MULTIVISION OF COMMERCE, INC.
                                   PLATTSBURG CABLEVISION, INC.
                                   SCOTTSBORO CABLEVISION, INC.
                                   SCOTTSBORO TV CABLE, INC.


                                   By
                                      As an authorized officer of each of
                                      the foregoing corporations


                                   THE FIRST NATIONAL BANK OF BOSTON


                                   By  ________________________________
                                       Title:

                                       The First National Bank of Boston
                                       Media and Communications Department
                                       100 Federal Street
                                       Boston, Massachusetts 02110
                                       Telecopy: (617) 434-3401
                                       Telex:  940581




















         3133296.08                                  FALCON CREDIT AGREEMENT





                                   TORONTO-DOMINION (TEXAS) INC.


                                   By  ________________________________
                                       Title:

                                       Toronto-Dominion (Texas) Inc.
                                       909 Fannin Street
                                       17th Floor
                                       Houston, TX 77010
                                       Telecopy: (713) 951-9921


                                   NATIONSBANK OF TEXAS, N.A.


                                   By  ________________________________
                                       Title:

                                       NationsBank of Texas, N.A.
                                       901 Main Street
                                       64th Floor
                                       Dallas, Texas  75202
                                       Telecopy:  (214) 508-9390


                                   ABN-AMRO BANK N.V., LOS ANGELES
                                   INTERNATIONAL BRANCH

                                   By:  ABN-Amro North America, Inc.,
                                        as agent


                                   By  ______________________________
                                       Title:


                                   By  ______________________________
                                       Title:

                                       ABN-AMRO Bank, Los Angeles
                                       300 South Grand Avenue, Suite 1115
                                       Los Angeles, CA  90071
                                       Telecopy:  (213) 687-2061











         3133296.08                  -109-           FALCON CREDIT AGREEMENT





                                   BANK OF AMERICA N.T. & S.A.


                                   By  ________________________________
                                       Title:

                                       Bank of America N.T. & S.A.
                                       Entertainment & Media Industry
                                         Group
                                       Dept. 5777
                                       555 South Flower Street
                                       Los Angeles, California  90071
                                       Telecopy:  (213) 228-3145


                                   BANK OF MONTREAL, CHICAGO BRANCH


                                   By  ___________________________________
                                       Title:

                                       Bank of Montreal
                                       Media & Communications
                                       430 Park Avenue
                                       New York, New York  10022
                                       Telecopy:  (212) 605-1648


                                   BANQUE FRANCAISE DU COMMERCE EXTERIEUR


                                   By  ___________________________________
                                       Title:


                                   By  ___________________________________
                                       Title:

                                       Banque Francaise du Commerce
                                         Exterieur
                                       645 Fifth Avenue, 20th Floor
                                       New York, NY  10022
                                       Telecopy:  (212) 872-5045











         3133296.08                  -110-           FALCON CREDIT AGREEMENT





                                   BANQUE NATIONALE DE PARIS


                                   By  ___________________________________
                                       Title:


                                   By  ___________________________________
                                       Title:

                                       Banque Nationale de Paris
                                       725 South Figueroa Street,
                                         Suite 2090
                                       Los Angeles, CA  90017
                                       Telecopy:  (213) 488-9602


                                   BANQUE PARIBAS


                                   By  ________________________________
                                       Title:

                                       Banque Paribas
                                       2029 Century Park East
                                       Suite 3800
                                       Los Angeles, California  90067
                                       Telecopy:  (310) 556-8759


                                   BARCLAYS BANK PLC


                                   By  ______________________________
                                       Title:

                                       Barclays
                                       388 Market Street, Suite 1700
                                       San Francisco, CA  94111
                                       Telecopy:  (415) 765-5760















         3133296.08                  -111-           FALCON CREDIT AGREEMENT





                                   THE CHASE MANHATTAN BANK, N.A.


                                   By  __________________________________
                                       Title:

                                       The Chase Manhattan Bank, N.A.
                                       One Chase Manhattan Plaza,
                                         4th Floor
                                       New York, NY  10081


                                   CHL HIGH YIELD LOAN PORTFOLIO
                                   (A Unit of Chemical Bank)


                                   By  _________________________________
                                       Title:

                                       Chase Capital Partners
                                       380 Madison Avenue, 12th Floor
                                       New York, NY  10017
                                       Telecopy:  (212) 622-3797


                                   CIBC, INC.


                                   By  ________________________________
                                       Title:

                                       CIBC, Inc.
                                       425 Lexington Avenue
                                       New York, New York  10017
                                       Telecopy:  (212) 856-3558




















         3133296.08                  -112-           FALCON CREDIT AGREEMENT





                                   CREDIT LYONNAIS, NEW YORK BRANCH


                                   By  ________________________________
                                       Title:

                                       Credit Lyonnais, New York Branch
                                       1301 Avenue of the Americas
                                       New York, New York  10017
                                       Telecopy:  (212) 261-3318


                                   FLEET BANK, N.A.


                                   By  _____________________________
                                       Title:

                                       Fleet Bank, N.A.
                                       175 Water Street, 28th Floor
                                       New York, NY  10038
                                       Telecopy:  (212) 602-2663


                                   THE FUJI BANK, LIMITED LOS ANGELES
                                     AGENCY


                                   By  ___________________________________
                                       Title:

                                       The Fuji Bank, Limited Los Angeles
                                         Agency
                                       333 South Hope Street
                                       Los Angeles, CA  90071
                                       Telecopy:  (213) 253-4198



















         3133296.08                  -113-           FALCON CREDIT AGREEMENT





                                   THE LONG-TERM CREDIT BANK OF JAPAN, LTD.
                                   LOS ANGELES AGENCY


                                   By  ________________________________
                                       Title:

                                       The Long-Term Credit Bank of Japan,
                                         Ltd.
                                       Los Angeles Agency
                                       444 South Flower Street, Suite 3700
                                       Los Angeles, CA  90071
                                       Telecopy:  (213) 622-6908


                                   MEESPIERSON, N.V.


                                   By  ________________________________
                                       Title:

                                       Meespierson, N.V.
                                       445 Park Avenue
                                       New York, NY  10022
                                       Telecopy:  (212) 801-0420


                                   THE NIPPON CREDIT BANK, LTD.
                                   LOS ANGELES AGENCY


                                   By  ________________________________
                                       Title:

                                       The Nippon Credit Bank, Ltd.
                                       Los Angeles Agency
                                       550 South Hope Street, Suite 2500
                                       Los Angles, CA  90071
                                       Telecopy:  (213) 628-1649
















         3133296.08                  -114-           FALCON CREDIT AGREEMENT





                                   RABOBANK NEDERLAND, NEW YORK BRANCH


                                   By  _______________________________
                                       Title

                                       Rabobank Nederland
                                       245 Park Avenue
                                       New York, NY  10167
                                       Telecopy:  (212) 818-0233


                                   RIGGS BANK N.A.


                                   By  ____________________________
                                       Title:

                                       Riggs Bank N.A.
                                       Corporate General Banking
                                       808 17th Street, N.W.
                                       Washington, DC  20074-0649
                                       Telecopy: (202) 835-5977


                                   SENIOR DEBT PORTFOLIO

                                   By: BOSTON MANAGEMENT AND
                                   RESEARCH, as investment advisor


                                   By  ___________________________________
                                       Title:

                                       Senior Debt Portfolio
                                       24 Federal Street, 6th Floor
                                       Boston, MA 02110
                                       Telecopy: (617) 695-9594

















         3133296.08                  -115-           FALCON CREDIT AGREEMENT





                                   SOCIETE GENERALE


                                   By:  ______________________________
                                       Title:

                                       Societe Generale
                                       Media and Communications Group
                                       1221 Avenue of the Americas,
                                         11th Floor
                                       New York, NY  10020


                                   THE SUMITOMO BANK, LIMITED


                                   By  ___________________________________
                                       Title:


                                   By  ________________________________
                                       Title:

                                       The Sumitomo Bank, Limited
                                       800 West 6th Street, Suite 950
                                       Los Angeles, CA  90017


                                   SUNTRUST BANK, CENTRAL FLORIDA N.A.


                                   By  ________________________________
                                       Title:

                                       SunTrust Bank, Central Florida,
                                         N.A.
                                       200 South Orange Avenue
                                       Orlando, FL  32801
                                       Telecopy:  (407) 237-4076
















         3133296.08                  -116-           FALCON CREDIT AGREEMENT





                                   UNION BANK OF CALIFORNIA, N.A.


                                   By  _______________________________
                                       Title:

                                       Union Bank of California, N.A.
                                       Communications/Media Division
                                       400 California Street, 17th Floor
                                       San Francisco, CA 94104
                                       Telecopy: (415) 765-3146


                                   VAN KAMPEN AMERICAN CAPITAL
                                     PRIME RATE INCOME TRUST


                                   By  ________________________________
                                       Title:

                                       Van Kampen American Capital
                                       One Parkview Plaza, 6th Floor
                                       Oakbrook Terrace, IL  60181
                                       Telecopy:  (708) 684-6740































         3133296.08                  -117            FALCON CREDIT AGREEMENT